UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEMPRA ENERGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes: Reg. (s) 240.14a-101 SEC 1913 (3-99)

2017 Notice of Annual Shareholders Meeting and Proxy Statement May 12, 2017 Newport beach, California

March 24, 2017

Dear Fellow Shareholders:

You are cordially invited to attend our Annual Shareholders Meeting at 9 a.m. local time, May 12, 2017, at the Island Hotel in Newport Beach, California. Enclosed are a meeting notice, related proxy statement and proxy card.

In 2016, we delivered on our financial and operational targets, positioning ourselves for future success. We also continued to deliver long-term shareholder value. Over the past five years, our total shareholder return has outperformed the Standard & Poor’s 500 Index and Standard & Poor’s 500 Utilities Index. During this same period, we also have increased our dividend by almost 60 percent, nearly doubled our market capitalization to approximately $25 billion and advanced several major projects in our utilities and infrastructure businesses. Also, in February, our board of directors approved a 9 percent increase in our dividend to $3.29 per share on an annualized basis.

For more information about our business performance and progress in executing on our strategic plan, we encourage you to read our 2016 Annual Report.

Director William Rutledge, who served on our board since 2001, has attained the age of 75. In keeping with our retirement policy, he has not been nominated for reelection as a director in 2017. Three highly qualified new directors joined our board earlier this year and are up for election by shareholders for the first time this year:

Andrés Conesa, chief executive officer and a director of Grupo Aeromexico, S.A.B. de C.V.;

Maria Contreras-Sweet, former Administrator of the U.S. Small Business Administration and member of President Obama’s cabinet; and

Bethany J. Mayer, president, chief executive officer and a director of Ixia.

Your board of directors is committed to increasing shareholder value while maintaining strong governance and ethical standards and an active, open dialogue with you, our shareholders.

We hope you can join us on May 12. Whether or not you attend our Annual Shareholders Meeting, please review the enclosed materials and promptly vote your shares. As in past years, there are several ways to vote in advance of the meeting: by completing, signing, dating and returning the enclosed proxy or voting instruction card; by telephone; or via the Internet.

We appreciate your vote and your continued confidence in Sempra Energy.

Sincerely,

Debra L. Reed

Chairman, President and Chief Executive Officer

William C. Rusnack

Lead Independent Director

488 8th Avenue, San Diego, California 92101 (877) 736-7727

Notice of Annual Shareholders Meeting

Friday, May 12, 2017, 9 a.m., local time

The Island Hotel, 690 Newport Center Drive, Newport Beach, California

Business Items

(1)	Elect the following director nominees, all of whom are currently directors: Alan L. Boeckmann; Kathleen L. Brown; Andrés Conesa; Maria Contreras-Sweet; Pablo A. Ferrero; William D. Jones; Bethany J. Mayer; William G. Ouchi; Debra L. Reed; William C. Rusnack; Lynn Schenk; Jack T. Taylor; and James C. Yardley.

(2)	Ratify independent registered public accounting firm.

(3)	Advisory approval of our executive compensation.

(4)	Advisory approval of how often shareholders will vote on our executive compensation.

(5)	Consider other matters that may properly come before the meeting.

Adjournments and Postponements

The business items to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.

Record Date

You are entitled to notice of and to vote at the Annual Meeting, or at any adjournment or postponement thereof, only if you were a Sempra Energy shareholder at the close of business on March 17, 2017.

Meeting Admission

You are entitled to attend the Annual Meeting, or any adjournment or postponement thereof, only if you were a Sempra Energy shareholder at the close of business on March 17, 2017, or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

If you are a shareholder of record or hold shares through our Direct Stock Purchase Plan or Employee Savings Plans, an admission ticket is included as part of your notice of Internet availability of proxy materials or proxy card. If you plan to attend the meeting, please bring the admission ticket with you. If you do not bring the admission ticket, your name must be verified against our list of registered shareholders and plan participants. If you do not have appropriate admission materials, you will not be admitted to the meeting.

If your shares are not registered in your name but are held in “street name” through a bank, broker or other nominee, you must provide proof of beneficial ownership at the record date. Proof of beneficial ownership could include items such as your most recent account statement prior to March 17, 2017, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

The meeting will begin promptly at 9 a.m., local time. Check-in will begin at 8 a.m. You should allow ample time for check-in procedures.

Voting

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You may vote in advance of the meeting by completing, signing and dating the enclosed proxy or voting instruction card and returning it in the enclosed envelope, or by telephone or via the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers — How You Can Vote” and to the instructions on your proxy or voting instruction card. This Notice of Annual Shareholders Meeting and Proxy Statement, the accompanying form of proxy or voting instruction card and our 2016 Annual Report to Shareholders are being provided to shareholders beginning on or about March 24, 2017.

M. Angelica Espinosa

Corporate Secretary

Important Notice Regarding the Availability of Proxy Statement

Materials for the Annual Shareholders Meeting to be Held on May 12, 2017.

The Proxy Statement for the Annual Shareholders Meeting to be held on May 12, 2017, and the

Annual Report to Shareholders are available on the Internet at www.astproxyportal.com/ast/Sempra.

Proxy Summary

This summary highlights selected information to assist you in your review of the proxy statement. It does not contain all of the information you should consider and you should read the entire proxy statement carefully before voting. Information regarding the performance of Sempra Energy is available in the company’s Annual Report to Shareholders for the year ended December 31, 2016, that accompanies this proxy statement and which is available on the company’s website at www.sempra.com. For questions and answers and additional information about the Annual Shareholders Meeting and voting, see the “Questions and Answers” section of the proxy statement. This proxy statement and the accompanying proxy card are first being made available to shareholders on or about March 24, 2017.

Annual Meeting Details

Meeting Agenda

Voting Information

Eligibility: Shareholders as of the record date, March 17, 2017, are entitled to notice of the Annual Shareholders Meeting and to vote their shares as described below. Each share of common stock is entitled to one vote for each director and one vote for each of the proposals to be voted on.

Record Shareholders may vote in the following ways:

Using the Internet at www.voteproxy.com	Calling 1-800-PROXIES (1-800-776-9437) in the United States and Canada	Mailing your signed and dated proxy card	Attending the Annual Meeting in Person

For Internet and telephone voting, you will need to have your proxy card available and use the Company Number and Account Number shown thereon. Internet and telephone voting are available for shareholders of record until the polls close at the Annual Meeting on May 12, 2017, and at any adjournment or postponement thereof. Beneficial owners of shares should follow the voting instructions provided by their bank, broker or other nominee. If you hold shares in our Employee Savings Plans, your voting instructions must be received by 8 a.m. Eastern time on May 9, 2017.

Friday, May 12, 2017 9:00 a.m. Pacific Time The Island Hotel 690 Newport Center Drive Newport Beach, California 92660 Proposals Board Recommendation Page No. 1. Election of Directors FOR each director Nominee 27 2. Ratification of independent registered public accounting firm FOR ratification of Deloitte & Touche LLP 32 3. Advisory approval of our executive compensation FOR advisory approval of our executive compensation 33 4. Advisory approval of how often shareholders will vote on our executive compensation FOR annual advisory approval of our executive compensation 34

Questions and Answers

Proxy Materials

1.	Why am I receiving these materials?

Our Board of Directors is making these materials available to you over the Internet or by mailing paper copies to you in connection with Sempra Energy’s Annual Shareholders Meeting to be held on May 12, 2017. As a shareholder as of the record date, you are invited to attend the Annual Meeting and are entitled and requested to vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide under Securities and Exchange Commission rules and is designed to assist you in voting your shares.

2.	What is included in the proxy materials?

The proxy materials include:

•	Our Notice of Annual Shareholders Meeting;

•	Our proxy statement for the Annual Shareholders Meeting; and

•	Our 2016 Annual Report to Shareholders.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy or voting instruction card.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and certain executive officers, and other required information.

4.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the materials, and how may I obtain an electronic or paper copy of my proxy materials?

We furnish proxy materials over the Internet to shareholders who have not requested a paper copy. To conserve paper and reduce costs, we mail a notice about the Internet availability of the proxy materials.

All shareholders receiving the notice may access the proxy materials over the Internet and request a paper copy by mail or an electronic copy by email. The notice contains instructions on how to do so. It also contains instructions on how you may request proxy materials by mail or email on an ongoing basis.

If you are a shareholder of record and wish to receive paper copies of future proxy materials, please access via the Internet at www.astproxyportal.com/ast/Sempra. Under “Request Paper Copies of Materials,” click “Request SEMPRA ENERGY Proxy Materials” then enter your control number. You will see an option to elect to receive paper copies each year. You also may request to receive paper copies of future proxy materials by calling (888) 776-9962 from the United States and Canada or +1 (718) 921-8562 from other countries, or by emailing info@amstock.com.

If you are a shareholder of record and wish to request electronic delivery of proxy materials in the future, please access www.astfinancial.com on the Internet to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings Via Email” and provide your email address.

If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where the materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it.

Sempra Energy 2017 Proxy Statement	3

Questions and Answers

5.	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our shareholders, including those who previously have requested paper copies, with a paper copy of the proxy materials instead of a notice about the Internet availability of the proxy materials.

In addition, we are providing notice of the Internet availability of the proxy materials by email to our shareholders who previously have elected electronic delivery. The email contains a link to the website where the proxy materials are available and a link to the proxy voting website.

6.	How can I access the proxy materials over the Internet?

The notice about the Internet availability of the proxy materials, proxy card and voting instruction card contains instructions on how to view our proxy materials on the Internet. As stated in the Notice of Annual Shareholders Meeting, you can view these materials on the Internet at www.astproxyportal.com/ast/Sempra.

7.	I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of the materials, please request the additional copy by contacting our proxy solicitor, Georgeson LLC, at:

(888) 549-6618 (U.S. and Canada) +1 (781) 575-2137 (International) SempraEnergy@georgeson.com

A separate set of the materials will be sent promptly following receipt of your request.

If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please call our transfer agent, American Stock Transfer & Trust Company, LLC at:

(888) 776-9962 (U.S. and Canada) +1 (718) 921-8562 (International)

If you are a beneficial owner of shares held by a bank, broker or other nominee, and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact your bank, broker or nominee directly.

Shareholders also may write to, or email us, at the address below to request a separate copy of the proxy materials:

Sempra Energy Attn: Shareholder Services 488 8th Avenue San Diego, CA 92101 investor@sempra.com

8.	Who pays the cost of soliciting proxies for the Annual Meeting?

Sempra Energy is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and of soliciting proxies.

Our directors, officers and employees also may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

4	Sempra Energy 2017 Proxy Statement

Questions and Answers

We also have hired Georgeson LLC to assist us in distributing proxy materials and soliciting proxies. We will pay a base fee of $30,000, plus customary costs and expenses for these services.

We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial shareholders.

Proposals To Be Voted On

9.	What items of business will be voted on at the Annual Meeting?

The business items to be voted on at the Annual Meeting are:

•	Election of directors.

•	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.

•	Advisory approval of our executive compensation.

•	Advisory approval of how often shareholders will vote on our executive compensation.

10.	What are my voting choices?

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any or all nominees for election as directors or on any other matter to be voted on at the Annual Meeting, other than the advisory approval of how often shareholders will vote on our executive compensation. For the advisory approval of how often shareholders will vote on our executive compensation, you may vote for every “1 YEAR,” “2 YEARS” or “3 YEARS” or you may “ABSTAIN.”

11.	How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares as follows:

12.	What vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum consisting of a majority of our outstanding shares must be present in person or represented by proxy.

In order for shareholders to elect directors or approve a proposal (other than the advisory approval of how often shareholders will vote on our executive compensation), such director or proposal must receive “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the “FOR” votes must also represent more than 25 percent of our outstanding shares. The advisory approval of how often shareholders will vote on our executive compensation will be decided by a plurality of the vote. Accordingly, the option of “1 YEAR,” “2 YEARS” or “3 YEARS” that receives the greatest number of affirmative votes will be considered to be the preferred option of shareholders.

If you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered a vote cast with respect to the election of any director nominee or any other proposal.

As described in Question 22 below, broker non-votes will be counted for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered votes cast with respect to the election of any director nominee or any other proposal.

Sempra Energy 2017 Proxy Statement	5

Proposals Board Recommendation 1. Election of Directors FOR each director Nominee 2. Ratification of independent registered public accounting firm FOR ratification of Deloitte & Touche LLP 3. Advisory approval of our executive compensation FOR advisory approval of our executive compensation 4. Advisory approval of how often shareholders will vote on our executive compensation FOR annual advisory approval of our executive compensation

Questions and Answers

13.	What happens if additional items are presented at the Annual Meeting?

We are not aware of any item that may be voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the meeting.

14.	Is my vote confidential?

Our Employee Savings Plans automatically provide for confidential voting for the shares in those plans. Other shareholders may elect that their identity and individual vote be held confidential by marking the appropriate box on their proxy card or ballot. Confidentiality elections will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting. They also will not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide shareholders with confidential voting comparable to that which we provide.

15.	Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days following the meeting. The report will be available on our website at www.sempra.com under the “Investors” and “Company SEC Filings” tabs.

How You Can Vote

16.	What shares can I vote?

You are entitled to one vote for each share of our common stock that you owned at the close of business on March 17, 2017, the record date for the Annual Meeting, and any adjournment or postponement thereof. You may vote all shares owned by you on the record date, including (a) shares held directly in your name as the shareholder of record and (b) shares held for you as the beneficial owner through a bank, broker or other nominee. On the record date, 250,605,136 shares of our common stock were outstanding.

17.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the company or to another person, or to vote your shares in person at the Annual Meeting. You have received either a proxy card to use in voting your shares or a notice of Internet availability of our proxy materials, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that the shares are registered in the name of the nominee and you are the beneficial owner of shares held in street name. You are also the beneficial owner of any shares that you may own through our Employee Savings Plans.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your bank, broker or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

6	Sempra Energy 2017 Proxy Statement

Questions and Answers

18.	How can I vote in person at the Annual Meeting?

You may vote in person at the Annual Meeting, or at any adjournment or postponement thereof, those shares that you hold in your name as the shareholder of record. You may vote in person shares for which you are the beneficial owner only by obtaining a legal proxy giving you the right to vote the shares from the bank, broker or other nominee that is the registered holder of your shares. You may not vote in person those shares you own through our Employee Savings Plans. Please see Question 24 for deadlines to vote such shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described in Question 19 below so that your vote will be counted if you later decide not to attend.

19.	How can I vote without attending the Annual Meeting?

Whether you hold your shares as a shareholder of record or as a beneficial owner, you may direct how your shares are to be voted without attending the Annual Meeting, or any adjournment or postponement thereof. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card.

Voting by Internet – Shareholders who have received a notice of the Internet availability of our proxy materials by mail or email may vote over the Internet by following the instructions in the notice or email. Those who have received a paper copy of the proxy or voting instruction card by mail may vote over the Internet by following the instructions on the card.

Voting by Telephone – Shareholders of record may vote by telephone by calling (800) 776-9437 from the United States and Canada or +1 (718) 921-8500 from other countries and following the instructions. When voting by telephone, shareholders must have available the control number included on their proxy card, notice of Internet availability of proxy materials or email notification.

Most shareholders who are beneficial owners of their shares and have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These shareholders should check the card for telephone voting availability.

Voting by Mail – Shareholders who have received a paper copy of these proxy materials may vote by mail by signing, dating and returning their proxy or voting instruction card.

20.	How will my shares be voted?

Your shares will be voted as you specifically instruct on your proxy or voting instruction card. Except for shares held in our Employee Savings Plans, if you sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting.

21.	How are shares held in Employee Savings Plans voted? What happens if I do not timely vote my shares?

If you hold shares through our Employee Savings Plans, they will be voted as you instruct on the proxy or voting instruction card provided to you.

If you sign and return your proxy or voting instruction card without giving specific instructions or you do not timely return your card, your shares will be voted in the discretion of Evercore Trust Company, N.A., the independent fiduciary and investment manager for the Sempra Energy Common Stock Fund under our Employee Savings Plans.

Sempra Energy 2017 Proxy Statement	7

Questions and Answers

22.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not provide timely instructions as to how your shares held through a brokerage firm are to be voted, your broker will have the authority to vote them only on the proposal to ratify our independent registered public accounting firm. Your broker will be prohibited from voting your shares on the election of directors, the advisory approval of our executive compensation or the advisory approval of how often shareholders will vote on our executive compensation. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast.

23.	Will shares that I own as a shareholder of record be voted if I do not timely return my proxy card?

Shares that you own as a shareholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors.

If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Annual Meeting, and any adjournment or postponement thereof, and vote your shares in person, as described in Question 18.

24.	When is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Annual Meeting, and at any adjournment or postponement thereof.

If you hold shares in our Employee Savings Plans, your voting instructions must be received by 8 a.m. Eastern time on May 9, 2017, for the plan trustee to vote your shares in accordance with your instructions.

If you hold shares as a beneficial owner, you should follow the voting instructions provided by your bank, broker or other nominee.

25.	May I change or revoke my vote?

You may change your vote at any time prior to the vote at the Annual Meeting, except that any change to your voting instructions for shares held in our Employee Savings Plans must be received by 8 a.m. Eastern time on May 9, 2017.

If you are a shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 28 prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

26.	Who will serve as inspector of elections?

The inspector of elections will be a representative of American Stock Transfer & Trust Company, LLC.

8	Sempra Energy 2017 Proxy Statement

Questions and Answers

Attending the Annual Meeting

27.	Who can attend the Annual Meeting?

You may attend the Annual Meeting, and any adjournment or postponement thereof, only if you were a Sempra Energy shareholder at the close of business on March 17, 2017, the record date for the Annual Meeting, or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

If you are a shareholder of record or hold shares through our Direct Stock Purchase Plan or Employee Savings Plans, an admission ticket has been included as part of your notice of Internet availability of proxy materials or your proxy card. If you plan to attend the meeting, please bring the admission ticket with you. If you do not bring your admission ticket, your name must be verified against our list of shareholders of record and plan participants.

If you are not a shareholder of record but are the beneficial owner of shares held in street name through a bank, broker or other nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 17, 2017, a copy of the voting instruction card provided by your bank, broker or other nominee, or other similar evidence of share ownership.

If you do not have a valid admission document, you will not be admitted to the meeting.

The Annual Meeting will begin promptly at 9 a.m., local time. Check-in will begin at 8 a.m., and you should allow ample time for check-in procedures.

Shareholder Proposals and Director Nominations

28.	What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s Annual Shareholders Meeting?

Shareholder proposals that are intended to be included in our proxy materials for next year’s Annual Shareholders Meeting must be received by our Corporate Secretary no later than 5 p.m. San Diego time on November 24, 2017, and must be submitted to the following address:

Corporate Secretary Sempra Energy 488 8th Avenue San Diego, CA 92101

Proposals that are not timely submitted or are submitted to the incorrect address or other than to the attention of our Corporate Secretary may, at our discretion, be excluded from our proxy materials.

Shareholder proponents must meet the eligibility requirements of the Securities and Exchange Commission’s Shareholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of that rule to be included in our proxy materials.

See Question 29 for a description of the procedures in our bylaws through which shareholders may nominate and include director candidates in our proxy statement.

29.	How may I nominate director candidates, include a director nominee in the proxy materials, or present other business for consideration at next year’s Annual Shareholders Meeting?

Shareholders who wish to (i) submit director nominees for inclusion in our proxy materials for next year’s Annual Shareholders Meeting or (ii) nominate director candidates or present other items of business directly at next year’s Annual Shareholders Meeting, must give written notice of their intention to do so in accordance with the deadlines described below to our Corporate Secretary at the address set forth in Question 28. Any such notice also must include the information required by our bylaws (which may be obtained as provided in Question 31) and must be updated and supplemented as provided in the bylaws.

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Questions and Answers

Our bylaws give a shareholder, or a group of no more than 20 shareholders, who have continuously owned at least 3 percent of our outstanding shares entitled to vote in the election of directors for at least three years, the ability to nominate and include in our proxy statement up to the greater of two directors or 20 percent of the number of the company’s directors then in office, provided the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Notice of director nominees submitted under these proxy access provisions must be received at least 120 days but not more than 150 days prior to the first anniversary of the date the proxy statement was first sent to shareholders in connection with the last Annual Shareholders Meeting. The period for the receipt from shareholders of any such notice for the 2018 Annual Shareholders Meeting will begin on October 25, 2017, and end on November 24, 2017.

For other proposals, including director nominations, that are not submitted for inclusion in our proxy materials for next year’s Annual Shareholders Meeting, we must receive the notice at least 90 days but not more than 120 days before the date corresponding to the first anniversary of the date of the last Annual Shareholders Meeting. The period for the receipt from shareholders of any such notice for the 2018 Annual Shareholders Meeting will begin on January 12, 2018, and end on February 11, 2018.

These above-mentioned notice requirements applicable under our proxy access and advance notice bylaw provisions do not apply to shareholder proposals intended for inclusion in our proxy materials under the Securities and Exchange Commission’s Shareholder Proposal Rule (Rule 14a-8). The deadline for receiving those proposals is set forth in Question 28. These notice requirements also do not apply to questions that a shareholder may wish to ask at the Annual Shareholders Meeting.

30.	How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the Corporate Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 28. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on the board and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.

Obtaining Additional Information

31.	How may I obtain financial and other information about Sempra Energy?

Our consolidated financial statements are included in our 2016 Annual Report to Shareholders that accompanies this proxy statement.

Additional information regarding the company is included in our Annual Report on Form 10-K, which we file with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Our Form 10-K and other information that we file with the Securities and Exchange Commission are available on our website at www.sempra.com under the “Investors” tab and the “Company SEC Filings” tab. We also will furnish a copy of our 2016 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to our Corporate Secretary at the address set forth in Question 28.

By writing to us, shareholders also may obtain, without charge, a copy of our bylaws, Corporate Governance Guidelines, codes of conduct and board standing committee charters. You also can view these materials on the Internet by accessing our website at www.sempra.com and clicking on the “Investors” tab, then clicking on the “Governance” tab.

32.	What if I have questions for Sempra Energy’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone numbers:

American Stock Transfer & Trust Company, LLC Attn: Sempra Energy 6201 15th Avenue Brooklyn, NY 11219

(877) 773-6772 (U.S. and Canada) +1 (718) 921-8124 (International)

We have a dividend reinvestment and Direct Stock Purchase Program under which you may have all or a portion of your dividends (but not less than 10 percent of each dividend) automatically reinvested to purchase our shares. You also may elect to purchase additional shares through optional cash payments. This Program is offered only by means of a prospectus. For information about this Program or to obtain a copy of the prospectus, please contact American Stock Transfer & Trust Company at the address or the phone numbers listed above.

10	Sempra Energy 2017 Proxy Statement

Questions and Answers

33.	How may I obtain additional copies of this proxy statement or voting materials?

If you need additional copies of this proxy statement or voting materials, please email SempraEnergy@georgeson.com, or contact our proxy solicitor at the following address or phone numbers:

Georgeson LLC 1290 Avenue of the Americas, 9th Floor New York, NY 10104

(888) 549-6618 (U.S. and Canada) +1 (781) 575-2137 (International)

34.	Who can help answer any additional questions?

If you have any additional questions about the Annual Meeting or how to vote, change or revoke your vote, you should contact our proxy solicitor at the address or phone numbers set forth in Question 33 above.

Sempra Energy 2017 Proxy Statement	11

Corporate Governance

Our business and affairs are managed and all corporate powers are exercised under the direction of our Board of Directors. The board establishes fundamental corporate policies and oversees the performance of the company and our Chief Executive Officer and the other officers to whom the board has delegated authority to manage day-to-day business operations.

The board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the company’s governance. It also has adopted a Code of Business Conduct and Ethics for Directors and Senior Officers. Officers also are subject to business conduct guidelines that apply to all employees. Several standing and special committees assist the board in carrying out its responsibilities. Each standing committee operates under a written charter adopted by the board.

Our Corporate Governance Guidelines, standing committee charters, including our Audit, Compensation, and Corporate Governance Committee charters, and codes of conduct are posted on our website at www.sempra.com under the “Investors” and “Governance” tabs. Paper copies may be obtained upon request by writing to: Corporate Secretary, Sempra Energy, 488 8th Avenue, San Diego, CA 92101.

Board of Directors

Functions

In addition to its general oversight role, our Board of Directors performs a number of specific functions, including:

•	Selecting our Chief Executive Officer and overseeing his or her performance and that of other senior management in the operation of the company.

•	Planning for management succession.

•	Reviewing and monitoring strategic, financial and operating plans and their development and implementation by management.

•	Assessing and monitoring risks and risk-management strategies.
•	Reviewing and monitoring processes designed to maintain the company’s integrity, including financial reporting, compliance with legal and regulatory obligations, and relationships with key stakeholders.

•	Reviewing and approving significant corporate actions.

•	Selecting director nominees, appointing board committee members, forming board committees and overseeing effective corporate governance.

Leadership Structure

The Board of Directors retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separated and whether an independent director should serve as Chairman. This flexibility permits the board to organize its functions and conduct its business in a manner it deems most effective in then prevailing circumstances. The Board of Directors believes that the company and its shareholders currently are best served by having Debra L. Reed continue to serve as Chairman of the Board as well as Chief Executive Officer. By combining these positions, Ms. Reed serves as a bridge between the board and the operating organization and provides critical leadership for the strategic initiatives and challenges of the future. During those periods in which we do not have an independent Chairman, the independent directors annually select an independent director as the Lead Director. William C. Rusnack continues to serve as our Lead Director.

In the summer of 2012 and as a result of extensive engagement with our largest shareholders, the Corporate Governance Guidelines were revised to add the following functions and responsibilities to the Lead Director role during periods in which we do not have an independent Chairman:

•	To lead the Board of Directors if circumstances arise in which the role of the Chairman of the Board may be, or may be perceived by the Lead Director or by the other independent board members to be, in conflict.

•	To act as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer.

•	To review and approve all board and committee agendas and approve information sent to the board, providing input to management on the scope and quality of such information.
•	To call a special meeting of the Board of Directors or the independent directors at any time, at any place and for any purpose.

•	To be available for consultation and direct communication with the company’s major shareholders.

•	To consult with the Corporate Governance Committee as part of the committee’s review of director nominations and recommendations of director candidates.

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Corporate Governance

•	To consult with the Chairman of the Board, Chief Executive Officer, and committee chairs regarding the topics and schedules of the meetings of the board and committees and approve such schedules to assure that there is sufficient time for discussion of all agenda items.
•	To consult with directors regarding acceptance of memberships on other boards to assure that multiple board service does not conflict or otherwise interfere with such directors’ service to the company.

•	Led by the Compensation Committee and together with the Chairman of the Board, to report annually to the board on succession planning, including policies and principles for executive officer selection.

The above duties are in addition to the following duties and responsibilities previously assigned to, and continuing as the responsibility of, the Lead Director:

•	To preside at all meetings of the Board of Directors at which the Chairman of the Board is not available.

•	To organize, convene and preside over executive sessions of the independent directors and promptly communicate approved messages and directives to the Chairman of the Board and the Chief Executive Officer.

•	To collect and communicate to the Chairman of the Board and the Chief Executive Officer the views and recommendations of the independent directors relating to his or her performance, other than with respect to the annual performance review.

•	To perform such other duties as may be assigned from time-to-time by the independent directors.

The position and role of the Lead Director is intended to provide board leadership where the roles of a combined Chairman and Chief Executive Officer may be in conflict. It is also intended to expand lines of communication between the board and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management. In accordance with our bylaws, the Lead Director has the authority to call special meetings of the board.

Based upon an extensive shareholder outreach program conducted predominantly in the fall of 2015, most of our largest institutional shareholders continued to express no preference for an independent chair as long as the Lead Director has significant duties, as is the case at Sempra Energy.

After Donald E. Felsinger retired as Chairman on November 30, 2012, consistent with the board’s well-considered succession planning process and following an extended period of deliberation, the board elected Ms. Reed as Chairman effective December 1, 2012. In addition to being Chairman, Ms. Reed retained her office of Chief Executive Officer.

Ms. Reed is a 39-year employee of the Sempra Energy family of companies with an outstanding career of achievement, as well as extensive industry experience. Ms. Reed also has extensive public board experience which the Board of Directors believes is invaluable to the company. She has used this experience to bring additional and valuable perspectives on, among other areas, corporate governance, compensation practices, succession planning and business development. Because of the considerable benefit her public board memberships bring to the company, the Board of Directors encouraged Ms. Reed to sit on two public company boards in addition to the Sempra Energy board. She currently is a long-standing independent director of Halliburton Company and, more recently, an independent director of Caterpillar Inc. Ms. Reed also has significant experience in working with and adhering to the rules established by the California Public Utilities Commission, the principal regulator of our California utilities.

The Board of Directors believes that its independence and oversight of management is maintained effectively through this flexible leadership structure, our board’s composition and sound corporate governance policies and practices.

Director Independence

The Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with the company. They also identify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of the company’s directors and director nominees. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its current directors and nominees (other than Ms. Reed who is also an executive officer of the company) and their immediate family members; the absence of any of the other specific relationships that would preclude a determination of independence under New York Stock Exchange independence rules; the absence of any affiliation of the company’s directors and their immediate family members with

Sempra Energy 2017 Proxy Statement	13

Corporate Governance

the company’s independent registered public accounting firm, compensation consultants, legal counsel, and investment bankers; the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under Securities and Exchange Commission rules regarding related person transactions; and the modest amount of our discretionary contributions to non-profit organizations with which some of our directors or their immediate family members may be associated.

Based upon this review, the board has affirmatively determined that each of the company’s non-employee directors is independent. The independent directors are:

Alan L. Boeckmann Kathleen L. Brown Andrés Conesa Maria Contreras-Sweet Pablo A. Ferrero	William D. Jones Bethany J. Mayer William G. Ouchi William C. Rusnack	William P. Rutledge Lynn Schenk Jack T. Taylor James C. Yardley

Director Share Ownership Guidelines

The board has established share ownership guidelines for directors and officers to further strengthen the link between company performance and compensation. For non-employee directors, the guideline is ownership of a number of our shares having a value of five times the directors’ annual base retainer of $85,000, resulting in an ownership guideline equal to $425,000. The Compensation Committee annually reviews adherence to this guideline, which is expected to be attained within five years of becoming a director. For these purposes, share ownership includes phantom shares into which compensation has been deferred, restricted stock units, and the vested portion of certain in-the-money stock options, as well as shares owned directly. All of our non-employee directors who have been on the board for at least five years meet or exceed the guideline. For information regarding executive officer share ownership requirements, please see “Executive Compensation — Compensation Discussion and Analysis — Share Ownership Requirements.”

Board and Committee Meetings; Executive Sessions; Annual Shareholders Meetings

At regularly scheduled board and committee meetings, directors review and discuss management reports regarding the company’s performance, prospects and plans, as well as significant opportunities and immediate issues facing the company. At least once a year, the board also regularly reviews management’s long-term strategic and financial plans, including an annual detailed broad strategy discussion.

The Chairman of the Board proposes the agenda and schedule for each board meeting to the Lead Director who then reviews and modifies or approves it. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Lead Director.

Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda.

Information and other materials important to understanding the business to be conducted at board and committee meetings, to the extent available, are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting.

An executive session of independent board members is held at each regular board meeting, and any director may call for an executive session at any board meeting. The Lead Director presides over executive sessions during which the independent board members discuss issues such as succession planning, Chief Executive Officer performance and compensation, executive development and board performance.

During 2016, the board held eight meetings and committees of the board held 36 meetings. Directors, on an aggregate basis, attended over 99 percent of the combined number of these meetings. Each director attended at least 83 percent of the combined number of meetings of the board and each committee of which the director was a member.

The board encourages all nominees for election as directors to attend the Annual Shareholders Meeting. Last year, all of the nominees for election at the 2016 Annual Meeting attended the meeting.

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Corporate Governance

Evaluation of Board and Director Performance

The Corporate Governance Committee annually reviews and evaluates the performance of the Board of Directors, including such criteria as board oversight, leadership and process, composition and independence, conduct of meetings and committees.

The board also conducts an annual peer evaluation by which each director is afforded the opportunity to comment anonymously on the other board members’ performance.

In order to ensure the objectivity and integrity of this process, an outside law firm is engaged every year to conduct the peer review portion of this evaluation and compile the results. The Corporate Governance Committee assesses the board’s contribution as a whole and identifies areas in which the board or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of the board, and the results are reviewed with the board and its committees. The results also are considered in connection with board refreshment efforts. In addition, each standing committee, other than the Executive Committee, conducts an annual self-evaluation, in accordance with its charter.

In addition, our board annually reviews the individual performance and qualifications of each director who may wish to be considered for nomination to an additional term. The evaluations are reviewed by the Corporate Governance Committee, which makes recommendations to the board regarding nominees for election as directors.

Risk Oversight

The board, in cooperation with management, has developed an integrated risk management framework to assess, prioritize, manage and monitor risks across the company’s operations. Sempra’s full board has ultimate responsibility for risk oversight under this framework. Consistent with this approach, our Corporate Governance Guidelines provide that the specific functions of the Board of Directors include assessing and monitoring risks and risk management strategies.

The board believes that risk stretches far beyond any one committee. As a result, the board has diversified its risk oversight responsibilities across its membership, housing categories of risk oversight within board committees by topic. In addition, the board may form special committees to deal with certain risks. Any risk oversight that does not fall within a particular committee remains with the full board. The committee chairs report to the full board regarding their respective committee’s risk oversight role during committee reports.

The board reviews and monitors strategic, financial and operating plans that are intended to provide sustainable long-term growth with what it deems to be an acceptable level of risk. Each year, the company identifies its top risks and articulates its plans to address those risks. Each of our business units is responsible for identifying and moderating risk in a manner consistent with these goals. The board fulfills its risk oversight function through receipt of reports provided both directly to the board and to appropriate board committees. Based on these reports, the board or appropriate committees establish or amend existing risk oversight and control mechanisms. In addition, the company has a robust internal audit function that reports directly to the Audit Committee.

The board and its committees mitigate risk through establishing policies that include:

•	Leverage limitations.

•	Establishing utility investment plans consistent with state policy objectives and seeking regulatory review and approval of significant investments.

•	Establishing non-utility investment policies, including requiring substantial third party pre-construction contractual commitments to purchase the capacity or output of major non-utility construction projects, subject to exceptions.
•	Setting an employee compensation program that encourages and rewards sustainable growth in our business, but is within an acceptable risk profile.

•	Establishing commitment policies which require board review and/or approval above certain dollar thresholds.

•	Reviewing performance on key operating measures, such as safety.

Sempra Energy 2017 Proxy Statement	15

Each independent director receives an evaluation survey for each other director Directors forward surveys to an outside law firm that compiles results, maintaining confidentiality The law firm provides compiled results to the Corporate Governance Committee Chair who discusses with the CEO The Corporate Governance Committee Chair and CEO address specific issues directly with individual board members as needed The full board discusses results and identifies areas in which the board can be improved and enhanced to increase board effectiveness

Corporate Governance

In addition, the board’s Environmental, Health, Safety and Technology Committee is devoted to issues affecting the environment and is regularly briefed on the progress the company has made on environmental and sustainability matters. This committee also oversees the company’s overall safety policies, reinforcing our strong commitment to safety. (Safety metrics are also used in determining executive pay.) Finally, this committee oversees cybersecurity and other information technology risks and keeps abreast of technology advancements of importance to our business.

With respect to investments where we do not operate or control the related entity or operations, in addition to closely monitoring these investments, we mitigate risk by having representation on the governing body; by negotiating contractual protections such as limiting our liability, having independent audit rights or prohibiting certain actions without our consent; by carefully selecting our business partners; or by using a combination of these methods.

The risks inherent in our businesses, which primarily involve utilities, the generation of energy, the development of LNG liquefaction facilities, construction of pipelines in Mexico and transmission of natural gas through pipelines, are periodically reviewed by our board and the appropriate board committees. In addition, a review of Sempra’s major risks and mitigation strategies is presented to the full board annually.

Succession Planning and Management Development

Our Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. They report annually to the Board of Directors on succession planning, including policies and principles for executive officer selection.

Review of Related Person Transactions

Securities and Exchange Commission rules require us to disclose certain transactions involving more than $120,000 in which we are a participant and any of our directors, nominees as directors or executive officers, or any member of their immediate families, has or will have a direct or indirect material interest. The charter of our Corporate Governance Committee requires the committee to review and approve or ratify any such “related person transaction” that is required to be disclosed. There were no transactions or proposed transactions requiring review during 2016.

Director Orientation and Education Programs

Every new director participates in an orientation program and receives materials and briefings to acquaint him or her with our business, industry, management and corporate governance policies and practices. Continuing education is provided for all directors through board materials and presentations, discussions with management, visits to corporate facilities and other sources. Several directors, at the company’s expense, also attend third-party offered education courses and participate in the National Association of Corporate Directors (NACD), of which the company is a member.

Board Access to Senior Management, Independent Accountants and Counsel

Directors have complete access to our independent registered public accounting firm, senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to the board’s discharge of its duties.

Retirement Policy

In accordance with our Corporate Governance Guidelines, directors should not stand for election after attaining the age of 75.

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Corporate Governance

Board Committees

The following chart sets forth our board standing committees and membership on these committees.

*	Dr. Conesa and Ms. Mayer joined the board effective February 23, 2017, and Ms. Contreras-Sweet joined the board effective March 14, 2017.

Audit Committee

Our Audit Committee is composed entirely of independent directors. It is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, which reports directly to the committee. The committee prepares the report included in the proxy statement under the caption “Audit Committee Report.” It also assists the Board of Directors in fulfilling oversight responsibilities regarding:

•	The integrity of our financial statements.

•	Our compliance with legal and regulatory requirements.

•	Our internal audit function.

•	The independent registered public accounting firm’s qualifications and independence.

The board has determined that each member of the Audit Committee is financially literate. It also has determined that Mr. Taylor, who chairs the committee, is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

During 2016, the Audit Committee held seven meetings.

Compensation Committee

Our Compensation Committee is composed entirely of independent directors. It assists the Board of Directors in the evaluation and compensation of our executives. It establishes our compensation principles and policies and oversees our executive compensation program and executive succession planning. The committee’s responsibilities include:

•	Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation.

•	Evaluating our Chief Executive Officer’s performance in light of those goals and objectives and approving (and recommending for ratification by the board acting solely through the independent directors) her compensation level based on the committee’s performance evaluation.

•	Evaluating and overseeing risk in our compensation programs.
•	Recommending to the board the compensation program for other executive officers, incentive compensation plans and equity-based compensation plans.

•	Preparing the report included in the proxy statement under the caption “Compensation Committee Report.”

•	Reporting to the board annually on succession planning.

Sempra Energy 2017 Proxy Statement	17

Audit Compensation Governance Environmental, Corporate Health, Safety and Technology Executive Alan L. Boeckmann Kathleen L. Brown Andrés Conesa* Maria Contreras-Sweet* Pablo A. Ferrero William D. Jones Bethany J. Mayer* William G. Ouchi Debra L. Reed William C. Rusnack William P. Rutledge Lynn Schenk Jack T. Taylor James C. Yardley Committee Chairman

Corporate Governance

During 2016, the Compensation Committee held five meetings.

For additional information regarding the Compensation Committee’s principles, policies and practices, please see the discussion under “Executive Compensation — Compensation Discussion and Analysis.”

Corporate Governance Committee

Our Corporate Governance Committee is composed entirely of independent directors. The committee’s responsibilities include:

•	Identifying individuals qualified to become directors.

•	Recommending nominees for election as directors and candidates to fill board vacancies.

•	Recommending directors for appointment as members of board committees.

•	Developing and recommending corporate governance guidelines.

•	Overseeing the evaluation of the board and management.

The committee reviews with the board the skills and characteristics required of directors in the context of current board membership, as well as the company’s long-term business strategy. It seeks a group of individuals who bring to the board a variety of complementary skills and a range of viewpoints, backgrounds, experiences and other individual qualities and attributes that contribute to overall board diversity. It solicits the names of director candidates from a variety of sources, including members of the board and search firms. The committee also considers candidates submitted by shareholders. The committee assesses the effectiveness of its policies as part of its annual review of board composition and board, committee and individual director performance and in its recommendations of nominees for election as directors at the next Annual Shareholders Meeting.

The committee reviews biographical data and other relevant information regarding potential board candidates, may request additional information from the candidates or other sources and, if the committee deems it appropriate, may interview candidates and consult references and others who may assist in candidate evaluation. The committee evaluates all candidates in the same manner whether identified by shareholders or through other sources.

In considering potential director candidates, the committee evaluates each candidate’s integrity, independence, judgment, knowledge, experience and other relevant factors to develop an informed opinion of his or her qualifications and ability and commitment to meet the board’s expectations for directors as set forth in our Corporate Governance Guidelines. The committee’s deliberations reflect the board’s requirement that substantially all directors (excluding current or former company officers) should be independent and that all director nominees must be financially literate or must become financially literate within a reasonable time after becoming a director. They also reflect the board’s view regarding the appropriate number of directors and the composition of the board, including its belief that the membership of the board should reflect diversity.

The committee, in recommending nominees for election as directors at the 2017 Annual Meeting, and the board, in approving the nominees, considered the individual experience, qualifications, attributes and skills of each nominee (including his or her prior contributions to the board), with a view to constituting a board that, as a whole, is well-qualified to oversee our businesses. Andrés Conesa, Maria Contreras-Sweet and Bethany J. Mayer are being nominated for election for the first time. Dr. Conesa was recommended for board consideration by independent members of the board and management, including the Chief Executive Officer, due to his service as a director of Infraestructura Energética Nova S.A.B. de C.V., the company’s 66.4 percent-owned subsidiary in Mexico. Ms. Contreras-Sweet was recommended for board consideration by an independent director and the Chief Executive Officer, who were familiar with her background and experience. Ms. Mayer was recommended for board consideration by an executive search firm. The same executive search firm also evaluated the qualifications of each of these candidates. For additional information about the nominees and their qualifications, please see below under “Proposal 1: Election of Directors.”

With respect to Mr. Rutledge and Dr. Ouchi, the committee and the board also considered that in 2010 they were directors of FirstFed Financial Corp. and during 2009 and prior years they also served as directors of FirstFed’s subsidiary First Federal Bank of California. In January 2009, First Federal Bank consented to an order by the Office of Thrift Supervision that First Federal Bank and its directors and employees cease and desist engaging in unsafe or unsound banking practices. In December 2009, First Federal Bank was closed by the Office of Thrift Supervision and in January 2010, FirstFed Financial filed for liquidation under the Bankruptcy Code. The committee and the board concluded that these events do not reflect upon the integrity of Mr. Rutledge or Dr. Ouchi or, in view of the unprecedented and historic national and international financial crisis that resulted in the insolvency of numerous financial institutions, their ability and qualifications to serve on our board.

During 2016, the Corporate Governance Committee held five meetings.

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Corporate Governance

Environmental, Health, Safety and Technology Committee

Our Environmental, Health, Safety and Technology Committee is composed entirely of independent directors, and is responsible for:

•	Assisting the board in overseeing the company’s programs and performance related to environmental, health, safety and technology matters.

•	Reviewing and evaluating technology developments that advance the company’s overall business strategy.

•	Reviewing environmental, health and safety laws, regulations and developments at the global, national, regional and local level and evaluating ways to address these matters as part of the company’s business strategy and operations.

•	Reviewing cybersecurity programs and issues.

During 2016, the Environmental, Health, Safety and Technology Committee held four meetings.

Executive Committee

Our Executive Committee meets on call by the Chairman of this committee during the intervals between meetings of the Board of Directors when scheduling or other requirements make it difficult to convene the full board. During 2016, the Executive Committee held no meetings.

In addition to the standing committees described above, the board has the following three ad hoc committees:

LNG Construction and Technology Committee

Our LNG Construction and Technology Committee, whose members are Alan L. Boeckmann, Chair, William C. Rusnack and William P. Rutledge, is responsible for:

•	Advising on approaches to forms of engineering, procurement and construction contracts and contractors.

•	Assisting in the review and evaluation of types of technologies available for conversion of natural gas into liquefied natural gas (LNG).

•	Reviewing key risks inherent in construction and assuring that management has a plan for managing these risks.

•	Providing its collective experience in determining optimum approaches to assuring successful and timely execution of the completion of LNG projects.

During 2016, the LNG Construction and Technology Committee held three meetings.

Special Matters Committee

Our Special Matters Committee, whose members are William C. Rusnack, Chair, William D. Jones, Jack T. Taylor and James C. Yardley, meets at the direction of the board to serve as an advisor to the board with respect to special matters that affect the company, to review and analyze issues pertaining to special matters, and to oversee the management and resolution of issues relating to special matters. The Special Matters Committee is advising the board on the natural gas well leak at the Southern California Gas Company Aliso Canyon storage facility and related matters. The committee will continue to closely track developments with respect to Aliso Canyon, including the root cause analysis of the well leak when published, and will continue in close coordination with the full board. During 2016, the Special Matters Committee held 10 meetings.

Demand Review Committee

Our Demand Review Committee, whose members are William C. Rusnack, Chair, and Alan L. Boeckmann, meets on call by the Chairman of this committee as needed to investigate allegations set forth in demand review requests from shareholders relating to the natural gas well leak at the Southern California Gas Company Aliso Canyon storage facility and related matters, and to provide a recommendation to the Board of Directors for any actions that the committee determines are necessary or appropriate in light of its review of the demands. During 2016, the Demand Review Committee held two meetings.

Sempra Energy 2017 Proxy Statement	19

Corporate Governance

Communications with the Board

Shareholders, employees and interested parties who wish to communicate with the board, non-management directors as a group, a board committee or a specific director may do so by mail addressed to the attention of our Corporate Secretary. All such communications regarding executive compensation will be relayed to the Compensation Committee Chair for appropriate evaluation and consideration. All such communications regarding accounting, accounting policies, internal accounting controls and procedures, auditing matters, financial reporting processes, or disclosure controls and procedures will be relayed to the Audit Committee Chair.

All other communications are reviewed by the Corporate Secretary and provided to the directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the board are not relayed to directors. Any communication that is not relayed is recorded in a log and made available to the directors.

The address for these communications is:

Corporate Secretary Sempra Energy 488 8th Avenue San Diego, CA 92101

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Corporate Governance

Director Compensation

Summary

Our 2016 director compensation program is summarized in the table below:

Retainers

Directors who are not employees of Sempra Energy received annual retainers as set forth in the table above. Directors may elect to receive their retainer in cash, in shares of our common stock, or to defer it into an interest-bearing nominal account, phantom investment funds or phantom shares of our common stock.

Equity

Each quarter, non-employee directors are credited with a number of vested phantom shares of our common stock having a market value of $12,500, which we refer to as Mandatory Deferred Equity, as directors are required to hold these phantom shares until retirement or separation from the board. Following the director’s retirement or separation from the board, the current market value of the shares credited to the director’s account (together with reinvested dividend equivalents) is paid to the director in cash. Directors also receive initial or annual grants of restricted stock units or phantom shares of our common stock, which are subject to the vesting requirements described below.

Upon first becoming a director, each non-employee director receives an initial grant of restricted stock units or phantom shares having a market value of $180,000 and vesting in three equal annual installments (together with related reinvested dividend equivalents) on each of the first three anniversaries of the grant date.

Thereafter, at each annual meeting (other than the annual meeting that coincides with or first follows the director’s election to the board), each non-employee director who continues to serve as a director will receive an additional grant of restricted stock units or phantom shares having a market value of $60,000 and vesting on the date of the next annual meeting.

Unvested restricted stock units or phantom shares immediately vest if the director’s service on the board terminates by reason of death, disability or removal without cause. Upon any other termination event, all unvested units or phantom shares are forfeited.

Sempra Energy 2017 Proxy Statement	21

2016 Director Compensation Program Board Retainers: Annual Base Retainer $85,000 Lead Director Retainer $25,000 Committee Chair Retainers: Audit Committee Chair Retainer $20,000 Compensation Committee Chair Retainer $15,000 Other Standing Committee Chair Retainer $10,000 LNG Construction and Technology Committee Chair Retainer $5,000 Committee Member Retainers: Audit Committee Retainer $20,000 Other Standing Committee Retainer $7,500 LNG Construction and Technology Committee Retainer $10,000 Equity: Deferred Equity $50,000 Annual Equity Grant $60,000 Initial Equity Grant for New Director $180,000

Corporate Governance

Director Compensation Table

We summarize below the 2016 compensation of our non-employee directors who served on our board during the year. Dr. Conesa and Ms. Mayer joined our board in February 2017 and Ms. Contreras-Sweet joined the board in March of 2017, therefore they are not included in the summary below.

(A)	Mr. Brocksmith retired from the board on May 12, 2016.

(B)	Represents the grant date fair value of the equity grants of restricted stock units and phantom shares of our common stock granted during the year. These amounts represent our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the awards. They are calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) for financial reporting purposes based on the assumptions described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions. These awards were valued at the fair market value of our shares at the crediting date without reduction for non-transferability. The amounts set forth in this column are equal to the number of shares subject to awards multiplied by the grant date closing price of Sempra Energy’s common stock. The restricted stock units will be settled in shares of Sempra Energy common stock upon vesting.

The following tables reflect the components of the stock awards granted to each director in 2016 and the outstanding equity balances for each director as of December 31, 2016.

22	Sempra Energy 2017 Proxy Statement

Change in Pension Value Stock and Nonqualified Deferred All Other Fees Earned or Awards Compensation Earnings Compensation 2016 Director Compensation Paid in Cash (B) (C) (D) Total Alan L. Boeckmann $115,000 $110,000 — $20,000 $245,000 James G. Brocksmith Jr. (A) $56,250 $25,000 — — $81,250 Kathleen L. Brown $100,000 $110,000 — $24,238 $234,238 Pablo A. Ferrero $112,500 $110,000 — — $222,500 William D. Jones $130,000 $110,000 $31,220 — $271,220 William G. Ouchi $100,000 $110,000 — $20,000 $230,000 William C. Rusnack $157,500 $110,000 $50,571 $25,000 $343,071 William P. Rutledge $117,292 $110,000 — $25,000 $252,292 Lynn Schenk $110,208 $110,000 — $25,000 $245,208 Jack T. Taylor $140,000 $110,000 $3,405 $15,250 $268,655 James C. Yardley $112,500 $110,000 — $25,000 $247,500

Corporate Governance

In 2016, all long-term incentive compensation was delivered through phantom shares and restricted stock units, and no stock options were granted. The following table summarizes the number of stock options, phantom shares and restricted stock units outstanding for each director at December 31, 2016:

(C)	Consists of (i) the aggregate change in the actuarial value of accumulated benefits under defined benefit pension plans and (ii) above-market interest (interest in excess of 120 percent of the federal long-term rate) on deferred compensation. The 2016 amounts are:

Only Mr. Jones and Dr. Ouchi are entitled to receive grandfathered pension benefits and both have attained the maximum years of service credit. The annual benefit is the sum of the annual board retainer at the date the benefit is paid. It commences upon the latter of the conclusion of board service or attaining age 65 and continues for a period not to exceed the director’s years of service as a director of predecessor companies plus up to 10 years of service as a director of the company. The actuarial equivalent of the total retirement benefit is paid to the retiring director in a single lump sum upon the conclusion of board service, unless the director has elected to receive the annual benefit.

(D)	Consists of our contributions to charitable, educational and other non-profit organizations to match those of directors on a dollar-for-dollar basis up to an annual maximum match of $25,000 for each director.

As a director who is also an employee of the company, Debra L. Reed, Chairman, President and Chief Executive Officer, is not additionally compensated for her service as a director. Her compensation is summarized in the Summary Compensation Table appearing under “Executive Compensation — Compensation Tables.”

Sempra Energy 2017 Proxy Statement	23

Director Equity Balances as of December 31, 2016 Phantom Shares Restricted Stock Units Stock Options Total Alan L. Boeckmann 14,196 —   —   14,196 James G. Brocksmith Jr. 23,427 —   —   23,427 Kathleen L. Brown 5,470 —   —   5,470 Pablo A. Ferrero 1,625 578 —   2,203 William D. Jones 25,425 —   —   25,425 William G. Ouchi 19,381 578 5,000 24,959 William C. Rusnack 24,494 —   —   24,494 William P. Rutledge 21,344 578 10,000 31,922 Lynn Schenk 12,571 578 17,500 30,649 Jack T. Taylor 6,505 —   —   6,505 James C. Yardley 6,285 —   —   6,285 2016 Change in Pension Value and Above-Market Interest Change in Accumulated Benefits Above-Market Interest Total Alan L. Boeckmann ——   —   James G. Brocksmith Jr. ——   —   Kathleen L. Brown ——   —   Pablo A. Ferrero ——   —   William D. Jones $29,586 $1,634 $31,220 William G. Ouchi $(7,986) —   $(7,986) William C. Rusnack —   $50,571 $50,571 William P. Rutledge —   —   —   Lynn Schenk —   —   —   Jack T. Taylor —   $3,405 $3,405 James C. Yardley —   —   —

Audit Committee Report

The Audit Committee of the Board of Directors is composed of the four directors named below and Dr. Conesa and Ms. Contreras-Sweet, who both joined the Audit Committee after this report was approved, all of whom have been determined by the board to be independent directors. The board also has determined that all members of the committee are financially literate and that Mr. Taylor, the chair of the committee, is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. The committee’s charter, adopted by the board, is posted on the company’s website at www.sempra.com under the “Investors” and “Governance” tabs.

The committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving both audit and non-audit services to be provided by the firm and assisting the board in providing oversight of the company’s financial reporting process. In fulfilling its oversight responsibilities, the committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal control and financial reporting matters.

It is not the committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, as well as the company’s financial reporting process, accounting policies, internal audit function, internal accounting controls, disclosure controls and procedures, and risk management. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the company’s annual financial statements, expressing an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and reviewing the company’s quarterly financial statements.

The committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the rules of the Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees,” which requires the independent registered public accounting firm to communicate information to the committee regarding the scope and results of its audit of the company’s financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States, significant accounting policies, management judgments and estimates, any significant unusual transactions or audit adjustments, any disagreements with management and any difficulties encountered in performing the audit and other such matters required to be discussed with the committee by those standards.

The committee also has received from Deloitte & Touche LLP a report providing the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Deloitte & Touche LLP also has discussed its independence with the committee and confirmed in the report that, in its professional judgment, it is independent of the company within the meaning of the federal securities laws. The committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the company and its affiliates is compatible with its independence.

The committee also has reviewed and discussed with the company’s senior management the audited financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, and management’s reports on the financial statements and internal control over financial reporting. Management has confirmed to the committee that the financial statements have been prepared with integrity and objectivity and that management has maintained an effective system of internal control over financial reporting. As further discussed in the company’s Report on Internal Control Over Financial Reporting in its Annual Report for the year ended December 31, 2016, management has excluded Ventika, S.A.P.I. de C.V., and Ventika II, S.A.P.I. de C.V. (together, “Ventika,” acquired in December 2016) and Gasoductos de Chihuahua, S. de R.L. de C.V. (“GdC,” acquired in September 2016) from its evaluation of internal control over financial reporting at December 31, 2016. Due to the limited period of time since the acquisition dates, management has not had sufficient time to assess the internal controls of Ventika and GdC for the year ended December 31, 2016. Deloitte & Touche LLP has expressed its professional opinions that the financial statements conform with accounting principles generally accepted in the United States of America and that management has maintained an effective system of internal control over financial reporting. Similar to management, Deloitte & Touche LLP has excluded Ventika and GdC from its opinion on the company’s internal control over financial reporting at December 31, 2016. In addition, the company’s Chief Executive Officer and Chief Financial Officer have reviewed with the committee the certifications that each will file with the Securities and Exchange Commission pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the policies and procedures management has adopted to support the certifications.

Based on these considerations, the Audit Committee has recommended to the Board of Directors that the company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Audit Committee

Jack T. Taylor, Chair

Pablo A. Ferrero

William D. Jones

James C. Yardley

24	Sempra Energy 2017 Proxy Statement

Share Ownership

The following table shows the number of shares of our common stock beneficially owned at March 17, 2017, by each of our directors, by each of our executive officers named in the executive compensation tables in this proxy statement, and by all of our directors and executive officers as a group. The shares of common stock beneficially owned by our directors and executive officers as a group total less than 1.0 percent of our outstanding shares. In calculating these percentages, shares under the heading “Phantom Shares” are not included because these phantom shares cannot be voted. In addition, these shares may be settled only for cash or cannot be settled for common stock within 60 days of March 17, 2017.

(A)	Includes unvested restricted stock units that are convertible into our common stock and that vest within 60 days. These total 582 unvested restricted stock units for each of Mr. Ferrero, Dr. Ouchi, Mr. Rutledge and Ms. Schenk.

(B)	Shares which may be acquired through the exercise of stock options that currently are exercisable or will become exercisable within 60 days.

(C)	The phantom shares represent deferred compensation deemed invested in shares of our common stock. These phantom shares track the performance of our common stock but cannot be voted and may only be settled for cash or, in the case of 16,469 shares of vested common stock units deferred by Mr. Snell, who retired as President of the company effective March 1, 2017, cannot be settled for common stock within 60 days of March 17, 2017. Phantom shares and deferred units are either fully vested or will vest within 60 days.

(D)	In keeping with our retirement policy, Mr. Rutledge was not nominated to stand for re-election and will retire on May 12, 2017.

(E)	Mr. Snell, who retired as President of the company effective March 1, 2017, shares the power to vote and dispose of 37,548 shares with his spouse. Ms. Wyrsch shares the power to vote and dispose of 2,000 shares with her spouse.

Shares Subject Current Beneficial to Exercisable Total Without Phantom Total Including Share Ownership Holdings (A) Options (B) Phantom Shares Shares (C) Phantom Shares Alan L. Boeckmann 6,000 — 6,000 14,509 20,509 Kathleen L. Brown —   — —   5,634 5,634 Andrés Conesa ———   —   —   Maria Contreras-Sweet ———   —   —   Steven D. Davis 16,371 — 16,371 104 16,475 Pablo A. Ferrero 2,546 — 2,546 1,761 4,307 Joseph A. Householder 49,710 11,600 61,310 5,270 66,580 William D. Jones 3,972 — 3,972 25,748 29,720 Bethany J. Mayer ———   —   —   William G. Ouchi 16,247 — 16,247 19,647 35,894 Debra L. Reed 153,019 50,300 203,319 24,788 228,107 William C. Rusnack —   — —   24,797 24,797 William P. Rutledge (D) 584 — 584 21,623 22,207 Lynn Schenk 3,802 17,500 21,302 12,786 34,088 Mark A. Snell (E) 40,588 — 40,588 16,469 57,057 Jack T. Taylor 131 — 131 6,676 6,807 Martha B. Wyrsch (E) 2,000 — 2,000 — 2,000 James C. Yardley — — — 6,455 6,455 Directors and Executive Officers 338,391 79,400 417,791 210,613 628,404 as a Group (22 persons)

Sempra Energy 2017 Proxy Statement	25

Share Ownership

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of December 31, 2016, the only persons or entities known by us to be a beneficial owner of more than 5 percent of our common stock were as follows:

(A)	The information regarding BlackRock, Inc. is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on January 26, 2017 (the BlackRock 13G/A). According to the BlackRock 13G/A, includes sole voting power with respect to 17,669,364 shares and sole dispositive power with respect to 19,804,225 shares.

(B)	The information regarding State Street Corporation is based solely on a Schedule 13G filed by State Street Corporation with the Securities and Exchange Commission on February 9, 2017 (the State Street 13G). According to the State Street 13G, includes shared voting power with respect to 14,129,301 shares and shared dispositive power with respect to 14,129,301 shares.

(C)	The information regarding The Vanguard Group is based solely on a Schedule 13G/A filed by The Vanguard Group with the Securities and Exchange Commission on February 13, 2017 (the Vanguard 13G/A). According to the Vanguard 13G/A, includes sole voting power with respect to 415,380 shares, sole dispositive power with respect to 16,337,202 shares, shared voting power with respect to 47,309 shares and shared dispositive power with respect to 432,948 shares.

For information regarding share ownership guidelines applicable to our directors and officers, please see “Corporate Governance — Board of Directors — Director Share Ownership Guidelines” and “Executive Compensation — Compensation Discussion and Analysis — Share Ownership Requirements.”

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required to file reports with the Securities and Exchange Commission regarding their ownership of our shares. Based solely on our review of the reports filed and written representations from directors and executive officers that no other reports were required, we believe that all filing requirements were timely met during 2016, except for a Form 4 we filed for Trevor I. Mihalik on July 19, 2016, to report two transactions for restricted stock units awarded on January 2, 2013, and January 4, 2016, that were overlooked due to administrative error.

26	Sempra Energy 2017 Proxy Statement

Name and Address of Beneficial Owner Shares of Sempra Energy Common Stock Percent of Class BlackRock, Inc. (A) 55 East 52nd Street 19,804,225 (A) 7.9% New York, NY 10055 State Street Corporation (B) State Street Financial Center 14,129,301 (B) 5.6% One Lincoln Street Boston, MA 02111 The Vanguard Group (C) 100 Vanguard Blvd. 16,770,150 (C) 6.7% Malvern, PA 19355

Proposals to be Voted On

Board of Directors Proposals

Proposals 1, 2, 3 and 4 have been included in this proxy statement at the direction of the Board of Directors. The board recommends that you vote “FOR” each of Proposals 1, 2 and 3 and, for Proposal 4, that you vote for annual advisory approval of how often shareholders will vote on our executive compensation.

Proposal 1: Election of Directors

Directors are elected at each Annual Shareholders Meeting for terms expiring at the next Annual Shareholders Meeting.

The Corporate Governance Committee has recommended and the Board of Directors has nominated the following 13 individuals for election as directors, all of whom currently are directors:

Alan L. Boeckmann Kathleen L. Brown Andrés Conesa Maria Contreras-Sweet Pablo A. Ferrero	William D. Jones Bethany J. Mayer William G. Ouchi Debra L. Reed	William C. Rusnack Lynn Schenk Jack T. Taylor James C. Yardley

Properly executed proxies will be voted for these 13 nominees unless other instructions are specified. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board, or the board may reduce the authorized number of directors. In no event may the proxies be voted for more than 13 nominees.

In keeping with our retirement policy, William P. Rutledge was not nominated to stand for reelection and immediately following the Annual Meeting, as adjourned or postponed, Mr. Rutledge will no longer serve as a director of the company.

We have not received notice of any additional candidates to be nominated for election as directors at the 2017 Annual Meeting and the deadline for notice of the nomination of additional candidates has passed. Consequently, the election of directors will be an uncontested election and our bylaw providing for majority voting in uncontested elections will apply. Under majority voting, to be elected as a director, a nominee must receive votes “FOR” his or her election constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the “FOR” votes must also represent more than 25 percent of our outstanding shares. If a nominee who currently is serving as a director does not receive sufficient “FOR” votes to be re-elected, the director will cease to be a director not later than 90 days following the certification of the election results, and the resulting vacancy in the board may be filled by the remaining directors.

The board has determined that each non-employee nominee is an independent director. Information concerning the board’s independence standards is contained under the caption “Corporate Governance — Board of Directors — Director Independence.”

Biographical information regarding each director nominee and his or her qualifications to serve as a director is set forth on the succeeding pages. Our directors possess a valuable breadth and depth of experience and expertise to oversee the company’s multiple business units and global operations, including:

✓ Energy distribution and generation	✓ Public sector and regulation
✓ Real estate	✓ Information technology
✓ International business	✓ Infrastructure development
✓ Executive experience	✓ Finance and investment
✓ Oil and gas industry	✓ Risk management
✓ Engineering	✓ Legislative and public policies

Sempra Energy 2017 Proxy Statement	27

Proposals to be Voted On

The year shown as election as a director is the year that the director was first elected as a director of Sempra Energy. Unless otherwise indicated, each director has held his or her principal occupation or other positions with the same or predecessor organizations for at least the last five years. In addition, the following charts summarize the diversity, tenure and independence of our directors standing for election. As reflected in the chart, at March 17, 2017, 69 percent of our board members were women or people of color and 92 percent were independent. Our board has an average tenure of 6.9 years, with 54 percent of our directors standing for election having served less than five years.

The Board of Directors recommends that on Proposal 1 you vote “FOR” each of its nominees for election to the board.

Alan L. Boeckmann, 68, has been a director since 2011. In 2012, he retired as the Non-Executive Chairman of Fluor Corporation, a leading engineering, procurement, construction and maintenance services company. From 2002 to early 2011, Mr. Boeckmann was the Chairman and Chief Executive Officer of Fluor. Prior to that, he held a number of senior management and operating positions at Fluor. Mr. Boeckmann currently is a director of Archer-Daniels-Midland Company and BP p.l.c. He is also a former director of Fluor Corporation, BHP Billiton, Burlington Northern Santa Fe Corporation and the National Petroleum Council.

Mr. Boeckmann has been an outspoken business leader in promoting international standards for business ethics and was instrumental in the formation of the World Economic Forum’s Partnering Against Corruption Initiative in 2004. His extensive board, executive management and infrastructure construction experience, coupled with his commitment to ethical conduct in international business activities, makes him a valuable member of our board.

Kathleen L. Brown, 71, has been a director since 2013. She is a partner of the law firm Manatt, Phelps & Phillips, LLP and serves as a director of Stifel Financial Corp., Five Points Communities and Renew Financial. Prior to joining Manatt in September 2013, she worked in various leadership positions at Goldman Sachs Group, Inc., a global investment banking and securities firm. From 2011 to 2013, Ms. Brown served as the chairman of investment banking for Goldman’s Midwest division in Chicago and was managing director and head of the firm’s Los Angeles-based western region public sector and infrastructure group from 2003 to 2011. From 1995 to 2000, Ms. Brown was a senior executive at Bank of America where she served in various positions, including President of the Private Bank. She served as California state treasurer from 1991 to 1995. Ms. Brown currently serves on the boards of directors of the National Park Foundation and the Mayor’s Fund-Los Angeles and on the Investment Committee for the Annenberg Foundation. She is on the Advisory Boards of the Stanford Center on Longevity and the UCLA Medical Center. Ms. Brown is a member of the Council on Foreign Relations and the Pacific Council on International Policy.

Ms. Brown has extensive experience in both the public and private financial sectors, as well as in-depth knowledge of California government processes. Her knowledge of the law and experience as a partner at Manatt give her insight into the effects of laws and regulations on our businesses. This combination of public and private financial experience, legal experience and public service in the State of California makes her a valuable member of our board.

28	Sempra Energy 2017 Proxy Statement

69% Women or People of Color Average Tenure: 6.9 Years <5 Years 5-10 Years >10 Years 92% Independent

Proposals to be Voted On

Andrés Conesa, Ph.D., 47, has been a director since February 2017. He has been the Chief Executive Officer of Grupo Aeromexico, S.A.B. de C.V. since 2005 and is a director and member of its audit committee. Previously, Dr. Conesa held several positions in the Mexico Federal Government: from 2003 to 2005, he was Chairman of the Board of Directors of CINTRA (the holding company of Aeromexico and Mexicana), and from 1991 to 2004, he served in various capacities at the Mexican Ministry of Finance, most recently as Deputy Undersecretary of Public Credit. He has been a member of the Board of Governors of the International Air Transport Association since 2008 and served as its Chairman during the 2015 term. Dr. Conesa is a former director of Infraestructura Energética Nova, S.A.B. de C.V., Genomma Lab International and the Mexican Stock Exchange.

Dr. Conesa’s extensive experience and knowledge of transnational business activities and the Mexican regulatory and financial sectors make him a valuable addition to the board, particularly as we look to expand our operations in Mexico and Latin America.

Maria Contreras-Sweet, 61, has been a director since March 2017. From April 7, 2014 through January 20, 2017, she served as the Administrator of the U.S. Small Business Administration and as a member of President Obama’s cabinet. Ms. Contreras-Sweet was a founder of ProAmerica Bank where she served as Executive Chairwoman from 2006 to 2014. She was Co-Founder and Managing Partner of Fortius Holdings from 2003 to 2006. Prior to that, she served as the California cabinet Secretary of the Business, Transportation and Housing Agency from 1999 to 2003. She was appointed chair to the finance committee of CA-ISO (California Independent System Operator) to help solve the state’s 2000-2001 energy crisis. Ms. Contreras-Sweet served as director of public affairs for Westinghouse Electric Company’s 7-Up/RC Bottling Company, where she rose to vice president and became an equity partner.

Ms. Contreras-Sweet possesses extensive knowledge and executive experience in both the public and private sectors. She brings a strong understanding of financial markets, infrastructure, supply chains, and global innovation, as well as Latin-American governments, and experience with small and medium-sized businesses, which makes her a valuable contributor to the board.

Pablo A. Ferrero, 54, has been a director since 2013. He is an independent energy consultant. From 2006 to 2011, Mr. Ferrero served as Executive Vice President for the Southern Cone at AEI Energy, a power generation and distribution and gas transmission and distribution company. From 2004 to 2006, he was the Chief Executive Officer of Transportadora de Gas del Sur S.A. He is a former director of Metrogas, Pampa Energía, TGS, Transener Edesur, Petrobras Energía, Emdersa, EDESA Holding, EDEN, Emgasud, Servicios Petroleros Argentina, Refinor, Oldelval, Termap, Chilquinta Energía (Chile), Luz del Sur (Peru), Petrolera Andina (Bolivia) and Promigas (Colombia).

Mr. Ferrero has a deep understanding of the energy industry and in particular energy operations in South America. This understanding of international energy operations along with his extensive executive and board experience make him a valuable member of our board.

William D. Jones, 61, has been a director since Sempra Energy’s inception in 1998. He is the President and Chief Executive Officer and a director of CityLink Investment Corporation, a real estate investment, development and management firm, and City Scene Management Company. From 1989 to 1993, Mr. Jones served as General Manager/Senior Asset Manager and Investment Manager with certain real estate subsidiaries of The Prudential. Prior to joining The Prudential, he served as a San Diego City Council member from 1982 to 1987. Mr. Jones is a director and Board Chair of certain funds under management by Capital Research and Management Company. He is the immediate past Chairman of the Board of Trustees of the Francis Parker School and a member of the Corporate Directors Forum. Mr. Jones is a former director of The Price Real Estate Investment Trust, Southwest Water Company, the Federal Reserve Bank of San Francisco, and the San Diego Padres baseball club and former Chairman of the Board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. Mr. Jones has extensive experience as a real estate developer in San Diego, where he built the City Heights Urban Village, an award-winning redevelopment project.

Mr. Jones’s background in the public and financial arenas, along with his real estate expertise, has been helpful to our board as it considers the development of large infrastructure projects, which requires extensive amounts of land and an understanding of the construction and real estate industries. His expertise in these areas makes him a vital member of our board.

Sempra Energy 2017 Proxy Statement	29

Proposals to be Voted On

Bethany J. Mayer, 55, has been a director since February 2017. Since 2014, she has been the President and Chief Executive Officer and a director of Ixia, a provider of testing, visibility and security solutions for physical and virtual networks. Prior to joining Ixia, Ms. Mayer held several key executive roles at HP since 2010, most recently as Senior Vice President and General Manager of HP’s Network Functions Virtualization business. Prior to joining HP, Ms. Mayer served as Senior Vice President, Worldwide Marketing and Corporate Development at Blue Coat Systems and, before that, she held roles at Cisco Systems, Apple Computer and Lockheed Martin. Ms. Mayer is a former director of Delphi Automotive plc.

Ms. Mayer’s extensive technology background and deep understanding of network security, together with her executive and public company board experience, make her a valuable addition to the board.

William G. Ouchi, Ph.D., 73, has been a director since Sempra Energy’s inception in 1998. He is Co-Director of the Health Innovations Board and Professor Emeritus of the David Geffen School of Medicine at UCLA. Prior to this appointment, he was the Sanford and Betty Sigoloff Distinguished Professor in Corporate Renewal in the Anderson Graduate School of Management at UCLA until 2015. Professor Ouchi is the former lead director of AECOM Technology Corporation and a former director of FirstFed Financial Corp. He is a director of the Alliance for College Ready Public Schools, the Conrad N. Hilton Foundation, the Riordan Foundation, RX for Learning and UCLA Technology Development Corporation.

Professor Ouchi is a renowned academic and an expert in corporate management and organization. He is a best-selling author and has published numerous books on promoting effective corporate management. Professor Ouchi’s academic background and practical knowledge of national and state public institutions, and his understanding of corporate governance in both theory and practice, make him a valuable member of our board.

Debra L. Reed, 60, was appointed Chairman of the Board of Directors in 2012 and has been a director and the Chief Executive Officer of the company since 2011 and President since March 1, 2017. Previously, Ms. Reed served as an Executive Vice President of the company. From 2006 to 2010, she was President and Chief Executive Officer of San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company (SoCalGas), Sempra Energy’s regulated California utilities. From 2004 to 2006, Ms. Reed was President and Chief Operating Officer of SDG&E and SoCalGas and, before that, she was President of SDG&E and Chief Financial Officer of both companies. Ms. Reed serves on the boards of directors of Halliburton Company and Caterpillar Inc. She is a member of The Business Council and serves on the energy and environment and tax and fiscal policy committees of the Business Roundtable. Both associations are composed of chief executive officers of leading U.S. corporations. Ms. Reed also is a member of The Trusteeship, an affiliate of the International Women’s Forum, and the Chairman’s Competitiveness Council of the San Diego Regional Economic Development Corporation. She serves on the University of Southern California Viterbi Engineering School Board of Councilors and on the National Petroleum Council. She has formerly served as Chair of the San Diego Regional Economic Development Corporation and is a former director of Genentech, Inc. and Avery Dennison Corporation.

Ms. Reed, in her current position as our Chairman, President and Chief Executive Officer, oversees the management of all aspects of our business. She brings decades of service to our company and its subsidiaries and has benefitted from years of hands-on experience with utility and energy infrastructure operations. That experience, coupled with current and prior service as a board member of other large publicly traded companies, brings a multifaceted perspective and in-depth industry understanding to the board.

William C. Rusnack, 72, has been a director since 2001. He was the President and Chief Executive Officer and a director of Premcor Inc., an independent oil refiner, from 1998 to 2002. Prior to 1998, Mr. Rusnack was an executive of Atlantic Richfield Company, an integrated petroleum company. He is also a director of Flowserve Corporation and Peabody Energy Corporation, and a former director of Solutia Inc. Mr. Rusnack is a member of the Dean’s Advisory Council of the Graduate School of Business at the University of Chicago and the National Council of the Olin School of Business at the Washington University in St. Louis.

Mr. Rusnack brings a deep understanding of the energy industry to our board. He spent 31 years at Atlantic Richfield Company, many of which he worked in a senior leadership capacity. Mr. Rusnack also offers knowledge and insight gained as a senior executive with the oil refinery company, Premcor. This specialized energy industry experience, along with his deep understanding of effective executive management development, makes him a valuable member of our board.

30	Sempra Energy 2017 Proxy Statement

Proposals to be Voted On

Lynn Schenk, 72, has been a director since 2008. She is an attorney in private practice. Ms. Schenk served as Chief of Staff to the Governor of California from 1999 to 2003 and was elected to the U.S. House of Representatives representing San Diego, California, from 1993 to 1995, serving on the House Energy and Commerce Committee. From 1978 to 1983, she served as the Deputy and then Secretary of California’s Business, Transportation and Housing Agency; prior to that she was on the in-house counsel staff of SDG&E and a California Deputy Attorney General. Ms. Schenk is a director of Biogen Inc., where she chairs the Risk Committee and serves on the Compensation Committee. She is a member of the Board of Overseers of The Scripps Research Institute serving on the Governance Committee, a member of the California High Speed Rail Authority, a trustee of the University of California San Diego Foundation and a member of the University of San Diego School of Law, Board of Visitors. She is a NACD Board Leadership Fellow.

Ms. Schenk has an extensive history of government, political and public service and an in-depth knowledge of the inner workings of federal and state governmental processes. Along with her insight and experience in government, Ms. Schenk’s legal background within our business sector has equipped her with the tools to help our board identify and manage risk. She also has served on the boards of a number of publicly listed companies. This combination enables Ms. Schenk to provide our board with unique perspective on matters pertaining to California’s complex government and regulatory environment, as well as corporate governance.

Jack T. Taylor, 65, has been a director since 2013. He was the Chief Operating Officer-Americas and Executive Vice Chair of U.S. Operations for KPMG LLP from 2005 to 2010. From 2001 to 2005, he served as the Vice Chairman of U.S. Audit and Risk Advisory Services for KPMG. Mr. Taylor is a NACD Board Leadership Fellow and a member of the NACD Audit Committee Chair Advisory Council. He is a director of Genesis Energy LP and Murphy USA Inc.

Mr. Taylor has extensive experience with financial and public accounting issues as well as a deep knowledge of the energy industry. He spent over 35 years as a public accountant at KPMG LLP, many of which he worked in a leadership capacity. This experience with financial and public accounting issues, together with his executive experience and knowledge of the energy industry, makes him a valuable member of the board.

James C. Yardley, 65, has been a director since 2013. He was Executive Vice President of El Paso Corporation and President of its Pipeline Group from 2006 through 2012. Mr. Yardley was also the President and Chief Executive Officer of El Paso Pipeline GP Company LLC, the general partner of El Paso Pipeline Partners, L.P., a master limited partnership that owned and operated interstate natural gas transportation pipelines, storage and other midstream assets, from 2007 through 2012. From 1998 through 2006, he was the President of Southern Natural Gas Company, previously a unit of El Paso Corporation and now a unit held jointly by Kinder Morgan Inc. and The Southern Company. Mr. Yardley was formerly a director of El Paso Pipeline GP Company LLC, and of Scorpion Offshore Ltd.

Mr. Yardley has extensive experience in the natural gas industry and in particular the midstream portion of that industry. He has spent over 34 years in the energy sector, many of which he worked in a leadership capacity, and has public company board experience. This specialized energy industry experience, together with Mr. Yardley’s executive and public company board experience, makes him a valuable member of our board.

Sempra Energy 2017 Proxy Statement	31

Proposals to be Voted On

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has retained Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal control over financial reporting for 2017. Deloitte & Touche LLP has been our independent public accounting firm continuously since our inception in 1998. Deloitte & Touche LLP or its predecessors have continuously served as the independent public accounting firm of SDG&E and SoCalGas or their parent companies for over 80 years. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The following table shows the fees that we paid Deloitte & Touche LLP for 2016 and 2015.

(1)	Audit fees in 2015 include $1.8 million of audit services relating to a confidential submission of a subsidiary’s registration statement on Form S-1 to the Securities and Exchange Commission for the formation of a master limited partnership and initial public offering, which have been indefinitely suspended.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the oversight of the audit fee negotiations. Except where pre-approval is not required by Securities and Exchange Commission rules, the committee pre-approves all audit and permissible non-audit services provided by Deloitte & Touche LLP. The committee’s pre-approval policies and procedures provide for the general pre-approval of specific types of services and give detailed guidance to management as to the services that are eligible for general pre-approval. They require specific pre-approval of all other permitted services. For both types of pre-approval, the committee considers whether the services to be provided are consistent with maintaining the firm’s independence. The policies and procedures also delegate authority to the chair of the committee to address any requests for pre-approval of services between committee meetings, with any pre-approval decisions to be reported to the committee at its next scheduled meeting.

The Audit Committee regularly meets in executive session with only committee members present and with the lead engagement partner without members of management present. This provides an opportunity for the Audit Committee to assess Deloitte & Touche LLP’s effectiveness and independence for determining reappointment as well as consideration of rotating audit firms. The Audit Committee considers various factors in determining whether to reappoint Deloitte & Touche LLP, including the firm’s level of service and quality in executing audits, professional qualifications, and external data such as peer reviews and recent Public Company Accounting Oversight Board reports on the firm. In addition, in conjunction with mandated five-year rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of the new lead engagement partner.

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017. Ratification would be advisory only, but the Audit Committee would reconsider the appointment if it were not ratified. The members of the Audit Committee and the Board of Directors believe the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of the company and our shareholders. Ratification requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the approving majority also must represent more than 25 percent of our outstanding shares.

The Board of Directors recommends that you vote “FOR” Proposal 2.

32	Sempra Energy 2017 Proxy Statement

2016 2015 Dollars in Thousands Fees % of Total Fees % of Total Audit Fees Sempra Energy Consolidated Financial Statements and $9,525 $11,269(1) Internal Controls Audits, Subsidiary and Statutory Audits Regulatory Filings and Related Services 117 200 Total Audit Fees 9,642 88% 11,469 91% Audit-Related Fees Employee Benefit Plan Audits 460 430 Accounting Consultation 706 229 Total Audit-Related Fees 1,166 11% 659 5% Tax Fees Tax Planning and Compliance 175 440 Total Tax Fees 175 1% 440 4% All Other Fees 15 <1% 46 <1% Total Fees $10,998 $12,614

Proposals to be Voted On

Proposal 3: Advisory Approval of Our Executive Compensation

Our board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our 2016 executive compensation program.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution.

“RESOLVED, as an advisory matter, the shareholders of Sempra Energy approve the compensation paid to the company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Approval requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the approving majority must represent more than 25 percent of our outstanding shares.

Even though the say-on-pay vote is advisory and will not be binding on the company, the Compensation Committee and the Board of Directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

The Board of Directors recommends that you vote “FOR” Proposal 3.

Sempra Energy 2017 Proxy Statement	33

Proposals to be Voted On

Proposal 4: Advisory Approval of How Often Shareholders Will Vote on Our Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 3 above should occur every year, every two years or every three years.

In 2011, after careful consideration and dialogue with our shareholders, the Board of Directors determined that holding an advisory vote on executive compensation every year was the most appropriate policy for the company. The board recommends again that shareholders vote for future advisory votes on executive compensation to occur every year.

While our executive compensation programs are designed to promote a long-term connection between pay and performance, the board recognizes that executive compensation disclosures are made annually and holding an annual advisory vote on executive compensation provides the company with more direct and immediate feedback on our compensation disclosures.

Shareholders should note that the advisory vote on executive compensation occurs well after the beginning of the compensation year. In addition, the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another. Therefore, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

We believe that an advisory vote on executive compensation every year is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including the company’s practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.

This advisory vote of how often shareholders will vote on our executive compensation is non-binding on the board. Shareholders will be able to specify one of four choices for this proposal on the proxy card: “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.” Shareholders are not voting to approve or disapprove the board’s recommendation.

The option of “1 YEAR,” “2 YEARS” or “3 YEARS” that receives the greatest number of affirmative votes will be considered to be the preferred option of shareholders.

Although non-binding, the board and the Compensation Committee will carefully review the voting results. Notwithstanding the board’s recommendation and the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our compensation programs.

The Board of Directors recommends that on Proposal 4 you vote for future advisory votes on executive compensation to occur every “1 YEAR.”

34	Sempra Energy 2017 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

In this Compensation Discussion and Analysis, we:

•	Outline our compensation philosophy and discuss how the Compensation Committee determines executive pay.

•	Describe each element of executive pay, including base salaries, short-term and long-term incentives and executive benefits.

Table 1

This Compensation Discussion and Analysis focuses on the compensation of our named executive officers:

Table 2

(1)	Ms. Reed was named President of the company upon the retirement of Mr. Snell on March 1, 2017.

(2)	Mr. Snell retired from the company as of March 1, 2017.

(3)	Prior to January 1, 2017, Mr. Householder was Executive Vice President and Chief Financial Officer.

(4)	Prior to January 1, 2017, Mr. Davis was Executive Vice President - External Affairs and Corporate Strategy.

Sempra Energy 2017 Proxy Statement	35

Section Page Executive Summary 35 Business Overview 36 Performance Highlights 36 Compensation Program Overview for 2016 39 Shareholder Engagement and Compensation Program Changes for 2017 40 CEO Target Compensation Summary 41 Pay for Performance Alignment 41 Rigor of Incentive Targets 43 Compensation Governance 44 Compensation Philosophy and Goals 44 Labor Market Benchmarking 45 Compensation Components 47 Pay Mix 47 Base Salaries 48 Performance-Based Annual Bonuses 49 Long-Term Equity-Based Incentives 52 benefit Plans 56 Severance and Change in Control Arrangements 58 Compensation Committee Roles and Responsibilities 59 Management’s Role 61 Managing Risk in Compensation Plans 61 Share Ownership Requirements 63 Impact of Regulatory Requirements 63 Named Executive officers Debra L. Reed(1) Chairman, President and Chief Executive Officer Mark A. Snell(2) Former President Joseph A. Householder(3) Corporate Group President—Infrastructure Businesses Martha B. Wyrsch Executive Vice President and General Counsel Steven D. Davis(4) Corporate Group President—Utilities

Executive Compensation

Business Overview

Sempra Energy is an energy-services holding company. Our companies invest in, develop and operate energy infrastructure, and provide natural gas and electricity services to customers in North and South America. Our investments across these businesses are focused on long-term opportunities that we believe should deliver higher returns than our utility peers with a commensurate risk profile.

Sempra Energy’s two types of businesses are:

•	Our utility businesses, which will continue to require investments in grid infrastructure, transmission, distribution and storage and other types of assets to help ensure safety and reliability of service and incorporate additional sources of renewable energy.

•	Our energy infrastructure businesses, which primarily are focused on the import, export, transfer and storage of natural gas and LNG and on renewable energy generation. We believe that diverse sources of energy should continue to be important domestically and internationally. Our revenues for these businesses generally are tied to long-term contracts with creditworthy counterparties.

Our operations extend beyond those of a typical utility and we have growing international operations. Thus, we evaluate our performance against the S&P 500 Utilities Index as well as the broader market. Some significant events over the past 10 years include:

•	Developing and investing in large infrastructure projects in the U.S., including a liquefied natural gas (LNG) business and renewable energy projects.

•	Building a strong and diverse energy infrastructure business in Mexico and completing an initial public offering.

•	Investing in major infrastructure projects through our California utilities, such as the Sunrise Powerlink and the deployment of advanced meter infrastructure.

•	Acquiring controlling interests in utilities in South America.

Our business model should continue to become more diversified. We expect to deliver balanced, solid growth across our portfolio of businesses, which provides us with a broad spectrum of opportunities to deploy capital at attractive terms. Our five-year (2017-2021) capital plan totals $14 billion and will provide new investments in utility operations and infrastructure projects in the U.S. and Latin America that we believe should provide the strong returns consistent with our strategy.

Performance Highlights

Financial Performance

Our 2016 earnings performance was solid. In 2016, GAAP earnings were $5.46 per diluted share and our adjusted earnings of $5.05(1) per diluted share exceeded our adjusted earnings guidance range of $4.60 to $5.00(1) per diluted share. Our one-year adjusted earnings per share growth in 2016 was adversely impacted by the loss of earnings resulting from the sale in May 2016 of our interest in the Rockies Express Pipeline, which no longer fit with our long-term contracted asset mix. Our three-year earnings per share compound annual growth rate (CAGR) of 11 percent on a GAAP basis and 7 percent on an adjusted basis outpaced that of the Standard & Poor’s (S&P) 500 Utilities Index.

We also have continued to grow our dividend. Our dividend CAGR exceeded the median CAGR for companies in the S&P 500 Utilities Index over the past one, three, five and 10 years. On February 23, 2017, the Board of Directors approved an additional 9-percent increase in our dividend to $3.29 per common share on an annualized basis.

Our stock has provided investors with outstanding long-term returns, outperforming both the S&P 500 Utilities Index and the S&P 500 Index over the past five and 10 years. Our market capitalization has nearly doubled over the past five years.

(1)	Adjusted earnings per share, adjusted earnings per share guidance range and growth rates based on adjusted earnings per share are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). On a GAAP basis, our 2013, 2014, 2015 and 2016 diluted earnings per share were $4.01, $4.63, $5.37 and $5.46, respectively. On a GAAP basis, our one-year (2015-2016) earnings per share growth rate was 2 percent and our three-year (2013-2016) CAGR was 11 percent. On a GAAP basis, our 2016 earnings per share guidance range was $5.00 to $5.40 per diluted share. For a reconciliation of adjusted and GAAP earnings per share, earnings per share guidance range and earnings per share growth rates, please see Appendix A to this proxy statement. This footnote also is applicable to the chart on the following page.

36	Sempra Energy 2017 Proxy Statement

Executive Compensation

Figure 1

Figure 2 (1) See footnote (1) on prior page.

Sempra Energy 2017 Proxy Statement	37

Earnings Per Share Growth Dividend Growth SRE vs. S&P 500 Utilities Index Adjusted and GAAP EPS CAGR(1) SRE Dividend CAGR vs. S&P 500 Utilities Index S&P 500 Utilities Adjusted Sempra Energy Adjusted(1) S&P 500 Utilities Sempra Energy S&P 500 Utilities GAAP Sempra Energy GAAP One-Year Three-Year One-Year Three-Year Five-Year Ten-Year 2013 Adjusted EPS(1) $4.18 2016 Adjusted EPS(1) $5.05 2006 $1.20 2016 $3.02 Total Shareholder Return Key Factors Impacting Short-term Returns • Resolution of General Rate Case for    SDG&E and SoCalGas, creating more long-term visibility • IEnova’s closing of the GdC joint    venture and Ventika acquisitions and winning marine pipeline bid in Mexico • Uncertainty caused by U.S. elections with respect to U.S. / Mexican trade    and its perceived potential impact on    IEnova • Announcement of potential delays at Cameron LNG One-Year Three-Year Five-Year Ten-Year S&P 500 S&P 500 Utilities Sempra Energy

Executive Compensation

Strategic and Operational Performance

In 2016, across our business, we achieved a number of strategic and operational goals that are important to our future financial performance, including:

Aliso Canyon Update

In October 2015, SoCalGas discovered a natural gas leak at its Aliso Canyon natural gas storage facility. SoCalGas worked closely with several of the world’s leading experts to stop the leak. On February 18, 2016, the California Department of Conservation’s Division of Oil, Gas, and Geothermal Resources (DOGGR) confirmed that the well was permanently sealed.

In January 2016, DOGGR and the CPUC selected Blade Energy Partners to conduct an independent analysis under the direction and supervision of DOGGR and the CPUC to investigate the technical root cause of the Aliso Canyon gas leak. The root cause analysis is still underway. The timing of the root cause analysis is under the control of Blade, DOGGR and the CPUC.

38	Sempra Energy 2017 Proxy Statement

SDG&E and SoCalGas Sempra LNG & Midstream Sempra Mexico Sempra Renewables Received final decision in 2016 General Rate Case Continued construction of the three-train Cameron LNG liquefaction project scheduled to be fully completed in 2019 Placed the largest equity offering in Mexico in two years with a $1.6 billion follow-on offering Completed 100-MW Mesquite Solar 2 SDG&E’s $260 million Sycamore-Penasquitos transmission project was approved by the California Public Utilities Commission (CPUC) Sold EnergySouth, Inc., the parent of Mobile Gas and Willmut Gas, for an after-tax gain of $78 million Closed the $1.1 billion acquisition of Pemex’s 50-percent interest in Gasoductos de Chihuahua Completed 150-MW Mesquite Solar 3 SDG&E’s $381 million South Orange County Reliability Enhancement Project was approved by the CPUC Completed sale of interest in the Rockies Express pipeline and related release of pipeline capacity Acquired the fully operational 252-MW Ventika wind generation complex in Nuevo Leon Completed 94-MW Copper Mountain Solar 4 SDG&E’s $680 million Cleveland National Forest Project was approved by the CPUC Received contracts for 141-MW of solar projects expected to achieve commercial operation in 2019 Completed 78-MW Black Oak Getty wind project SDG&E’s 37.5-MW battery storage project was approved by the CPUC Awarded, along with partner TransCanada Corporation, the contract to build a $2.1 billion natural gas marine pipeline

Executive Compensation

Compensation Program Overview for 2016

Our executive compensation program is designed to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance. The three components of total direct compensation delivered in our program are 1) Base Salary; 2) Performance-Based Annual Bonus; and 3) Long-Term Equity-Based Incentives. We place an emphasis on variable performance-based pay, with approximately 86 percent of our Chief Executive Officer’s total target compensation based on achievement of performance objectives. Each component promotes value creation and aligns our management team’s compensation with our long-term strategic objectives.

Table 3

(1)	Refer to following section for detail on refinements to this portion of the Long-Term Equity-Based Incentives for 2017 based on shareholder feedback.

(2)	For awards granted in 2016, relative total shareholder return is measured primarily against the S&P 500 Utilities Index. However, if total shareholder return meets or exceeds the S&P 500 Index, participants will earn a minimum of 100 percent of target shares.

Sempra Energy 2017 Proxy Statement	39

Component Form Key Characteristics Fixed Base Salary Cash Base salary – as well as total target compensation for the CEO – is benchmarked to median of comparably-sized general industry peers (excluding financial services companies) Performance-Based Annual Bonus Cash Based on earnings (weighted at 85%), and safety and customer service measures (weighted at 15%) No bonus payment unless company exceeds threshold performance level for year Variable Performance- Based Long-Term Equity- Based Incentives Equity (100% Performance- Based equity) Performance Measure 1 (80%): Relative total shareholder return (TSR) measured vs. S&P 500 and S&P 500 Utilities Indices(1)(2); maximum payout requires performance at 90th percentile of utility peers Performance Measure 2 (20%): Three-year earnings per share CAGR, with Equity payout scale based on forward consensus estimates of earnings per share CAGR of S&P 500 Utilities peers(1); maximum payout requires performance at 90th percentile of estimates for utility peers Three-year performance period for each Performance Measure equity) For each measure, performance at or below threshold results in zero payout Modifier : Absolute total shareholder return modifier added in 2015 in response to shareholder feedback

Executive Compensation

Shareholder Engagement and Compensation Program Changes for 2017

Incorporating shareholder feedback into the decision-making process is a critical component of our corporate governance philosophy. Our board and management have a long-standing commitment to engaging our shareholders and soliciting their perspectives on key performance, governance, and compensation matters.

Following our 2016 Annual Meeting “say-on-pay” vote, we conducted extensive shareholder engagement to gather feedback on our compensation program and changes the Compensation Committee was considering for 2017. At the request of our Board of Directors, we contacted shareholders representing more than 60 percent of Sempra Energy’s total outstanding shares, and held telephonic meetings with shareholders representing 33 percent of our total outstanding shares (approximately 43 percent of our institutional share ownership). Our Lead Independent Director participated in meetings with holders representing over 20 percent of our shareholder base. These engagement efforts were in addition to our normal investor relations outreach done on an ongoing basis.

Based on an evaluation of our business strategy, consultation with our independent compensation consultant, the result of our most recent annual “say-on-pay” vote, and input received during our shareholder engagement process, the Compensation Committee made a number of key refinements to our compensation program for 2017:

40	Sempra Energy 2017 Proxy Statement

Key Shareholder Feedback Themes Use of two peer groups within the Relative Total Shareholder Return portion of the LTIP: • Some shareholders found the use of dual peer    groups within a single award design overly    complicated. • Some shareholders were concerned that a target    payout could be provided based on strong    performance relative to either of the two peer    groups. Stock buybacks could affect the performance results for the earnings per share growth portion of the LTIP: • While shareholders generally support the use of a    relative earnings per share growth metric, a few    expressed concerns about the potential effect of    stock buybacks. Questions regarding the size of the 2015 CEO salary increase that aligned Ms. Reed’s base salary with our peer group median. Generally positive feedback on our proxy statement disclosure and the level of detail provided on executive compensation; some shareholders requested providing summaries of key components of our compensation program and our CEO’s pay. 2017 Compensation Program Changes Performance against the S&P 500 Utilities Index and S&P 500 Index will be measured separately. Consistent with our business mix, we created two measures of performance: • 70% of the Relative Total Shareholder Return LTIP    awards (or 56% of total LTIP awards) will be earned    based on performance against the S&P 500    Utilities Index. • 30% of such awards (or 24% of total LTIP awards)    will be earned based on performance against the    S&P 500 Index. Performance results for earnings per share growth will exclude the impact of stock buybacks not contemplated in the financial plans publicly communicated prior to the grant date. Compensation Committee did not increase our CEO’s salary or total target compensation for 2017, which was the first salary determination made by the Compensation Committee following our 2016 Annual Shareholders Meeting. Continued to enhance disclosures. Added tables within 2017 proxy statement summarizing: • Key metrics in our compensation program and their    alignment to our long-term strategy; • Compensation Committee’s target-setting process; and • CEO target compensation

Executive Compensation

CEO Target Compensation Summary

Ms. Reed’s target compensation has not significantly increased since 2015. Her salary was increased nominally in 2016 to retain alignment to the peer median, following an increase in 2015 to adjust target compensation from the 25th percentile to the median. As discussed above under “Shareholder Engagement and Compensation Program Changes for 2017,” the Compensation Committee did not increase our Chief Executive Officer’s base salary or total target compensation for 2017, which was the first annual salary and incentive plan target determination following our 2016 Annual Shareholders Meeting.

Table 4

Pay for Performance Alignment

The Compensation Committee believes that pay should be structured to align executive compensation with company performance and with the interests of our shareholders. Approximately 86 percent of Ms. Reed’s total target compensation is performance-based. Our incentive plans deliver payouts that are aligned with company performance. This is demonstrated by comparing the performance outcomes of our two most recent LTIP payouts.

Table 5

Note:	The 2012-2015 TSR-Based Award vested in January 2016 and the 2013-2016 TSR-Based Award vested in January 2017. For additional information, see “Executive Compensation — Compensation Tables — Option Exercises and Stock Vested” following this Compensation Discussion and Analysis.

Sempra Energy 2017 Proxy Statement	41

Annual Performance-Based CEO Salary and LTIP Target as a Base Salary Bonus Target as a Percentage Incentive Targets Percentage of Base Salary of Base Salary 2015 $1,350,000 125% 475% $1,391,900 2016 125% 475% 74%5 (3.1% increase) $1,391,900 2017 125% 475% (no increase) TSR Performance Relative to S&P 500 LTIP Award Payout Utilities Index Peer Group 2012 – 2015 TSR-Based Award 96th percentile 150% of target 2013 – 2016 TSR-Based Award 40th percentile 38% of target

Executive Compensation

Figure 3

(1)	The earnings per share-based restricted stock unit awards are reported based on target performance, as the Compensation Committee may exercise downward discretion in determining the performance result.

42	Sempra Energy 2017 Proxy Statement

Pay for Performance Alignment—CEO Total Direct Compensation Value As of December 31, 2016 (“Realizable Pay”) Components Base Salary Actual Performance-Based Annual Bonus Relative TSR-Based Restricted Stock Units • Reported: Valued based on grant date    closing stock price • 12/31/16 Value (Realizable): Based on    relative TSR performance through    12/31/16 and closing stock price on 12/31/16 EPS Growth-Based Restricted Stock Units • Reported: Valued based on grant date    closing stock price • 12/31/16 Value (Realizable): Based on    target(1) performance through 12/31/16 and    closing stock price on 12/31/16 TSR-Based Awards Detail Chart TSR-Based restricted stock unit awards    are the largest component of Ms. Reed’s    target total direct compensation. Based on    relative TSR performance through 12/31/16, the current value of these awards is $0. 2014 Reported Value 2014 Value as of 12/31/16 2015 Reported Value 2015 Value as of 12/31/16 2016 Reported Value 2016 Value as of 12/31/16 Base Salary Bonus TSR-Based RSU EPS-Based RSU TSR-Based Awards Tight alignment exists between CEO’s compensation and company TSR performance. These awards would have expired at zero payout had the applicable performance periods ended on December 31, 2016. There is opportunity and significant incentive to improve TSR performance. 2014 Reported Value 2014 Value as of 12/31/16 2015 Reported Value 2015 Value as of 12/31/16 2016 Reported Value 2016 Value as of 12/31/16

Executive Compensation

Rigor of Incentive Targets

At the start of each year, our Compensation Committee sets challenging yet achievable incentive targets, with a focus on motivating our team to drive industry-leading performance and sustained value creation.

Performance-Based Annual Bonus Plan

For 2016, the Compensation Committee selected earnings (85 percent weighting) and employee and public safety and customer service (15 percent weighting) for the measurement of annual corporate performance under the performance-based annual bonus plan. The committee utilizes earnings as the basis of its primary annual bonus metric because it believes the measure provides an accurate and comprehensive picture of annual company financial performance that plan participants, shareholders, analysts and other parties clearly understand. The committee makes certain pre-established adjustments to earnings as described in Appendix D to calculate earnings for annual bonus plan purposes. For 2016, the committee set a challenging earnings target for the performance-based annual bonus plan, based on the company’s financial plan, of $1,242 million in earnings, an increase of $42 million over our 2015 target earnings for annual bonus plan purposes of $1,200 million.

Our 2016 GAAP earnings were $1,370 million. Actual 2016 earnings adjusted for annual bonus plan purposes were $1,283 million. For a reconciliation of GAAP earnings to earnings adjusted for annual bonus plan purposes, see “Adjustments to 2016 GAAP Earnings for Annual Bonus Plan Purposes” on page 51.

Long-Term Equity-Based Incentives

The 2016 long-term incentive plan awards included two performance measures — relative total shareholder return (80 percent weighting) and earnings per share growth (20 percent weighting). The Compensation Committee measures performance against challenging targets in order to drive long-term growth and closely align executives’ interests with those of our shareholders.

In the event that Sempra Energy’s total shareholder return meets or exceeds neither the 50th percentile of the S&P 500 Index nor the 30th percentile of the S&P 500 Utilities Index, participants will receive zero shares for this portion of the award. In addition, performance at or above the 90th percentile of the S&P Utilities Index is required to achieve the maximum payout. For the earnings per share CAGR portion of the LTIP, zero payout is made if our earnings per share CAGR is at or below the 25th percentile of consensus expectation for our S&P 500 Utilities Index peers. To achieve maximum payout, performance at or above the 90th percentile of consensus expectations for utility peers is required. We believe that the structure of our payouts is particularly rigorous relative to the LTIP designs of many of our utility peers, where in many cases:

(1)	peer company award designs typically include a time-based component, compared to 100 percent performance-based for Sempra Energy;

(2)	peer company payouts at threshold performance are usually 25 percent or 50 percent of the award’s target value, versus a zero payout at threshold performance for Sempra Energy; and

(3)	peer company maximum payout often requires 75th percentile performance, versus performance at the 90th percentile for Sempra Energy.

During our shareholder outreach in the fall of 2016, some shareholders expressed a view that there should not be a minimum payout under the relative total shareholder return portion of our long-term plan should Sempra’s total shareholder return exceed that of the S&P 500 Index, but fall below the performance threshold for the S&P 500 Utilities Index. As a result of this feedback, for 2017, the Compensation Committee decided to measure relative total shareholder return performance against these two indices independently. More specifically, for 2017, the performance measures and weightings for the long-term incentive plan awards will be as follows:

2017 LTIP Metrics

Figure 4

Sempra Energy 2017 Proxy Statement	43

2017 LTIP Metrics 20% EPS CAGR 56% TSR vs. S&P 500 Utilities Index 24% TSR vs. S&P 500 Index

Executive Compensation

Compensation Governance

We actively solicit shareholder feedback with respect to compensation governance and seek to conform to best practices:

(1)	See “Compensation Tables — Severance and Change in Control Benefits” for additional information.

(2)	Long-term incentive plan grants are made from a shareholder-approved plan that prohibits stock option repricing and cash buyouts without shareholder approval. The plan was amended in December 2015 to prohibit adding back to the plan’s share authorization any shares surrendered to cover tax withholding or the option/SAR exercise price in connection with the exercise of stock options or SARs issued after the date of the plan amendment.

Compensation Philosophy and Goals

Compensation Philosophy

The Compensation Committee of our Board of Directors sets the company’s executive pay philosophy, which emphasizes four key areas:

We believe this compensation philosophy enables us to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance.

Compensation Program Goals

Our compensation program goals include:

•	Aligning compensation with company performance and shareholders’ interests.

•	Strongly linking executive compensation to both annual and long-term corporate, business unit and individual performance.

•	Motivating executives to achieve superior performance.

•	Attracting and retaining executives of outstanding ability and proven experience who demonstrate high standards of integrity and ethics.

44	Sempra Energy 2017 Proxy Statement

What We Do What We Don’t Do Incorporate shareholder feedback in our No excise tax gross-ups for named compensation program design executive officers Multiple LTIP and annual incentive plan No employment contracts for named performance measures executive officers LTIP includes “double trigger” equity vesting No stock-option repricing or recycling of on a change in control (1) shares for exercising of options or stock appreciation rights (2) Clawback policy No hedging or pledging of shares Stock ownership requirements (6x base pay for CEO, 5x retainer for Directors) No guaranteed bonuses / uncapped incentives Employ independent advisors to conduct risk No single-trigger cash severance payments assessment of compensation programs upon a change in control Independent compensation consultant Sempra Energy Compensation Philosophy Performance-based Alignment of pay with incentives aligned with short-term and long-term shareholder value creation company performance Balance between More pay tied to short-term and performance at higher long-term incentives levels of responsibility

Executive Compensation

Pay for Performance Alignment

Elements of our executive pay program that exemplify our pay-for-performance philosophy include:

•	All short-term and long-term incentive compensation for our Chief Executive Officer and our named executive officers is performance-based.

•	We use adjusted earnings as the financial performance measure for the payment of cash bonuses under our annual incentive plan. Our annual incentive plan also includes operational measures linked to our businesses, including employee and public safety and customer service.

•	Long-term incentive compensation is delivered through performance-based restricted stock units. The performance measures for annual performance-based restricted stock unit awards are based on relative total shareholder return and earnings per share growth. We have not issued stock options since 2010.

•	Approximately 86 percent of our Chief Executive Officer’s total target pay is performance-based. For our other named executive officers, performance-based compensation makes up an average of 75 percent of total target pay.

Labor Market Benchmarking

Labor Market

The Compensation Committee uses external pay data to help align executive compensation levels, in total and by component, with the labor market. The committee views the labor market for our most senior positions as a nationwide, broad cross-section of companies in various industries. The committee’s use of both general industry and utilities benchmarking data reflects the competitive labor market from which we recruit executives. This labor market varies by position and extends beyond our industry.

Approximately one-third of Sempra Energy’s 15 corporate officers were hired early in their careers and developed within Sempra Energy and its subsidiary companies. The remaining two-thirds were hired from a broad range of industries, including renewable energy, accounting, consulting, banking, oil and gas, law and government.

Sempra Energy Officers (1)

Figure 5

(1) Sempra Energy officers as of December 31, 2016.

Target Market Alignment

The Compensation Committee targets alignment of compensation with the 50th percentile of the general industry benchmarking data. This applies to target compensation in total and by component (base salaries, target annual performance-based bonuses and target long-term incentives). Positioning relative to the 50th percentile may vary based on factors such as time in positon, performance, and the comparability of market benchmark positions to the scope and structure of our positions. This is particularly significant for Mr. Snell’s and Mr. Davis’ roles, which vary in scope and structure from the market benchmark positions. Total target compensation for Ms. Reed and Ms. Wyrsch approximated the 50th percentile of the general industry benchmarking data. Total target compensation for Mr. Householder fell within the second quartile (between the 25th percentile and the median) and for Messrs. Snell and Davis within the third quartile (between the median and the 75th percentile) . Actual compensation may be higher or lower than target compensation, as it reflects actual performance and payouts under our performance-based annual bonus plan and our long-term incentive plan.

Sempra Energy 2017 Proxy Statement	45

Sempra Energy Officers (1) 33% Developed within Sempra Energy 67% Recruited from Outside the Utility Industry

Executive Compensation

General Industry Benchmarking

When benchmarking executive pay, the Compensation Committee first reviews general industry market pay data from the Aon Hewitt Total Compensation Management (TCM) Database for non-financial Fortune 500 companies with revenues between $5 billion and $20 billion. Our 2016 revenues were $10.2 billion. The median 2016 revenue for the general industry peer group was $9.5 billion.

•	A total of 109 companies were included in the Fall 2015 review that the committee considered when determining 2016 compensation. These companies are listed in Appendix B and are referred to in this Compensation Discussion and Analysis as our “general industry peer group.”

•	The committee reviews summary statistics of the companies included in this database (but not company-specific information) with the goal of generally managing total target pay opportunities to the median of this summary data. Actual pay levels will rise above or fall below these standards as a result of actual company and individual performance.

The Compensation Committee uses the general industry peer group as the primary benchmarking data source because it best represents the market from which we recruit executive talent. This peer group is not constrained by industry affiliation, but companies in the utilities and energy sector make up approximately 18 percent of the general industry peer group. It focuses on companies comparable in size to Sempra Energy.

Table 6 summarizes the general industry peer group market capitalization, revenue, and net income compared to Sempra Energy.

SUMMARY OF GENERAL INDUSTRY COMPANIES INCLUDED IN NOVEMBER 2015 REVIEW OF COMPANIES IN

AON HEWITT’S TCM DATABASE WITH REVENUES OF $5 BILLION TO $20 BILLION

Table 6

(1)	Revenue and net income for the general industry peer group companies are for fiscal year 2016 unless otherwise noted in Appendix B. For Sempra Energy, the $1,370 million net income reported in the table represents GAAP net income of $1,519 million, less earnings attributable to noncontrolling interests and preferred dividends of subsidiary.

Utilities Industry Benchmarking

The Compensation Committee also reviews pay and performance data in proxy statements and other public filings of energy and utility companies.

•	This peer group is composed of the 28 companies that make up the S&P 500 Utilities Index. These companies are listed in Appendix C and are referred to in this Compensation Discussion and Analysis as our “utilities peer group.”

•	This group is consistent with the peer group used in connection with our long-term incentive awards.

•	The utilities peer group review provides an additional basis for assessing executive compensation and corporate performance.

•	This review gives us a better understanding of the effectiveness of our emphasis on “pay-for-performance” in relation to the performance of our utilities peer group.

Table 7 summarizes the utilities peer group market capitalization, revenue and earnings compared to Sempra Energy.

SUMMARY OF S&P 500 UTILITIES INDEX COMPANIES

Table 7

(1)	Revenue and net income for the utilities peer group companies are for fiscal year 2016. For Sempra Energy, the $1,370 million net income reported in the table represents GAAP net income of $1,519 million, less earnings attributable to noncontrolling interests and preferred dividends of subsidiary.

46	Sempra Energy 2017 Proxy Statement

Market Capitalization 2016 2016 (Dollars in Millions) (on 12/31/16) Revenue(1) Net Income(1) Sempra Energy $25,166 $10,183 $1,370 Sempra Percentile Rank 76th 54th 80th 75th Percentile $24,593 $13,478 $1,149 Median $13,121 $9,523 $640 25th Percentile $7,459 $6,709 $319 Market Capitalization 2016 2016 (Dollars in Millions) (on 12/31/16) Revenue(1) Net Income(1) Sempra Energy $25,166 $10,183 $1,370 Sempra Percentile Rank 72nd 40th 78th 75th Percentile $30,730 $14,156 $1,311 Median $18,511 $11,107 $868 25th Percentile $11,616 $7,517 $432

Executive Compensation

Compensation Committee Review of Internal Equity in Determining Pay

The Compensation Committee uses internal equity to determine the compensation for positions that are unique or difficult to benchmark against market data. Internal equity also is considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.

Compensation Components

Primary Components of Executive Compensation Program

The primary components of our executive compensation program are:

•	Base salaries (for additional information, see page 48-49).

•	Performance-based annual bonuses (for additional information, see pages 49-51).

•	Performance-based long-term equity incentive awards (for additional information, see pages 52-55).

Additional benefits include health and welfare programs, retirement and savings plans, personal benefits and severance pay.

All of our executive officers participate in the same compensation programs. However, market compensation levels for the named executive officers vary substantially based upon the roles and responsibilities of individual officers.

Pay Mix

Pay mix is the relative value of each of the primary compensation components as a percentage of total target compensation. Figure 6 shows each component of our Chief Executive Officer’s total 2016 pay at target company performance.

CEO Pay Mix at Target

Figure 6

Our pay mix helps to align our executives’ interests with our shareholders’ interests by providing a much greater portion of pay through performance-based annual and long-term incentives rather than base salary. This means that most pay is variable and will go up or down based on company performance. Approximately 86 percent of our Chief Executive Officer’s total target pay is delivered through performance-based incentives.

Actual pay mix may vary substantially from target pay mix. This may occur as a result of corporate and individual performance, which greatly affects annual bonuses, as well as future stock performance, which significantly impacts the ultimate value of stock-based awards. Figure 7 shows the percent of total pay at target company performance that comes from each major pay component for each of our named executive officers.

Sempra Energy 2017 Proxy Statement	47

CEO Pay Mix at Target 14% Base Salary 18% Annual Performance-Based Bonus 68% Long-Term Performance-Based Incentives 86% Variable Performance-Based

Executive Compensation

Figure 7

Our pay mix places a higher weight on performance-based compensation than the average pay mix of our peers. As shown in Figure 8, 86 percent of our Chief Executive Officer’s total target compensation is performance-based, which is significantly higher than the average for Chief Executive Officers in both our general industry and utilities peer groups.

Figure 8

Note:	Fixed compensation includes base salary and time-based long-term incentives other than stock options. At-risk compensation includes performance-based short-term and long-term incentives, including time-based stock options.

1.	Base Salaries

Our executive compensation programs emphasize performance-based pay. This includes annual bonuses and equity-based long-term incentive awards. However, base salaries remain a necessary and typical part of compensation for attracting and retaining outstanding employees at all levels.

48	Sempra Energy 2017 Proxy Statement

CEO Pay Mix at Target 14% Base Salary 18% AnnualPerformance-Based Bonus 68% Long-Term Performance-Based Incentives 86% Variable Performance-Based

Executive Compensation

The Compensation Committee annually reviews base salaries for executive officers. The committee considers the following factors in its review:

2016 Adjustments to Base Salaries

Ms. Reed received a salary increase of 3.10 percent. Mr. Snell, Mr. Householder, and Ms. Wyrsch received salary increases of 5.37 percent, 6.85 percent, and 3.0 percent, respectively. Mr. Davis did not receive a 2016 salary adjustment.

2.	Performance-Based Annual Bonuses

Annual Incentive Plan Compensation Pool

Executive officers may receive performance-based annual bonuses under our shareholder-approved Executive Incentive Plan. Under the terms of the plan, a compensation pool based on operating income is established for each year. The plan is designed to permit the Compensation Committee to grant awards that meet the conditions necessary to preserve the deductibility of the bonuses under Section 162(m) of the Internal Revenue Code while providing flexibility to the Compensation Committee in administering the plan.

Please see “Executive Compensation — Compensation Tables — Grants of Plan-Based Awards” for additional details regarding the plan.

Performance Guidelines

Each year the Compensation Committee establishes performance measures and dollar guidelines for bonus payments. These guidelines are substantially lower than the shareholder-approved incentive plan maximums. The committee uses financial and operational performance measures that are linked to both our business strategy and shareholder interests.

Consistent with our pay-for-performance philosophy, the performance measures do not provide for any bonus payment unless the company attains a threshold (minimum) performance level for the year. Bonus opportunities increase from zero for performance at the threshold level to 200 percent of target for performance at maximum.

Figures 9 and 10 show the 2016 bonus payout as a percentage of target payout for various levels of earnings adjusted for annual bonus plan purposes and operational performance.

Figure 9	Figure 10

Sempra Energy 2017 Proxy Statement	49

Factors Considered in Determining Base Salaries General industry peer group salary data Complexity of roles and responsibilities Reporting relationships Individual contributions and performance Succession planning Internal equity Labor market conditions Retention needs Experience Financial Performance Measure Payout as a Percent of Target Operational Performance Measures Payout as a Percent of Target Earnings for Bonus Plan Purposes ($M)

Executive Compensation

Bonus Opportunities for Named Executive Officers

Potential bonus opportunities at threshold, target and maximum company performance are expressed as a percentage of each named executive officer’s base salary below.

BONUS POTENTIAL AS OF DECEMBER 31, 2016, AS A PERCENTAGE OF BASE SALARY

Table 8

Based on its review of market data, the Compensation Committee adjusted Ms. Wyrsch’ s target from 70 percent to 75 percent for 2016. Targets for other named executive officers, including Ms. Reed, remained unchanged.

Annual Bonus Performance Goals

For 2016, the Compensation Committee selected earnings, employee and public safety, and customer service for the measurement of annual corporate performance. The earnings performance measure was weighted at 85 percent and the safety and customer service measures were weighted at 15 percent. For annual bonus plan purposes, “earnings” means Sempra Energy Net Income, excluding earnings attributable to non-controlling interests and preferred stock dividends and subject to the pre-established adjustments set forth in Appendix D. Earnings for annual bonus plan purposes may be higher or lower than earnings reported in our financial statements due to the pre-established adjustments. These adjustments are described under the section titled “Earnings Goal Determination.”

Rationale for Selection of Performance Measures

The Compensation Committee selected earnings as the basis for 2016 annual bonus financial performance measure because it believes this measure provides an accurate and comprehensive picture of annual company financial performance that plan participants, shareholders, analysts and other parties clearly understand.

The Compensation Committee included employee and public safety and customer service measures in the 2016 annual bonus plan because it believes that strong safety and customer service performance are critical in an infrastructure company with a large customer base.

The committee may apply discretion in determining the results of the performance measures or in consideration of the contributions of each named executive officer.

Earnings Goal Determination

Table 9 shows the earnings criteria for 2016 annual bonuses:

2016 EARNINGS GOALS FOR BONUS PURPOSES

Table 9

The Compensation Committee set 2016 bonus guidelines, with the target of $1,242 million in earnings, based on the company’s financial plan with certain adjustments for incentive plan purposes. The financial plan takes into account anticipated business unit earnings, planned purchases or sales of assets, major capital projects and other significant issues impacting the company’s earnings. The financial plan also is used to develop the company’s public earnings guidance.

The range between threshold and target performance is 3.9 percent and the range between target and maximum performance is 5.8 percent. This asymmetrical range provides a narrower payout range for below-target performance, while requiring a greater degree of outperformance to receive an above-target payout.

Consistent with the approach taken in prior years, the Compensation Committee also determined at the beginning of the year that the earnings calculation for bonus purposes would be adjusted by excluding the impact of major changes in accounting rules, certain items related to acquisitions and divestitures and other adjustments as described in Appendix D.

50	Sempra Energy 2017 Proxy Statement

Named Executive Officer Threshold Target Maximum Debra L. Reed 0% 125% 250% Mark A. Snell 0% 100% 200% Joseph A. Householder 0% 80% 160% Martha B. Wyrsch 0% 75% 150% Steven D. Davis 0% 70% 140% 85% Earnings 15% Safety and Customer Service Performance Financial Performance Measure Threshold Target Maximum Sempra Energy Earnings (Dollars in Millions) $1,193 $1,242 $1,314

Executive Compensation

Adjustments to 2016 GAAP Earnings for Annual Bonus Plan Purposes

A reconciliation of 2016 GAAP earnings to earnings adjusted for annual bonus plan purposes is provided in Table 10.

2016 EARNINGS ADJUSTMENTS FOR BONUS PLAN PURPOSES

Table 10

Annual Bonus Performance Results

Overall company performance for 2016 was at 157 percent of target performance. A summary of the plan metrics and results is provided below, with additional detail in Appendix D:

Table 11

(1)	Earnings for annual bonus plan purposes were at 157 percent of target performance, resulting in a weighted percent of target achieved of 133 percent. Overall performance for the safety and customer service measures was at 162 percent of target performance, resulting in a weighted percent of target achieved of 24 percent.

2016 Bonus Payouts

Based on overall performance and its consideration of the contributions of each named executive officer, the Compensation Committee approved the payment of the annual bonuses shown in Table 12.

BONUSES PAID TO NAMED EXECUTIVE OFFICERS FOR 2016 PERFORMANCE

Table 12

(1)	The actual performance score of 157.03 percent is rounded in Table 12.
(2)	The Compensation Committee used downward discretion with respect to the performance-based annual cash bonus of Ms. Reed in light of the Aliso Canyon natural gas leak. The action does not, in any way, reflect a determination by the committee or the board of any individual or organizational fault. In fact, the committee and the board specifically recognize Ms. Reed’s effective approach in addressing the issues raised by the Aliso Canyon natural gas leak, and have full confidence in her continuing leadership. In ratifying this discretion, the board acknowledges the accountability an organizational leader has in such circumstances.
(3)	Bonus amounts are rounded up to the nearest hundred.

Sempra Energy 2017 Proxy Statement	51

(Dollars in Millions) Reconciliation GAAP Earnings $1,370 pre-Defined Adjustments: Exclude 90 percent of gains and losses for the sale of assets or write-down of assets in connection with a sale (Retain 10 percent) 36 Exclude impact of accounting rule change (34) Exclude certain items related to acquisitions and divestitures, regulatory decision on tax repairs allowance, and corporate optimization efforts (89) Earnings for Annual Bonus Plan Purposes $1,283 Goals Weighted(1) Percent Actual of Target 2016 Performance Measures Minimum Target Maximum Performance Weight Achieved Financial: Sempra Energy Earnings (Dollars in Millions) $1,193 $1,242 $1,314 $1,283 85% 133% Safety: Employee and Public Safety 12% 20% Customer Service & Stakeholders: See Appendix D for Detail SDG&E and SoCalGas Customer Service/Stakeholders 3% 4% TOTAL 100% 157% Base Salary at Bonus Performance Discretionary x x = Bonus(3) Named Executive officer Year-End 2016 Target Score(1) Adjustment(2) Debra L. Reed Mark A. Snell $1,391,900 $900,000 125% 100% 157% 157% ($901,600) $1,830,600 $1,413,300 Joseph A. Householder $700,000 80% 157% $879,400 Martha B. Wyrsch $577,900 75% 157% $680,700 Steven D. Davis $541,400 70% 157% $595,200

Executive Compensation

3.	Long-Term Equity-Based Incentives

Long-term equity-based incentives are the largest single component of each named executive officer’s total target compensation package. (See Figure 7 for these percentages.) In accordance with our pay-for-performance philosophy, the entire long-term incentive plan award for our Chief Executive Officer and named executive officers is in the form of performance-based restricted stock units. The table below summarizes key features of our awards and their alignment with shareholder interests.

Table 13

Rationale for Granting Performance-Based Equity

The Compensation Committee believes that linking long-term incentive awards to our relative total shareholder return and earnings per share growth creates the strongest alignment with shareholder interests. The Compensation Committee approved this equity award structure after considering many variables. These included alignment with shareholder interests, plan expense, share usage and market trends.

The Compensation Committee sought a direct link to performance in comparison to indices and peers. To achieve this result, the committee uses performance-based restricted stock units based on relative total shareholder return (80 percent of grant date award value). The link between pay and long-term earnings performance is further strengthened by the use of a second performance measure based on long-term earnings per share growth (20 percent of grant date award value).

Performance-based restricted stock units can also deliver the same economic value with significantly fewer shares than stock options, and so result in lower dilution.

Equity Award Structure Compared to Peers

As shown in Figure 11, all of our Chief Executive Officer’s long-term incentive compensation is performance-based. In contrast, both our general industry and utilities peer groups provide a significant portion of long-term incentive awards in time-based restricted stock and stock options. In addition to the types of equity granted, our payout scale differs from our peers. The payout scales that many of our peers use for performance-based equity awards pay 25 percent to 50 percent for threshold performance. Our payout scale provides for zero payout at threshold performance.

Figure 11

Key Features of 2016 Equity Awards Alignment with Shareholder Interests 100% performance-based restricted stock units Unlike many of our peers, our awards do not include a time-based component. Payouts are linked to company performance. Two performance measures: Our performance measures are aligned with long-term value creation Relative total shareholder return Earnings per share growth No payout at threshold, or minimum, performance Payout scale begins at zero for threshold performance. Relative performance determines the number of shares earned and absolute performance determines the value of each share earned CEO Equity Compensation Sempra Energy General Industry Peer Group Utilities Peer Group 21% 27% Time-Based Restricted Time-Based Stock Restricted Stock 100% 47% Performance Plans Performance Plans 68% 32% Performance Stock Plans Options 5% Stock Options Figure 11

52	Sempra Energy 2017 Proxy Statement

Executive Compensation

Determining Individual Equity Award Grants

In making the annual grants, the Compensation Committee:

•	Specified a dollar value (based on a percentage of base salary) and other terms for each executive officer’s award.

•	Based the number of shares underlying the awards granted on the specified dollar value, as opposed to a fixed number of shares for each executive officer. This approach allows maintenance of the pay mix described previously.

On the grant date, we calculated the precise number of shares to be granted to each executive officer by dividing the total value of each executive officer’s award by the closing stock price on that date. These values are presented in the Target Grant Values for 2016 Table below.

The award values reported in the Summary Compensation Table and Grants of Plan-Based Awards Table that follow this Compensation Discussion & Analysis are based on the closing stock price on the grant date for the portion of the LTIP awards based on earnings per share growth. The values reported for the portion of the awards based on relative total shareholder return are based on a Monte Carlo valuation model, which is used to determine the accounting cost under the applicable accounting guidance for stock compensation.

Special Awards Granted to Named Executive Officers in 2016

Special equity awards also may be granted with the Compensation Committee’s approval upon the hiring or promotion of named executive officers or, in rare instances, to reward extraordinary performance or promote retention. No special equity grants were made to our named executive officers in 2016.

Target Value of Equity Grants

Table 14 illustrates the target value of 2016 annual long-term incentive awards.

Based on its review of market data, the Compensation Committee adjusted Mr. Householder’s target from 240 percent to 250 percent for 2016. Mr. Davis’ target was increased from 160 percent to 180 percent in recognition of his promotion to Executive Vice President - External Affairs and Corporate Strategy in September 2015. Targets for other named executive officers, including Ms. Reed, remained unchanged for 2016.

TARGET GRANT VALUES FOR 2016

Table 14

The actual amounts realized by equity award recipients will depend on future stock performance and the degree to which performance measures are achieved. The amounts ultimately realized will not necessarily track with the target grant values.

Sempra Energy 2017 Proxy Statement	53

Performance-Based Restricted Stock Units Base Salary Target Value Total Debra L. Reed $1,391,900 475% $6,611,525 Mark A. Snell $900,000 300% $2,700,000 Joseph A. Householder $700,000 250% $1,750,000 Martha B. Wyrsch $577,900 185% $1,069,115 Steven D. Davis $541,400 180% $974,520

Executive Compensation

Performance Goals for the 2016 Restricted Stock Units

The 2016 awards were issued in January 2016, prior to the issuance of our 2016 proxy statement. Based on focused discussions with our shareholders, the Compensation Committee changed certain aspects of the award design for 2017. These changes are discussed under “Shareholder Engagement and Compensation Program Changes for 2017” on page 40.

The 2016 long-term incentive plan awards included two performance measures — relative total shareholder return and earnings per share growth. Eighty percent of the total target award value is linked to relative total shareholder return and 20 percent is linked to earnings per share growth.

1.	Relative Total Shareholder Return

Each performance-based restricted stock unit represents the right to receive between zero and two shares of Sempra Energy common stock based on the company’s three-year cumulative total shareholder return compared with the S&P 500 Index and the S&P 500 Utilities Index. We measure our total shareholder return against both the S&P 500 Index and the S&P 500 Utilities Index because our operations extend beyond those of a typical utility and we have growing international operations. Our stock can be influenced by factors that do not necessarily affect many of the companies in the S&P 500 Utilities Index.

If the company’s performance is at or above the total shareholder return of the market-capitalization-weighted S&P 500 Index, participants will receive a minimum of one share for each restricted stock unit. If our performance exceeds the 50th percentile compared to the S&P 500 Utilities Index, participants have the opportunity to earn up to two shares for each restricted stock unit. Participants may earn a partial share for performance between the 30th and 50th percentiles of the S&P 500 Utilities Index. As discussed below under “Managing Risk in Compensation Plans,” our payout scale begins at zero for threshold performance. In contrast, many of our peers pay 25 percent or 50 percent for threshold performance.

Table 15

(1)	If the company’s total shareholder return is at or above the total shareholder return of the S&P 500 Index, participants will receive a minimum of one share for each restricted stock unit.

(2)	Participants also receive additional shares for dividend equivalents, which are reinvested to purchase additional units that become subject to the same vesting conditions as the restricted stock units to which the dividends relate.

Note:	If performance falls between the tiers shown in Table 15, the payout is calculated using linear interpolation.

These awards also include a modifier based on absolute total shareholder return. While relative total shareholder return continues to be the primary performance measure, the inclusion of a modifier strengthens the focus on achieving both strong relative and absolute total shareholder return performance. This further strengthens alignment with shareholder interests. For instance, the modifier reduces award payouts for high relative performance if absolute total shareholder return is low. In an instance in which both relative and absolute total shareholder return are high, the modifier may increase award payouts but cannot cause the total award payout to exceed 200 percent (2.0 shares earned for each restricted stock unit).

The modifier was developed based on the approximate 25th and 75th percentiles of Sempra Energy’s historical total shareholder return and historical estimated cost of equity. The modifier adds 20 percent to the award’s payout (as initially calculated based on relative total shareholder return) for absolute total shareholder return performance in the top quartile of the distribution of the historical benchmark data. It reduces the award’s payout by 20 percent for performance in the bottom quartile of the distribution of the historical benchmark data. For the 2016 award, the modifier is triggered if our total shareholder return is at or above 37 percent or if our total shareholder return is at or below -23 percent. If performance falls within the second or third quartiles, the modifier is not triggered and the payout is based solely on the relative total shareholder return performance result. The modifier cannot cause the total award payout to exceed 200 percent.

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Cumulative Total Shareholder Return Percentile Rank Sempra Energy Common Stock Shares Received vs. S&P 500 Utilities Index(1) for Each Restricted Stock Unit(2) 90th Percentile or Above 2.0 70th Percentile 1.5 50th Percentile 1.0 40th Percentile 0.5 30th Percentile or Below 0.0

Executive Compensation

2.	Earnings Per Share Growth

The 2016 long-term incentive plan awards also included a performance-based restricted stock unit award linked to relative earnings per share growth(2). The award measures the compound annual growth rate of our earnings per share for the three-year period ending on December 31, 2018. The payout scale is based on the December 31, 2015 analyst consensus three-year earnings per share growth estimates for the S&P 500 Utilities Index peer companies. The threshold payout level is based on the 25th percentile of the analyst consensus estimates and maximum is based on the 90th percentile.

The Compensation Committee bases the payout scale for our earnings per share growth-based awards on analyst consensus estimates for the S&P 500 Utilities peer companies because:

•	Our strategic goal is to deliver higher growth than our utility peers while maintaining a commensurate risk profile.

•	Our LTIP award design aligns with this strategic goal by measuring our three-year earnings per share CAGR against a payout scale that is based on analyst consensus estimates, which are from independent third parties, for our peers in the S&P 500 Utilities Index.

•	We do not issue three-year earnings guidance. The long-term earnings guidance that we provide generally is based on our five-year financial plan.

•	The five-year earnings growth in the financial plan is not linear from year to year. This year to year variability in earnings growth is due, in part, to our investment in large-scale, capital-intensive development projects that take multiple years to construct and multiple years for earnings to be generated.

Table 16

(1)	Participants also receive additional shares for dividend equivalents, which are reinvested to purchase additional units that become subject to the same vesting conditions as the restricted stock units to which the dividends relate.

Note:	If performance falls between the tiers shown in Table 16, the payout is calculated using linear interpolation. As discussed below under “Managing Risk in Compensation Plans,” our payout scale begins at zero for threshold performance.

For purposes of the long-term incentive award, the calculation of earnings per share may, at the Compensation Committee’s discretion, include the same potential adjustments described on page 50 under “Earnings Goal Determination,” as well as adjustments related to, among other things, other unusual or non-operating items.

(2)	The award is designed to meet the conditions necessary to preserve the deductibility of the award under Section 162(m) of the Internal Revenue Code while providing flexibility to the Compensation Committee in determining the payout under the award. In order for there to be any payout, the company must achieve positive cumulative net income for the performance period. The Compensation Committee may then apply negative discretion as described herein.

Results for the 2012 to 2015 and the 2013 to 2016 Award Cycles

Our 2012-2015 award cycle vested on January 4, 2016. Our 2012-2015 relative total shareholder return was at the 96th percentile of the S&P 500 Utilities Index. As a result, this grant vested at 150 percent of target performance with a payout of 1.5 shares of common stock plus reinvested dividends for each restricted stock unit. The maximum payout level for the 2012-2015 award cycle was 150 percent of target.

Our 2013-2016 award cycle vested on January 4, 2017. Our 2013-2016 relative total shareholder return was at the 40th percentile of the S&P 500 Utilities Index. As a result, this grant vested at 38 percent of target performance with a payout of 0.384 shares of common stock plus reinvested dividends for each restricted stock unit.

Sempra Energy 2017 Proxy Statement	55

Percentile of Analyst Estimates for Sempra Energy Common Stock Shares Received S&P 500 Utilities EPS CAGR for Each Restricted Stock Unit1 90th Percentile or higher (7.7 percent or higher) 2.0 75th Percentile (6.9 percent) 1.5 50th Percentile (5.0 percent) 1.0 25th Percentile (3.5 percent) 0.0

Executive Compensation

4.    Benefit Plans

Our executive officers also participate in benefit plans including: (1) health, life insurance and disability plans and other executive benefits and (2) retirement and savings plans.

1.     Health, Life Insurance and Disability Plans and Other Benefits

Table 17

Plan Type Plan Description Health & Welfare Basic Group Plans Our executive officers participate in life, disability, medical, dental and vision insurance group plans that are available to virtually all employees. These are common benefits essential to attracting a high-quality workforce. Other Health & Welfare Benefits Ms. Reed, Mr. Snell and Mr. Householder participate in the following plans other than the basic group health and welfare plans: • A medical insurance plan that provides up to $20,000 (the annual aggregate maximum) in additional coverage for medically necessary care for the officer or covered dependents. This plan was closed to new participants in 2012. • A life insurance plan providing additional life insurance death benefits (two times base salary and bonus for active employees and 1.5 times base salary and bonus for retired employees). This plan was closed to new participants in 2012. All of our named executive officers participate in a long-term disability plan providing additional protection upon disability (60 percent of base salary and average bonus) and restoring benefits otherwise capped under the company’s basic long-term disability plan. Other Benefit Programs Ms. Wyrsch and Mr. Davis receive an annual executive benefit program allowance of $30,000 that may be used to cover out of pocket costs for health and welfare benefits as well as the cost of financial planning and excess personal liability benefits. Any unused allowance is paid out at year-end. We provide certain other typical benefits to our executive officers. The Compensation Committee reviews the level and types of these benefits each year. The committee believes that these benefits are reasonable and important in attracting and retaining executive talent. These benefits include financial planning services and excess personal liability insurance. Our Chief Executive Officer has an executive security specialist for personal and business driving in the context of an overall security plan. None of these benefits includes a tax gross-up provision.

56	Sempra Energy 2017 Proxy Statement

Executive Compensation

2.    Retirement Plans

Our executive officers participate in our Cash Balance Plan and a Supplemental Executive Retirement Plan. Our executive officers, together with most other company employees, participate in our broad-based, tax-qualified 401(k) Savings Plan. Officers and certain other employees may also participate in a deferred compensation plan. These plans are described in Tables 18 and 19 below.

Table 18

(1)	Final average pay is the average base salary for the two consecutive years of highest base salary prior to retirement plus the average of the three highest annual bonuses during the 10 years prior to retirement.

Table 19

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Plan Type Plan Description Cash Balance Plan The Cash Balance Plan is a tax-qualified pension plan available to virtually all U.S.-based company employees. Pension Supplemental Retirement Plan The Compensation Committee believes that retirement, savings and deferred compensation plans, in general, and the Supplemental Executive Retirement Plan, in particular, are important elements of an overall compensation package. This package is designed to recruit and retain executive talent, especially mid-career executives, and to retain longer-term executive participants. Our Supplemental Executive Retirement Plan, or SERP, provides named executive officers with retirement benefits based on the executive’s: • Final average pay(1) • Actual years of service • Age at retirement SERP benefits are reduced by benefits payable under the broad-based Cash Balance Plan. Both the Cash Balance Plan and the SERP use only base salary and annual incentive bonuses in calculating benefits. The value of long-term incentive awards is not included. Plan Type Plan Description Employees may contribute a portion of their pay to a tax-qualified 401(k) savings plan. Contributions to the plan may be invested on a tax-deferred basis. The basic company matching contribution is equal to one-half of the first 6 percent of the employee’s contributions. In addition, employees receive a “stretch match” equal to one-half of the next 5 percent of the employee’s contributions. The Internal Revenue Code limits the amount of compensation eligible for deferral under tax-qualified plans. All employee contributions and investment earnings in the 401(k) Savings Plan vest immediately. Employees are eligible to participate in the plan and receive company matching contributions upon hire. Company matching contributions (including related earnings) vest after one year of service. 401(k) Savings Plan Deferred Compensation Plan Our executive officers and other key management employees also may defer up to 85 percent of their base salary and bonus under a nonqualifed deferred compensation plan, the Employee and Director Savings Plan. Executive officers also may defer all or a portion of certain performance- based restricted stock unit awards upon vesting. Savings Participants can direct these deferrals into: Plans • Funds that mirror the investments available under our 401(k) Savings Plan, including a Sempra Energy phantom stock account. • A fund providing interest at the greater of 110 percent of the Moody’s Corporate Bond Yield or the Moody’s Corporate Bond Yield plus one percent. Deferrals of performance-based restricted stock unit awards must be directed into the Sempra Energy phantom stock account. The Internal Revenue Code places annual limits on the amounts that employees and employers can defer into a 401(k) plan. Because of these limits, the company makes matching contributions for deferred compensation plan participants through the deferred compensation plan. Deferred compensation plan matching contributions mirror the basic company matching contribution made for other employees under the 401(k) savings plan, but do not include the “stretch match.” All employee contributions, matching company contributions and investment earnings in the deferred compensation plan vest immediately. Eligibility to receive company matching contributions begins after one year of service.

Executive Compensation

Severance	and Change in Control Arrangements

Our executive officers have severance pay agreements that include change-in-control features. The agreements do not contain excise tax gross-up provisions. Equity awards granted after May 2013 include a double trigger change in control provision. None of our officers has an employment agreement.

Rationale for Providing Severance Agreements

The Compensation Committee believes that severance agreements, which are a prevalent market practice, are effective in:

•	Attracting executives who are leaving an existing employer

•	Mitigating legal issues upon an employment separation

•	Retaining talent during uncertain times

By mitigating the effect of potential job loss, severance agreements reinforce management continuity, objectivity and focus on shareholder value. This is particularly critical in actual or potential change in control situations. Payments are not required when terminations are for cause.

Severance Agreement Benefits

The severance agreements provide for cash payments and the continuation of certain other benefits for a limited period when:

•	The company terminates an executive’s employment for reasons other than cause; or

•	When the executive resigns for “good reason.”

Definition of “Good Reason”

A resignation for “good reason” may occur if there is an adverse change in scope of duties or in compensation and benefit opportunities or, following a change in control, changes in employment location.

These provisions provide safeguards against arbitrary actions that effectively force an executive to resign. In order to receive some of the benefits in the agreement, the executive must comply with contractual confidentiality, non-solicitation and non-disparagement obligations.

Outstanding equity award treatment upon a change in control

Awards granted after May 2013 were granted under the 2013 Long-Term Incentive Plan, which contains a double trigger change in control provision. Awards do not automatically vest upon a change in control. Rather, vesting is only accelerated upon a termination of employment that meets certain conditions following a change in control, except as described below.

Restricted stock unit awards issued to date under the 2013 Long-Term Incentive Plan provide for continuation following a change in control through the new company’s assumption of the awards or the issuance of replacement awards. Replacement awards must meet certain criteria, which are described in Section 16 of the 2013 Long-Term Incentive Plan. If awards are not assumed or replaced or are held by an employee who is eligible for retirement (age 55 or older with five or more years of service) as of the date of the change in control, such awards would vest upon a change in control. See “Compensation Tables — Severance and Change in Control Benefits” below for additional information.

Some outstanding awards were granted under our shareholder-approved 2008 Long-Term Incentive Plan. Under the 2008 plan, upon a change in control of the company, all previously granted stock options vest and become immediately exercisable, and all performance and time restrictions lift for outstanding restricted stock and restricted stock unit awards. See “Compensation Tables — Severance and Change in Control Benefits” below for additional information.

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Executive Compensation

Compensation Committee Roles and Responsibilities

Overview

The Compensation Committee’s primary role is to determine all aspects of compensation for our executive officers. The Compensation Committee reviews all pay components for our Chief Executive Officer and other executive officers.

The Compensation Committee typically holds four regularly scheduled meetings each year, with additional meetings scheduled when required. The committee’s chair approves the agenda prior to each meeting. Five directors currently sit on the committee. Each member of the committee is required to be:

•	An independent director under independence standards established by the New York Stock Exchange.

•	A non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934.

•	An outside director under Section 162(m) of the Internal Revenue Code.

The Compensation Committee:

•	Sets its meeting dates and agenda items annually.

•	Considers standing agenda items and other topics at each meeting.

•	Holds an executive session without management at each meeting.

•	Retains its own independent compensation advisor.

•	Recommends changes to its charter for approval by the board as needed.

•	Conducts an annual self-assessment of its effectiveness in compliance with its charter.

The Compensation Committee most recently reviewed its charter in June 2016. The charter is available on our website at www.sempra.com under the “Investors” and “Governance” tabs.

Compensation Committee Responsibilities

The Compensation Committee’s major responsibilities include:

Table 20

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Compensation Committee Responsibilities • Analyzing executive compensation market data, including base • Tracking and understanding the total compensation of each salaries, annual bonuses, long-term incentives and total pay, as executive officer and reviewing, at least once a year, tally well as executive compensation principles, strategies, trends, sheets that summarize the major elements of compensation. regulatory requirements and current programs. • Reporting annually to the board on succession planning. • Overseeing and approving annual incentive plans, equity-based • Reviewing and recommending to the board that the plans, severance plans, deferred compensation arrangements, Compensation Discussion and Analysis be included in our proxy retirement benefits and other programs and benefits that statement. primarily cover executive officers. • Reviewing and approving corporate goals and objectives • Analyzing long-term incentive plan overall dilution and current annual dilution rates. relevant to the compensation of our Chief Executive Officer and other executive officers. • Designing our compensation programs to encourage and reward sustainable growth in our business with what the • Leading the performance evaluation of the CEO in light of committee deems to be acceptable risk. these goals and objectives. Based on individual and company performance, competitive compensation information and other considerations, approving and recommending the CEO’s compensation level for ratification by our independent board members.

Executive Compensation

Tally Sheets

The Compensation Committee uses tally sheets to review and evaluate our total executive compensation and benefit programs. These tally sheets, along with information prepared annually for the proxy statement, are used to consider:

•	Information for analyzing the design, operation and effectiveness of our executive compensation programs.

•	The total dollar value of executives’ accumulated compensation and benefits, including holdings of our common stock and realized and unrealized gains under equity-based compensation awards.

•	Estimated pension benefits, life insurance benefits and deferred compensation balances.

•	Information on change in control scenarios.

The committee does not rely on tally sheets to establish specific pay levels. Instead, pay levels are based primarily on external market data and other considerations described elsewhere in this discussion.

In addition, board members receive a Compensation Program Summary. The summary provides an overview of our executive compensation philosophy, information on each executive compensation plan and officer and employee demographic data.

The Compensation Committee’s Advisors

The Compensation Committee retains an independent advisor to assist it with executive compensation matters. The committee has the sole authority to select, compensate and terminate its external advisors.

In 2016, the committee retained Exequity as its independent compensation consultant. The committee has assessed Exequity’s independence pursuant to SEC rules and concluded that there are no conflicts of interest. Exequity is a nationally recognized independent provider of executive compensation advisory services. They are not affiliated with any other service provider.

An Exequity representative attended all committee meetings and met in executive session with the committee members at all four of the regular 2016 meetings.

Exequity supported the committee by:

Table 21

Exequity and its affiliates do not perform any work for the company outside of their advisory role to the Compensation Committee. Exequity’s fees for services provided in 2016 were $271,957.

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Exequity’s Support of the Compensation Committee • Providing competitive data on compensation and relative • Making presentations on regulatory and legislative matters performance of peer group companies. affecting executive compensation. • Recommending pay programs and salary increase budgets. • Providing opinions on the reasonableness of compensation. • Conducting a risk assessment of incentive programs. • Consulting on other related matters as needed.

Executive Compensation

Management’s Role

Our Chief Executive Officer and/or Senior Vice President, Chief Human Resources and Administrative Officer attend the non-executive session of each Compensation Committee meeting. Our human resources department assists the committee by preparing tally sheets and other compensation information and analyses for its consideration. Both the committee members and the independent compensation consultant receive all presentation materials in advance of committee meetings.

Our accounting, finance and law departments also support the committee with respect to compensation-related matters, including issues related to broad-based benefit plans and regulatory reporting and compliance.

None of our executive officers determine or approve any element or component of their own compensation, nor are they present during the committee’s deliberation regarding their own compensation. This includes base salary, annual bonus, long-term incentives and all other aspects of compensation. Our Chief Executive Officer does not meet separately with the committee’s independent compensation consultant.

The Compensation Committee seeks our Chief Executive Officer’s views on the performance of our other executive officers, and she makes pay recommendations for these officers. In addition, the committee frequently requests input from the Chief Executive Officer on what programs and goals she believes might be most appropriate given the company’s strategic direction. The committee considers this input in addition to input received from its independent compensation consultant in setting goals and program design.

Managing Risk in Compensation Plans

Managing Risk

The Compensation Committee manages the risk inherent in incentive compensation plans through:

Risk Mitigation Features in our Incentive Plan Design and Performance Measure Selection

Our long-term incentive awards include the following risk-mitigation features:

•	Using a payout scale that begins at zero for threshold performance. In contrast, most of our peers pay 25 percent or 50 percent for threshold performance.

•	Avoiding “cliffs” in the payout scale. This eliminates the risk of pressure points. An example of a cliff is a scale that pays 50 percent for threshold performance and zero for performance immediately below threshold.

•	Using a market-based performance measure, relative total shareholder return, as the performance measure for 80 percent of the grant date value of our restricted stock unit grants and a measure based on long-term earnings per share growth for the remaining 20 percent.

•	Measuring our total shareholder return against the S&P 500 Index and the S&P 500 Utilities Index rather than against peer groups selected by the company. Using these indices ensures less subjectivity in the determination of our peer groups.

Sempra Energy 2017 Proxy Statement	61

Compensation Program Risk Mitigation Balance of short-term and long-term incentives Independent third-party risk assessment Higher proportion of total compensation linked to Stock ownership requirements long-term incentives Anti-hedging policy Incentive plan design and performance measure Clawback policy selection

Executive Compensation

Our annual bonus plans include the following features:

•	Using a payout scale that begins at zero for threshold performance. In contrast, most of our peers pay 25 percent or 50 percent for threshold performance.

•	Using a corporate financial performance measure that is based on the earnings reported in our financial statements, with certain pre-defined adjustments. These adjustments are limited and made only after thoughtful consideration by the Compensation Committee.

•	Incorporating performance measures linked to our businesses, including employee and public safety and customer service, in addition to the corporate financial performance measure.

•	Providing the committee with downward discretion over certain incentive plan payouts.

Independent Third-Party Risk Assessment

The Compensation Committee’s independent consultant, Exequity, conducted a risk assessment of our 2016 incentive compensation programs. Their findings concluded that our incentive plans do not create risks that are likely to have a material adverse impact on the company. The committee concurs with these findings. Specific examples of safeguards and risk-mitigating features found in our executive incentive programs are listed above.

Clawback Policy

Our clawback policy applies to both short-term and long-term incentive plans. It is included in both executive and non-executive award agreements.

The policy requires the forfeiture, recovery or reimbursement of awards or compensation under the applicable plans as:

•	Required by applicable law, or

•	Required under any policy implemented or maintained by the company pursuant to any applicable rules or requirements of a national securities exchange or national securities association on which any securities of the company are listed.

The company also reserves the right to recoup compensation paid if it determines that the results on which compensation was paid were not actually achieved.

In addition, the Compensation Committee may, in its sole discretion, require the recovery or reimbursement of incentive compensation awards from any employee whose fraudulent or intentional misconduct materially affects the operations or financial results of the company or its subsidiaries.

Anti-Hedging Policy

The company maintains an anti-hedging policy, which prohibits employees and directors from trading in puts, calls, options or other future rights to purchase or sell shares of company common stock. Officers and directors are also prohibited from pledging shares of company common stock.

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Executive Compensation

Share Ownership Requirements

Our Board of Directors has established share ownership requirements for officers to further strengthen the link between company executive and shareholder interests. The requirements set minimum levels of share ownership that our officers must achieve and maintain.

For officers, the requirements are:

(1)	As of March 17, 2017, for purposes of the share ownership requirements, Ms. Reed held approximately 16 times her annual base salary.

Based on Exequity’s review of competitive benchmark data, we believe our stock ownership requirements are in line with prevalent market practices.

For purposes of the requirements, we include shares owned directly or through benefit plans. We also count deferred compensation that executives invest in phantom shares of our common stock, unvested service-based restricted stock units, and the vested portion of certain in-the-money stock options.

We expect officers to meet these requirements within five years of hire or any officer-level promotion. In 2015, the Compensation Committee also enhanced executive officers’ stock ownership requirements by requiring that until such time as the stock ownership requirements are met, executive officers are expected to retain (and not sell) a number of shares equal to at least 50 percent of the net after-tax shares acquired through equity compensation awards.

All officers are in compliance with the requirements.

Impact of Regulatory Requirements

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the annual amount of compensation (other than compensation that qualifies as “qualified performance-based compensation”) that publicly held companies may deduct for federal income tax purposes for each of certain executive officers.

The Compensation Committee believes that tax deductibility is one important factor in evaluating a compensation program. We generally design and administer our performance-based incentive plans in a manner intended to allow the Compensation Committee to grant awards that are tax-deductible. This includes obtaining shareholder approval of the plans.

However, providing salary levels and other compensation that is not fully tax deductible may be required by competitive or other circumstances, and may be in the best interests of our shareholders. Accordingly, the committee may exercise judgment to provide compensation that may not be fully tax deductible by the company.

Other Tax, Accounting and Regulatory Considerations

Many other Internal Revenue Code provisions, Securities and Exchange Commission regulations and accounting rules affect the design of executive pay. They are taken into consideration to create and maintain plans that are effective and are intended to comply with these requirements.

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Executive Level Share Ownership Requirements Chief Executive Officer(1) 6x base salary President & Corporate Group Presidents 3x base salary Executive Vice Presidents and Business 3x base salary Unit Chief Executive Officers Senior Vice Presidents 2x base salary Vice Presidents 1x base salary

Executive Compensation

Compensation Committee Report

The Compensation Committee of Sempra Energy’s Board of Directors has reviewed and discussed with the company’s management the Compensation Discussion and Analysis included in this proxy statement and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

William C. Rusnack, Chair

Alan L. Boeckmann

William G. Ouchi

William P. Rutledge

Lynn Schenk

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Executive Compensation

Compensation Tables

Summary Compensation Table

In the table below, we summarize the compensation for the past three years for our named executive officers.

(A)	Ms. Reed was appointed President of the company upon the retirement of Mr. Snell as of March 1, 2017.

(B)	Mr. Householder became Corporate Group President - Infrastructure Businesses on January 1, 2017. Prior to his move, Mr. Householder was Executive Vice President and Chief Financial Officer.

(C)	Mr. Davis became Corporate Group President - Utilities, on January 1, 2017. Prior to his move, Mr. Davis was Executive Vice President—External Affairs and Corporate Strategy.

(D)	Grant date fair value of stock awards granted during the year. These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the award. They are calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions.

Stock awards consist of performance-based restricted stock units, and for Mr. Davis’ 2015 award only (prior to becoming an executive officer of Sempra Energy), service-based restricted stock units. For the performance-based restricted stock units with a performance measure based on total shareholder return, a Monte Carlo valuation model is used to reflect the probable outcome of performance conditions and calculate grant date fair value. For the 2016 performance-based restricted stock units with a performance measure based on earnings per share growth, the maximum values, assuming the highest level of performance conditions were achieved, would be $2,646,312 for Ms. Reed; $1,080,888 for Mr. Snell; $700,713 for Mr. Householder; $428,628 for Ms. Wyrsch; and $391,356 for Mr. Davis.

The value actually realized by executives from stock awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares subject to the award.

For additional information regarding stock awards, please see the discussions under “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End.”

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Stock Awards (D) Non-Equity Incentive Plan Compensation Change in Pension Value and Non-Qualified Deferred Compensation Earnings (E) Year Salary Restricted stock and restricted stock units Performance based annual cash bonus Pension accruals and above-market interest on nonqualified Deferred compensation All Other Compensation(F) Total Debra L. Reed (A) Chairman, President and Chief Executive Officer 2016 $1,391,900 $7,124,766 $1,830,600 $8,241,777 $217,365 $18,806,408 2015 $1,350,000 $7,159,154 $3,170,000 $4,265,099 $191,519 $16,135,772 2014 $1,124,600 $5,061,615 $2,492,900 $8,036,421 $177,689 $16,893,225 Mark A. Snell (A) Former President 2016 $ 900,000 $2,910,346 $1,413,300 $2,943,384 $113,390 $ 8,280,420 2015 $ 804,858 $5,549,044 $1,525,000 $1,527,071 $102,994 $ 9,508,967 2014 $ 740,000 $2,221,060 $1,181,100 $3,046,559 $110,794 $ 7,299,513 Joseph A. Householder (B) Corporate Group President-Infrastructure Businesses 2016 $ 700,000 $1,886,348 $ 879,400 $2,049,705 $101,250 $ 5,616,703 2015 $ 655,100 $4,377,064 $ 984,500 $1,331,762 $ 84,925 $ 7,433,351 2014 $ 618,000 $1,484,519 $ 876,800 $2,422,266 $ 88,405 $ 5,489,990 Martha B. Wyrsch Executive Vice President and General Counsel 2016 $ 577,900 $1,152,464 $ 680,700 $ 736,808 $103,449 $ 3,251,321 2015 $ 561,000 $2,281,767 $ 737,700 $ 642,063 $104,832 $ 4,327,362 2014 $ 550,000 $1,238,124 $ 682,800 $ 429,262 $ 65,988 $ 2,966,174 Steven D. Davis (C) Corporate Group President-Utilities 2016 $ 541,400 $1,051,050 $ 595,200 $1,814,616 $ 72,893 $ 4,075,159 2015 $ 503,733 $ 853,027 $ 616,400 $1,084,603 $ 70,275 $ 3,128,038

Executive Compensation

(E)	Represents (i) the aggregate change in the actuarial present value of accumulated benefits under pension plans at year-end over the prior year-end and (ii) above-market interest (interest in excess of 120 percent of the federal long-term rate) on compensation deferred on a basis that is not tax-qualified. The 2016 amounts are:

2016 CHANGE IN PENSION VALUE AND ABOVE-MARKET INTEREST

(1)	The changes in the actuarial value of pension benefits are due to changes in pay, Performance-Based Annual Bonus Plan performance (impacts calculation of Final Average Earnings – see “Pension Benefits” for additional information), the accrual of additional age and service, and changes in actuarial assumptions such as mortality and interest rates. Approximately 53 percent of the 2016 increase for Ms. Reed was attributable to Performance-Based Annual Bonus Plan performance, accrual of additional age and service, and changes in actuarial assumptions. Approximately 47 percent of Ms. Reed’s increase was attributable to changes in her salary during the last two years to bring it in line with the median of our general industry peer group, and the resulting impact on Final Average Earnings.

For additional information regarding pension benefits and deferred compensation, please see the discussions under “Pension Benefits” and “Nonqualified Deferred Compensation.”

(F)	All Other Compensation amounts for 2016 are:

2016 ALL OTHER COMPENSATION

Amounts shown in the “Other” column consist of our contributions to charitable, educational and other non-profit organizations to match the personal contributions of executive officers on a dollar-for-dollar basis; financial and estate planning services; a $30,000 executive benefit program allowance (for Ms. Wyrsch and Mr. Davis), and for Ms. Reed, the incremental cost to the company (the hourly rate of drivers plus fuel, vehicle maintenance and depreciation expense) of commuting and other personal use of company cars and drivers. For Ms. Reed and Ms. Wyrsch, 2016 company matching contributions to charitable organizations were $25,000, with lesser amounts for the other named executive officers. Amounts shown do not include parking at company offices and the occasional personal use by executive officers of company property and services (including club memberships and entertainment events which would not otherwise be used for the business purposes for which they were obtained) for which we incur no more than nominal incremental cost or for which we are reimbursed by the executive for the incremental cost of personal use.

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Change in Accumulated Benefits (1) Above-Market Interest Total Debra L. Reed $7,955,575 $286,202 $8,241,777 Mark A. Snell $2,813,208 $130,176 $2,943,384 Joseph A. Householder $2,008,653 $41,052 $2,049,705 Martha B. Wyrsch $705,046 $31,762 $736,808 Steven D. Davis $1,778,959 $35,657 $1,814,616 Company 401(k) and Related Plan Contributions Insurance Premiums Other Total Debra L. Reed $138,614 $30,688 $48,063 $217,365 Mark A. Snell $72,702 $30,688 $10,000 $113,390 Joseph A. Householder $52,329 $30,885 $18,036 $101,250 Martha B. Wyrsch $41,041 $7,408 $55,000 $103,449 Steven D. Davis $36,501 $6,392 $30,000 $72,893

Executive Compensation

SUMMARY OF BASE SALARY, STOCK AWARDS AND NON-EQUITY INCENTIVE PLAN COMPENSATION

The table below presents an alternative version of the Summary Compensation Table that excludes the change in actuarial value of pension, nonqualified deferred compensation earnings and All Other Compensation. The purpose of this table is to provide readers with a view of the elements of compensation that are reviewed and determined annually by the Compensation Committee. This table is not a substitute for the Summary Compensation Table and related footnotes shown above.

Grants of Plan-Based Awards

Our executive officers participate in shareholder-approved incentive compensation plans that are designed to encourage high levels of performance on both a short-term and a long-term basis. Shorter-term incentives, typically annual performance-based cash bonuses, are provided under our Executive Incentive Plan. Longer-term incentives, typically performance-based restricted stock units, are provided under our 2013 Long-Term Incentive Plan.

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Year Salary Stock Awards Restricted stock and restricted stock units Non-Equity Incentive Plan Compensation Performance- based annual cash bonus Total Debra L. Reed Chairman, President and Chief Executive Officer 2016 $1,391,900 $7,124,766 $1,830,600 $10,347,266 2015 $1,350,000 $7,159,154 $3,170,000 $11,679,154 2014 $1,124,600 $5,061,615 $2,492,900 $8,679,115 Mark A. Snell Former President 2016 $900,000 $2,910,346 $1,413,300 $5,223,646 2015 $804,858 $5,549,044 $1,525,000 $7,878,902 2014 $740,000 $2,221,060 $1,181,100 $4,142,160 Joseph A. Householder Corporate Group President- Infrastructure Businesses 2016 $700,000 $1,886,348 $879,400 $3,465,748 2015 $655,100 $4,377,064 $984,500 $6,016,664 2014 $618,000 $1,484,519 $876,800 $2,979,319 Martha B. Wyrsch Executive Vice President and General Counsel 2016 $577,900 $1,152,464 $680,700 $2,411,064 2015 $561,000 $2,281,767 $737,700 $3,580,467 2014 $550,000 $1,238,124 $682,800 $2,470,924 Steven D. Davis Corporate Group President-Utilities 2016 $541,400 $1,051,050 $595,200 $2,187,650 2015 $503,733 $853,027 $616,400 $1,973,160

Executive Compensation

We summarize below our 2016 grants of plan-based awards for our executive officers named in the Summary Compensation Table.

2016 GRANTS OF PLAN-BASED AWARDS

(A)	Grant and authorization dates are applicable to equity incentive awards, which consist of performance-based restricted stock units. The Compensation Committee authorizes these awards as part of annual compensation planning that is typically completed in December with salary adjustments becoming effective on January 1 and awards granted on the first trading day of January. The committee approves a dollar value and the other terms for the awards to be granted to each executive officer. In accordance with the terms approved by the Compensation Committee, on the January 4, 2016, grant date, the precise number of shares to be granted to each executive officer was calculated using the closing price for shares of our common stock on that date. Special equity awards also may be granted at other times, including upon the hiring or promotion of executive officers, for outstanding performance, or to promote retention.

(B)

Non-equity incentive plan awards consist of annual bonuses payable under our Executive Incentive Plan from a performance pool equal to 1.5 percent of operating income for the year with maximum bonuses not to exceed 30 percent of the performance pool for the Chief Executive Officer and 17.5 percent of the performance pool for each other plan participant. Amounts reported in the table represent estimates at the beginning of 2016 of bonuses expected to be paid under earnings and operational performance

68	Sempra Energy 2017 Proxy Statement

Debra L. Reed Performance-Based Restricted Stock Units based on TSR Performance-Based Restricted Stock Units based on EPS Growth Annual Bonus Mark A. Snell Performance-Based Restricted Stock Units based on TSR Performance-Based Restricted Stock Units based on EPS Growth Annual Bonus Joseph A. Householder Performance-Based Restricted Stock Units based on TSR Performance-Based Restricted Stock Units based on EPS Growth Annual Bonus Martha B. Wyrsch Performance-Based Restricted Stock Units based on TSR Performance-Based Restricted Stock Units based on EPS Growth Annual Bonus Steven D. Davis Performance-Based Restricted Stock Units based on TSR Performance-Based Restricted Stock Units based on EPS Growth Annual Bonus Grant Date (A) Autho- rization Date (A) Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Performance-Based Annual Bonus) (B) Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares) (C) Grant Date Fair Value of Stock Awards Threshold Target Maximum Threshold Target Maximum (D) 1/04/16 12/14/15 —   56,770 113,540 $5,801,610 1/04/16 12/14/15 —   14,200 28,400 $1,323,156 $—   $1,739,900 $3,479,800 1/04/16 12/14/15 —   23,190 46,380 $2,369,902 1/04/16 12/14/15 —   5,800 11,600 $540,444 $—   $900,000 $1,800,000 1/04/16 12/14/15 —   15,030 30,060 $1,535,991 1/04/16 12/14/15 —   3,760 7,520 $350,357 $—   $560,000 $1,120,000 1/04/16 12/14/15 —   9,180 18,360 $938,150 1/04/16 12/14/15 —   2,300 4,600 $214,314 $—   $433,500 $867,000 1/04/16 12/14/15 —   8,370 16,740 $855,372 1/04/16 12/14/15 —   2,100 4,200 $195,678 $—   $379,000 $758,000

Executive Compensation

guidelines established by the Compensation Committee. These guidelines anticipate that the committee will apply downward discretion as permitted by the plan to reduce bonuses paid from plan maximums to the lower amounts contemplated by the guidelines. Outstanding corporate or individual performance may result in the payment of bonuses that exceed those contemplated by the guidelines to the extent the amounts paid are consistent with performance pool limitations. In no event will annual bonuses exceed the maximum bonuses established under the plan for each executive.

Bonus guidelines for 2016 were based on an earnings target of $1,242 million and operational measures of employee and public safety and customer service. For information concerning the pre-established adjustments to earnings for incentive plan purposes, please refer to the section of the Compensation Discussion and Analysis titled “Earnings Goal Determination.” No bonuses were payable for earnings of less than $1,193 million and maximum bonuses were payable for earnings of $1,314 million. Bonuses for targeted earnings performance of $1,242 million were set at levels ranging from 125 percent of base salary for the Chairman and Chief Executive Officer to 70 percent of base salary for the Executive Vice President—External Affairs and Corporate Strategy, with maximum bonuses ranging from 250 percent to 140 percent of base salary, respectively. Ms. Reed’s bonus target was 125 percent with a maximum payout potential of 250 percent. Earnings for the year adjusted for bonus plan purposes were $1,283 million. Accordingly, in February 2017, the Compensation Committee authorized the payment of bonuses to the executive officers in the amounts reported in the Summary Compensation Table as non-equity incentive plan compensation earned in 2016.

(C)	Equity incentive plan awards consist of performance-based restricted stock units. During the performance periods, dividends paid or that would have been paid on the shares subject to the award are reinvested or deemed reinvested to purchase additional shares, at their fair market value, which become subject to the same forfeiture and performance vesting conditions as the shares to which the dividends relate. Due to the inability to forecast stock prices at which future dividends would be reinvested, the amounts shown in the table do not include such dividends.

If the performance criteria are not satisfied or the executive’s employment is terminated during the performance period and the executive has not met the retirement eligibility criteria specified in the award agreement or the termination is for cause, the award is forfeited subject to earlier vesting upon a change in control of the company. For a discussion of the change in control vesting provisions applicable to these awards, see “Severance and Change in Control Arrangements.”

Shares subject to the performance-based restricted stock units will vest or be forfeited at the beginning of 2019 based upon our total return to shareholders and earnings per share growth.

For the performance-based restricted stock units with a total shareholder return performance measure, the target number of shares will vest if we have achieved a cumulative three-year total return to shareholders that places us among the top 50 percent of the companies in the S&P 500 Utilities Index or if our cumulative total shareholder return meets or exceeds the cumulative total shareholder return of the S&P 500 Index with additional shares vesting ratably for performance above the 50th percentile of the S&P 500 Utilities Index to the maximum number (200 percent of the target number) for performance at or above the 90th percentile of that index. If our performance does not place us among the top 50 percent of the companies in the S&P 500 Utilities Index and our cumulative total shareholder return is below the cumulative total shareholder return of the S&P 500 Index, shares will vest for performance above the 30th percentile of the S&P 500 Utilities Index declining from the target number of shares at the 50th percentile to zero at the 30th percentile. The number of vesting shares may be adjusted upward or downward by 20 percent based on Sempra Energy’s absolute total shareholder return for the period compared to benchmarks based on historical performance. The modifier cannot cause the total award payout to exceed 200 percent of target.

For the performance-based restricted stock units with an earnings per share growth performance measure, the target number of shares will vest, subject to the Compensation Committee’s discretion, if we have achieved a compound annual growth rate of 5.0 percent with additional shares vesting ratably for performance above 5.0 percent to the maximum number (200 percent of the target number) for performance at or above 7.7 percent. If our compound annual earnings per share growth rate is less than 5.0 percent, shares will vest for performance above 3.5 percent declining from the target number of shares at 5.0 percent to zero at 3.5 percent. Such awards will not vest if the company does not achieve positive net income for the performance period.

Each executive officer holding restricted stock units may elect for us to withhold a sufficient number of vesting units to pay the minimum amount of withholding taxes that becomes payable upon satisfaction of the performance conditions.

(D)	These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the award. They are calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions. The value actually realized by executives from stock awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares subject to the award.

Sempra Energy 2017 Proxy Statement	69

Executive Compensation

Outstanding Equity Awards at Year-End

We summarize below our grants of equity awards that were outstanding at December 31, 2016, for our executive officers named in the Summary Compensation Table. These grants consist solely of stock options and restricted stock units.

Option Awards (Service-Based Stock Options) (A)				Performance-Based Restricted Stock Units (B)		Service-Based Restricted Stock Units (C)	
		Number of Shares Underlying Unexercised Options							
	Grant Date	Exercisable	Unexer-cisable	Exercise Price	Expiration Date	Number of Unearned/ Unvested Shares (D)	Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares (D)	Market Value of Unearned/ Unvested Shares
Debra L. Reed	01/04/16					0	$ 0		
	01/04/16					14,502	1,459,518		
	01/02/15					0	0		
	01/02/15					12,024	1,210,109		
	01/02/14					0	0		
	01/02/14					12,337	1,241,637		
	01/02/13					33,753(F)	3,396,874		
	02/11/10	9,900	0	$ 49.77	02/10/20				
	01/04/10	17,400	0	$ 55.90	01/03/20				
	01/02/09	23,000	0	$ 43.75	01/01/19				
		50,300	0	$ 49.14(E)		72,616	$7,308,138		
Mark A. Snell	01/04/16					0	$ 0		
	01/04/16					5,924	596,141		
	01/02/15					0	0		
	01/02/15					4,253	428,030		
	01/02/15					28,287	2,846,768		
	01/02/14					0	0		
	01/02/14					5,420	545,453		
	01/02/13					16,689(F)	1,679,619		
		0	0			60,573	$6,096,011		
Joseph A. Householder	01/04/16					0	$ 0		
	01/04/16					3,840	386,464		
	01/02/15					0	0		
	01/02/15					2,951	296,980		
	01/02/15					24,550	2,470,736		
	01/02/14					0	0		
	01/02/14					3,620	364,358		
	01/02/13					10,806(F)	1,087,507		
	01/04/10	11,600	0	$ 55.90	01/03/20				
		11,600	0	$ 55.90(E)		45,767	$4,606,045		
Martha B. Wyrsch	01/04/16					0	$ 0		
	01/04/16					2,349	236,401		
	01/02/15					0	0		
	01/02/15					1,953	196,577		
	01/02/15					10,512	1,057,921		
	01/02/14					0	0		
	01/02/14					3,017	303,632		
	09/03/13					0	0		
		0	0			17,831	$1,794,531		
Steven D. Davis	01/04/16					0	$ 0		
	01/04/16					2,145	215,844		
	01/02/15					0	0		
	01/02/15					1,103	110,971		
	01/02/15							1,838	$184,951
	01/02/14					0	0		
	01/02/14					1,401	140,972		
	01/02/14							2,327	234,230
	01/02/13					4,648(F)	467,825		
		0	0			9,297	$ 935,612	4,165	$419,181

70	Sempra Energy 2017 Proxy Statement

Option Awards (Service-Based Stock Options) (A)  Performance-Based Restricted Stock Units (B)  Service-Based Restricted Stock Units (C)  Number of Shares Underlying Unexercised Options  Grant Date  Exercisable  Unexer- cisable  Exercise Price  Expiration Date  Number of Unearned/ Unvested Shares (D)  Market Value of Unearned/ Unvested Shares  Number of Unearned/ Unvested Shares (D)  Market Value of Unearned/ Unvested Shares   Debra L. Reed  Mark A. Snell  Joseph A.  Householder  Martha B. Wyrsch  01/04/16 0 $0  01/04/16 14,5021,459,518  01/02/15 0 0  01/02/15 12,024 1,210,109  01/02/14 0 0  01/02/14 12,337 1,241,637  01/02/13 33,753(F) 3,396,874  02/11/10 9,900 0 $49.77 02/10/20  01/04/10 17,4000$55.90 01/03/20  01/02/09 23,0000$43.7501/01/19  50,300 0 $49.14(E) 72,616 $7,308,138  01/04/16 0 $0  01/04/16 5,924 596,141  01/02/150 0  01/02/15 4,253 428,030  01/02/15 28,287 2,846,768  01/02/140 0  01/02/145,420 545,453  01/02/13 16,689(F) 1,679,619  0060,573$6,096,011  01/04/16 0 $0  01/04/163,840 386,464  01/02/150 0  01/02/152,951 296,980  01/02/1524,550 2,470,736  01/02/14 0 0 01/02/14 3,620 364,358  01/02/13 10,806(F) 1,087,507  01/04/10 11,6000 $55.90 01/03/20  11,6000$55.90(E)45,767 $4,606,045  01/04/160$0  01/04/16 2,349 236,401  01/02/15 0 0  01/02/15 1,953 196,577  01/02/15 10,512 1,057,921  01/02/ 140 0   01/02/14 3,017 303,632 09/03/13 0 0 0 0 17,831 $1,794,531 01/04/16 0 $0 01/04/16 2,145 215,844 01/02/15 0 0 01/02/15 1,103 110,971 01/02/15 1,838 $184,951 Steven D. Davis 01/02/14 0 0 01/02/14 1,401 140,972 01/02/14 2,327 234,230 01/02/13 4,648(F) 467,825 0 0 9,297 $935,612 4,165 $419,181

Executive Compensation

(A)	Stock options become exercisable as to one-quarter of the shares originally subject to the option grant on each of the first four anniversaries of the grant date, with immediate exercisability upon a change in control of the company or various events specified in the executive’s severance pay agreement. They remain exercisable until they expire 10 years from the date of grant subject to earlier expiration following termination of employment. If an executive’s employment is terminated after the executive has attained age 55 and completed five years of continuous service, the executive’s stock options expire three years (five years if the executive has attained age 62) after the termination of employment. Only Ms. Reed and Mr. Householder have outstanding options, and both have attained the age of 55 and completed more than five years of service. If an executive’s employment is terminated by death or disability prior to attaining age 55, the executive’s stock options expire 12 months after the termination of employment and are exercisable only as to the number of shares for which they were exercisable at the date of employment termination. If an executive’s employment is otherwise terminated, the executive’s stock options expire 90 days after the termination of employment and are exercisable only as to the number of shares for which they were exercisable at the date of employment termination. For a discussion of the change in control vesting provisions applicable to these awards, see “Severance and Change in Control Arrangements.”

(B)	With the exception of the special 2015 awards granted to Messrs. Snell and Householder and Ms. Wyrsch, performance-based restricted stock units will vest or will be forfeited in whole or in part at the end of a three-year performance period (four years for awards prior to 2015) based upon our total return to shareholders compared to market and peer group indices and our earnings per share growth. Awards may be subject to earlier vesting upon a change in control of the company or various events specified in the award agreement or the executive’s severance pay agreement. If an executive’s employment is terminated after the executive has attained age 55 and completed five years of service, and the termination occurs after one year of the applicable performance period has been completed, the executive’s award is not forfeited as a result of the termination of employment but continues to be subject to forfeiture based upon the extent to which the related performance goals have been satisfied at the end of the applicable performance period. All named executive officers except Ms. Wyrsch have attained the age of 55 and completed at least five years of service. If an executive’s employment is otherwise terminated before the end of the applicable performance period, the executive’s award is forfeited. The special 2015 awards granted to Messrs. Snell and Householder and Ms. Wyrsch will vest upon the commencement of commercial operations of Cameron LNG Train 1, provided that the company achieves positive 2015-2017 GAAP net income.

We have reported the number and market value of shares subject to the awards (together with reinvested dividends and dividend equivalents) that would have vested at December 31, 2016 had the applicable performance and service periods ended at that date. As of December 31, 2016, the performance as a percentage of target was: 0 percent for the January 4, 2016, January 2, 2015, January 2, 2014, and September 3, 2013, awards based on total shareholder return. The earnings per share-based awards granted on January 4, 2016, January 2, 2015, and January 2, 2014, are reported based on target performance, as the Compensation Committee may exercise downward discretion in determining the performance result. The January 2, 2013, total shareholder return-based award is reported at 39 percent of target. The number of shares that ultimately vest will depend upon the extent to which the performance measures have been satisfied at the actual end of the applicable performance period, and may be fewer or greater than the number reported in the table. The January 2, 2013 award vested on January 4, 2017, at 38 percent of target performance, and the September 3, 2013 award for Ms. Wyrsch was forfeited on January 4, 2017, due to below-threshold performance.

As described above, as of December 31, 2016, our total shareholder return performance for the January 4, 2016, January 2, 2015, January 2, 2014, and the September 3, 2013 awards was below the threshold performance level required for vesting. The table below provides a hypothetical comparison of the actual below-threshold performance as of December 31, 2016, to the number of performance-based restricted stock units (together with reinvested dividend equivalents) and value that would have been reported if our total shareholder return performance as of December 31, 2016, had been at the level required for a payout at 100 percent of target.

Sempra Energy 2017 Proxy Statement	71

Debra L. Reed Mark A. Snell Joseph A. Householder Martha B. Wyrsch Steven D. Davis Number of Shares Market Value at of 12/31/16 Number of Shares Market Value at 12/31/16 Number of Shares Market Value at 12/31/16 Number of Shares Market Value at 12/31/16 Number of Shares Market Value at 12/31/16 January 4, 2016 Award Actual as of 12/31/16 Hypothetical at Target January 2, 2015 Award Actual as of 12/31/16 Hypothetical at Target January 2, 2014 Award Actual as of 12/31/16 Hypothetical at Target September 3, 2013 Award Forfeited 1/4/17 Hypothetical at Target 0 $00 $00 $00 $00 $0 57,979 $5,834,990 23,684 $2,383,537 15,350 $1,544,828 9,375 $943,548 8,548 $860,294 0 $00 $00 $00 $00 $0 48,065 $4,837,265 16,981 $1,708,94911,793 $1,186,8587,782 $783,1364,411 $443,883 0 $00 $00 $00 $00 $0 49,641 $4,995,825 21,776 $2,191,570 14,557 $1,465,023 12,143 $1,222,117 5,603 $563,887 0 $0 5,132 $516,443

Executive Compensation

(C)	Service-based restricted stock units granted to Mr. Davis vest at the end of three years (four years for the 2014 award), subject to continued employment through the vesting date.

(D)	Includes shares purchased and deemed purchased with reinvested dividends and dividend equivalents that become subject to the same forfeiture conditions as the shares to which the dividends relate. Does not include reinvested dividends and dividend equivalents with a record date of December 29, 2016, that were paid on January 17, 2017.

(E)	Weighted average exercise price of all exercisable option shares. There were no unexercisable option shares. The weighted average exercise prices of exercisable option shares are $49.14 for Ms. Reed and $55.90 for Mr. Householder. Messrs. Snell and Davis and Ms. Wyrsch did not have any outstanding option shares as of December 31, 2016.

(F)	These units vested on January 4, 2017. The value realized upon the vesting of these shares is set forth in Note C to “Option Exercises and Stock Vested.”

Option Exercises and Stock Vested

We summarize below the stock options that were exercised and restricted stock units that vested during 2016 for our executive officers named in the Summary Compensation Table.

(A)	Difference between the market value of option shares on the exercise date and the option exercise price.

(B)	Market value of vesting stock (including reinvested dividends) at the vesting date. Also includes the dividend equivalent with a record date of December 28, 2015, that was paid on January 15, 2016.

(C)	The amounts shown in the table above relate to the restricted stock unit awards granted in January 2012, which vested at 150 percent on January 4, 2016.

The restricted stock unit awards granted in January 2013 vested at 38 percent of target performance on January 4, 2017, and are not reflected in the table above. The number of those units that vested and their market value (including the units and the value of the dividend equivalent with a record date of December 29, 2016, that was paid on January 17, 2017) were 33,307 units and $3,368,714 for Ms. Reed; 16,469 units and $1,665,695 for Mr. Snell; 10,663 units and $1,078,492 for Mr. Householder; and 4,587 units and $463,947 for Mr. Davis. Performance for Ms. Wyrsch’ s September 3, 2013 date of hire award was below the award’s minimum performance threshold and the award was forfeited in January 2017.

72	Sempra Energy 2017 Proxy Statement

Option Awards Stock Awards Number of Shares Acquired on Exercise Value Realized on Exercise (A) Number of Shares Acquired on Vesting Value Realized on Vesting (B)(C) Debra L. Reed Mark A. Snell Joseph A. Householder Martha B. Wyrsch Steven D. Davis — $—   141,932 $13,223,198 — $—   74,426 $6,933,924 12,000 $495,374 46,917 $4,371,045 — $—   —   $—   — $—   18,508 $1,724,309

Executive Compensation

Pension Benefits

Our executive officers participate, along with most other employees, in our Cash Balance Plan, a broad-based tax-qualified retirement plan. Under the plan, we annually credit to a notional account for each participant an amount equal to 7.5 percent of the participant’s salary and bonus. Account balances earn interest and are fully vested after three years of service.

In addition to the Cash Balance Plan, our executive officers participate in a Supplemental Executive Retirement Plan. Under the plan, benefits are calculated using a defined benefit formula based on final average earnings (average base salary for the two consecutive years of highest base salary prior to retirement plus the average of the three highest annual bonuses during the 10 years prior to retirement), years of service and age at retirement of the executive officer and, for named executive officers other than Ms. Wyrsch, the officer’s spouse.

Benefits under the defined benefit formula begin to vest after five years of service and attainment of age 55, with full vesting when age plus years of service total 70 or the executive attains age 60. Upon normal retirement at age 62, the annual benefit (as a percentage of final average earnings) in the form of a 50 percent joint and survivor annuity is 20 percent after five years of service, 40 percent after 10 years of service, 50 percent after 15 years of service, 60 percent after 20 years of service, 62.5 percent after 30 years of service, and 65 percent after 40 years of service. Reduced benefits based on age and years of service are provided for retirement as early as age 55 and the completion of five years of service.

Supplemental Executive Retirement Plan participants with at least three years of service who do not meet the minimum vesting criteria under the defined benefit formula (five years of service and attainment of age 55) are entitled to a benefit equal to the benefit that would have been received under the tax-qualified Cash Balance Plan but for Internal Revenue Code limitations on pay and benefits under tax-qualified plans.

Benefits payable under the Supplemental Executive Retirement Plan are reduced by benefits payable under the Cash Balance Plan.

Retiring employees may elect to receive the retirement date present value of their vested accumulated retirement benefits in a single lump sum payment. Alternatively, they may elect an annuity that provides the actuarial equivalent of the lump sum benefit.

We summarize below the present value of accumulated benefits under our various retirement plans at December 31, 2016, for our executive officers named in the Summary Compensation Table.

PENSION BENEFITS AT YEAR-END

(A)	Based upon the assumptions used for financial reporting purposes set forth in Note 7 of the Notes to Consolidated Financial Statements contained in our Annual Report to Shareholders, except retirement age has been assumed to be the earliest time at which the executive could retire under each of the plans without any benefit reduction due to age.

Amounts shown for the Cash Balance Plan are based on the greater of the amounts payable under the plan or the sum of the present value of the accumulated benefit payable under a frozen predecessor plan plus future cash balance accruals. The amount shown for the Supplemental Executive Retirement Plan is the present value of the incremental benefit over that provided by the Cash Balance Plan.

Sempra Energy 2017 Proxy Statement	73

Plan Years of Credited Service Present Value of Accumulated Benefit (A)(B) Debra L. Reed Mark A. Snell Joseph A. Householder Martha B. Wyrsch Steven D. Davis Cash Balance Plan Supplemental Executive Retirement Plan Total Cash Balance Plan Supplemental Executive Retirement Plan Total Cash Balance Plan Supplemental Executive Retirement Plan Total Cash Balance Plan Supplemental Executive Retirement Plan Total Cash Balance Plan Supplemental Executive Retirement Plan Total 39 $1,556,566 39 34,429,622 $35,986,188 16 $346,169 16 15,479,711 $15,825,880 15 $371,135 15 11,470,410 $11,841,545 3 $77,294 3 1,759,282 $1,836,576 37 $1,333,429 37 9,557,531 $10,890,960

Executive Compensation

(B)	All of the named executive officers, except Ms. Wyrsch, are eligible for early retirement benefits under the defined benefit formula. Ms. Wyrsch is not yet vested in a benefit under the defined benefit formula, but she would be entitled to the benefit that would have been received under the tax-qualified Cash Balance Plan but for Internal Revenue Code limitations on pay and benefits under tax-qualified plans. At year-end 2016, Ms. Reed and Mr. Snell were age 60, Mr. Householder was age 61, Ms. Wyrsch was age 58, and Mr. Davis was age 60. Had they retired at December 31, 2016, and received their benefits under the plans as a lump sum, their early retirement benefits would have been $36,921,623 for Ms. Reed; $16,761,557 for Mr. Snell; $12,243,955 for Mr. Householder; $309,232 for Ms. Wyrsch; and $11,040,047 for Mr. Davis.

Nonqualified Deferred Compensation

Our nonqualified Employee and Director Savings Plan permits executives to elect on a year-by-year basis to defer the receipt of a portion of their annual salary and bonus for payment in installments or in a lump sum at a future date in connection with an executive’s separation from service or on a fixed in-service distribution date. Executive officers also may defer all or a portion of certain performance-based restricted stock unit awards upon vesting.

The timing and form of distribution are selected by the executive at the time of the deferral election, and subsequent changes are limited. In the event of a change in control, participant accounts are distributed in a lump sum immediately prior to the date of the change in control. Deferred amounts are fully vested and earn interest at a rate reset annually to the higher of 110 percent of the Moody’s Corporate Bond Yield Average Rate or the Moody’s Rate plus 1 percent (5.51 percent for 2016) or, at the election of the executive, are deemed invested in investment accounts that mirror the investment accounts available under our tax-qualified 401(k) Savings Plans in which all employees may participate. Deferrals of performance-based restricted stock unit awards must be directed into the Sempra Energy phantom stock account.

We summarize below information regarding the participation in our nonqualified deferred compensation plans by our executive officers named in the Summary Compensation Table. None of our named executive officers received any payments of nonqualified deferred compensation during the year ended December 31, 2016.

(A)	Executive contributions consist of deferrals of salary and bonus that also are reported as compensation in the Summary Compensation Table. Timing differences between reporting bonus compensation in the Summary Compensation Table (which reports bonus amounts in the year for which they were earned) and related deferral dates (the date on which the bonuses would have been paid to the executive) may in any year result in lesser or greater amounts reported as executive contributions in the accompanying table than the amounts that have been included in compensation reported in the Summary Compensation Table. Executive contributions in 2016 that are also included as 2016 salary reported in the Summary Compensation Table total $83,427 for Ms. Reed; $449,205 for Mr. Snell; $41,907 for Mr. Householder; $34,639 for Ms. Wyrsch; and $81,210 for Mr. Davis. Deferrals of the 2016 bonus that was paid on March 15, 2017 are not included in the table above.

(B)	Company contributions mirror the amounts that the executive would have received under our tax-qualified 401(k) Savings Plan but for maximum dollar limitations on amounts that may be deferred under tax-qualified plans but do not include the “stretch match” provided under the Savings Plan. These contributions are also reported as compensation in the Summary Compensation Table.

(C)	Earnings are measured as the difference in deferred account balances between the beginning and the end of the year minus executive and company contributions during the year. Earnings consisting of above-market interest are reported in the Summary Compensation Table. Excluding above-market interest, earnings for 2016 were $551,865 for Ms. Reed; $188,814 for Mr. Snell; $99,076 for Mr. Householder; $36,390 for Ms. Wyrsch; and $150,909 for Mr. Davis. These earnings are not reported in the Summary Compensation Table.

(D)	Year-end balances consist of executive and company contributions and earnings on contributed amounts. All contributions and all earnings that consist of above-market interest have been included in the Summary Compensation Table for 2016 or prior years. Such aggregate amounts (other than the 2013 bonus paid in 2014) reported in the Summary Compensation Table for fiscal years 2014, 2015 and 2016 are $7,047,110 for Ms. Reed; $3,486,013 for Mr. Snell; $795,439 for Mr. Householder; $1,379,577 for Ms. Wyrsch; and $656,926 for Mr. Davis. These amounts do not include the portion of the 2016 bonus deferred in 2017, but do include the 2013 bonus deferred in 2014.

74	Sempra Energy 2017 Proxy Statement

Executive Contributions in 2016 (A) Company Contributions in 2016 (B) Aggregate Earnings in 2016 (C) Aggregate Balance at 12/31/16 (D) Debra L. Reed Mark A. Snell Joseph A. Householder Martha B. Wyrsch Steven D. Davis $2,777,927 $129,306 $838,067 $14,717,574 $1,059,205 $64,752 $318,990 $5,998,374 $288,032 $42,538 $140,128 $2,305,844 $661,684 $31,501 $68,152 $1,434,941 $235,310 $26,784 $186,566 $2,792,559

Executive Compensation

Severance and Change in Control Benefits

We have a severance pay agreement with each of our executive officers named in the Summary Compensation Table. Each agreement is for a two-year term and is automatically extended for an additional year upon each agreement’s anniversary unless we or the executive elect not to extend the term.

The severance pay agreements provide executives with severance benefits in the event that we were to terminate the executive’s employment during the agreement’s term for reasons other than cause, death or disability, or the executive were to do so for “good reason” as defined in the agreement. The nature and amount of the severance benefits vary somewhat with the executive’s position, and increased benefits are provided if the executive enters into an agreement with the company to provide consulting services for two years and abide by certain covenants regarding non-solicitation of employees and information confidentiality. Additional benefits also are provided if the termination of employment were to occur within two years following a “change in control” of the company.

The definitions of “cause” and “good reason” vary somewhat based on whether the termination of employment occurs before or after a change in control of the company. However, “cause” is generally defined to include a willful and continued failure by the executive to perform his or her duties to the company, and “good reason” is generally defined to include adverse changes in the executive’s responsibilities, compensation and benefit opportunities and certain changes in employment location. A “change in control” is defined in the agreements to include events resulting in a change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets.

Outstanding stock option, restricted stock and restricted stock unit agreements for grants prior to May 9, 2013 provide that all stock options would become immediately exercisable and all forfeiture and transfer conditions on restricted stock and restricted stock units would immediately terminate upon a change in control of the company, whether or not accompanied or followed by a termination of the executive’s employment. For outstanding performance-based restricted stock unit awards granted from January 2013 through May 2013 under the 2008 Long-Term Incentive Plan, the number of shares earned would have been based on performance through the date of the change in control. The awards granted under the 2008 Long-Term Incentive Plan in January 2013 to the named executive officers vested in January 2017.

Awards granted after May 9, 2013 under the 2013 Long-Term Incentive Plan include a double trigger provision for vesting of equity in connection with a change in control. Restricted stock unit awards issued to date under the 2013 Long-Term Incentive Plan provide for continuation following a change in control through the new company’s assumption of the awards or the issuance of replacement awards. Replacement awards must meet certain criteria, which are described in Section 16 of the 2013 Long-Term Incentive Plan. If awards are not assumed or replaced or if an employee is eligible for retirement (age 55 or older with five or more years of service) as of the date of the change in control, awards would vest upon a change in control. Such awards vest at the greater of target performance level or the actual performance level had the performance period ended on the last day of the calendar year immediately preceding the date of the change in control (or, for awards based on total shareholder return, had the performance period ended on the date of the change in control). All named executive officers except Ms. Wyrsch have attained the age of 55 and completed at least five years of service. Also, any outstanding awards would immediately vest upon an executive’s involuntary termination other than for cause, termination for “good reason”, death, disability, or retirement during the three-year period following a change in control.

We summarize below the benefits each of our executive officers named in the Summary Compensation Table would have been entitled to receive had we terminated his or her employment (other than for cause, death or disability) at December 31, 2016, or had the executive done so for “good reason,” and the benefits each executive would have been entitled to receive had such termination occurred within two years following a change in control of the company. These amounts assume the executive had entered into a two-year consulting, non-solicitation and confidentiality agreement providing for enhanced severance. We also show the benefits that each executive would have been entitled to receive (accelerated vesting of restricted stock units) had a change in control of the company occurred on December 31, 2016, whether or not accompanied or followed by a termination of the executive’s employment.

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Executive Compensation

SEVERANCE AND CHANGE IN CONTROL BENEFITS

76	Sempra Energy 2017 Proxy Statement

Termination of Employment by the Company Without Cause or by the Executive Officer for Good Reason Unrelated to a Change in Control Change in Control Change in Control Only (Without Termination of Employment) Debra L. Reed Lump Sum Cash Payment (A) $8,032,400 $12,842,300$—   Acceleration of Existing Equity Awards (B) —  22,976,219 22,976,219 Enhanced Retirement Benefits (C) — — —   Health and Welfare Benefits (D) 33,290 75,762—   Financial Planning (E) 50,000 75,000—   Outplacement 50,000 50,000—   Total $8,165,690 $36,019,281 $22,976,219 Total After Severance Reduction (F) $8,165,690 $27,770,203 $22,976,219 Mark A. Snell Lump Sum Cash Payment (A) $4,392,200 $6,588,300$—   Acceleration of Existing Equity Awards (B) —  12,380,067 12,380,067 Enhanced Retirement Benefits (C) — — —   Health and Welfare Benefits (D) 66,250 125,202—   Financial Planning (E) 50,000 75,000—   Outplacement 50,000 50,000—   Total $4,558,450 $19,218,569 $12,380,067 Joseph A. Householder Lump Sum Cash Payment (A) $3,166,067 $4,752,733$—   Acceleration of Existing Equity Awards (B) —  8,802,753 8,802,753 Enhanced Retirement Benefits (C) — — —   Health and Welfare Benefits (D)49,686 100,946—   Financial Planning (E) 50,000 75,000—   Outplacement 50,000 50,000—   Total $3,315,753 $13,781,342 $8,802,753 Total After Severance Reduction (F) $3,315,753 $13,356,801 $8,802,753 Martha B. Wyrsch Lump Sum Cash Payment (A) $2,251,200 $3,376,800$—   Acceleration of Existing Equity Awards (B) —  5,259,774 —   Enhanced Retirement Benefits (C) —  1,876,288 —   Health and Welfare Benefits (D) 49,398 104,527—   Financial Planning (E) 50,000 75,000—   Outplacement 50,000 50,000—   Total $2,400,598 $10,742,389$—   Steven D. Davis Lump Sum Cash Payment (A) $1,580,550 $2,107,400$ —   Acceleration of Existing Equity Awards (B) —  3,222,857 3,222,857 Enhanced Retirement Benefits (C) — — —   Health and Welfare Benefits (D) 32,834 75,078—   Financial Planning (E) 37,500 50,000—   Outplacement 50,000 50,000—   Total $1,700,884 $5,505,335 $3,222,857

Executive Compensation

(A)	Severance payment ranging from one-half to one times (from one to two times following a change in control) the sum of annual base salary and the average of the last three incentive bonuses. An additional one times the sum of annual base salary and the average of the last three incentive bonuses is conditioned upon the executive’s agreement to provide post-termination consulting services and abide by restrictive covenants related to non-solicitation and confidentiality. For Ms. Wyrsch and Messrs. Snell and Davis, excludes payment of bonus earned in the year of termination because the actual 2016 bonus exceeds the 2016 bonus payable under the severance agreement. For Ms. Reed and Mr. Householder, includes the difference between the 2016 bonus payable under the severance agreement, which is based on the average of the past three bonuses, and the actual 2016 bonus.

(B)	Fair market value at December 31, 2016, of shares subject to performance-based restricted stock units for which forfeiture restrictions would terminate. Includes the value of the 2013 restricted stock unit award that vested on January 4, 2017. The value realized upon the vesting of this award is discussed under “Executive Compensation — Option Exercises and Stock Vested — Footnote C.”

(C)	For Ms. Wyrsch, the amount shown for termination accompanied by a change in control is the incremental actuarial value assuming that she had attained age 62, but reduced for applicable early retirement factors.

(D)	Estimated value associated with continuation of health benefits for two years (18 months for Mr. Davis) for termination unrelated to a change in control and continuation of health, life, disability and accident benefits for three years (two years for Mr. Davis) for termination accompanied by a change in control.

(E)	Estimated value associated with continuation of financial planning services for two years (18 months for Mr. Davis) for termination unrelated to a change in control, and three years (two years for Mr. Davis) for termination accompanied by a change in control.

(F)	Under the severance pay agreements, the change in control severance payments may be reduced to ensure that the total benefit falls below the Section 280G excise tax threshold. Such reduction will not apply if the executive’s net after-tax unreduced benefit would equal or exceed 105 percent of the net after-tax reduced benefit.

Executive officers who voluntarily terminate their employment (other than for “good reason”) or whose employment is terminated by death or by the company for cause are not entitled to enhanced benefits.

This Notice of Annual Meeting and Proxy Statement are sent by order of the Sempra Energy Board of Directors.

M. Angelica Espinosa

Corporate Secretary

Dated: March 24, 2017

Sempra Energy 2017 Proxy Statement	77

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

RECONCILIATION OF SEMPRA ENERGY GAAP EARNINGS, DILUTED EARNINGS PER SHARE (EPS) AND EPS GROWTH RATE TO SEMPRA ENERGY ADJUSTED EARNINGS, ADJUSTED EPS AND ADJUSTED EPS GROWTH RATE (Unaudited)

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share in 2013 through 2016 exclude:

In 2016:

•	$350 million noncash gain from the remeasurement of our Mexican subsidiary, Infraestructura Energética Nova S.A.B. de C.V.’s (IEnova), 50-percent equity interest in Gasoductos de Chihuahua (GdC) in connection with IEnova’s September 2016 acquisition of Petroleos Mexicanos’ (PEMEX) 50-percent interest in GdC;

•	$78 million gain on the sale of EnergySouth, Inc. (EnergySouth);

•	$(123) million losses from the permanent release of pipeline capacity at Sempra LNG & Midstream;

•	$(80) million adjustments related to tax repairs deductions reallocated to ratepayers as a result of the 2016 General Rate Case (GRC) Final Decision (2016 GRC FD) at SDG&E and SoCalGas;

•	$(27) million impairment charge related to our investment in Rockies Express Pipeline, LLC (Rockies Express);

•	$(90) million impairment of assets held for sale at Termoelélectrica de Mexicali (TdM); and

•	$(5) million deferred income tax expense related to our decision to hold TdM for sale.

In 2015:

•	$36 million gain on the sale of the remaining block of the Mesquite Power plant; and

•	$15 million reduction in the plant closure loss related to the San Onofre Nuclear Generating Station (SONGS) in which SDG&E holds an interest, primarily due to California Public Utilities Commission approval of SDG&E’s compliance filing for authorized recovery of its investment in SONGS.

In 2014:

•	$(21) million charge to adjust the total plant closure loss from the early retirement of SONGS.

In 2013:

•	$(119) million loss from plant closure resulting from the early retirement of SONGS; and

•	$77 million retroactive impact at SDG&E and SoCalGas of the 2012 GRC for the full-year 2012.

Sempra Energy Adjusted Earnings, Adjusted EPS and the EPS Growth Rates based on Adjusted EPS, including the 2015-2016 growth rate and the 2013-2016 compound annual growth rate (CAGR), are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and nature of the excluded items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy’s business operations from 2016 to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The following table reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings, Diluted Earnings Per Common Share and EPS Growth Rate and Compound Annual Growth Rate, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

78	Sempra Energy 2017 Proxy Statement

(1)	Income taxes were calculated based on applicable statutory tax rates, except for adjustments that are solely income tax. Income taxes on the impairment of TdM were calculated based on the applicable statutory tax rate, including translation from historic to current exchange rates.
(2)	Adjusted earnings and adjusted earnings per share for 2015 have been revised to include after-tax LNG development expenses of $10 million for consistency with 2016. LNG development expenses are included in adjusted earnings and adjusted earnings per share in 2016.
(3)	After including a $17 million charge to reduce certain tax regulatory assets attributed to SONGS, the adjustment to loss from plant closure is a $21 million charge to earnings.

Sempra Energy 2017 Proxy Statement	79

(Dollars in millions, except per share amounts) Pretax amount Income tax expense (benefit) (1) Non- controlling interests Earnings Diluted EPS Sempra Energy GAAP Earnings Excluded items: Remeasurement gain in connection with GdC Gain on sale of EnergySouth Permanent release of pipeline capacity SDG&E and SoCalGas tax repairs adjustments related to 2016 GRC FD Impairment of investment in Rockies Express Impairment of TdM assets held for sale Deferred income tax expense associated with TdM Sempra Energy Adjusted Earnings Weighted-average number of shares outstanding, diluted (thousands) Sempra Energy GAAP Earnings Excluded items: Gain on sale of Mesquite Power block 2 SONGS plant closure adjustment Sempra Energy Adjusted Earnings Weighted-average number of shares outstanding, diluted (thousands) Sempra Energy GAAP Earnings Excluded item: SONGS plant closure loss(3) Sempra Energy Adjusted Earnings Weighted-average number of shares outstanding, diluted (thousands) Sempra Energy GAAP Earnings Excluded items: SONGS plant closure loss Retroactive impact of 2012 GRC for full year 2012 Sempra Energy Adjusted Earnings Weighted-average number of shares outstanding, diluted (thousands) % increase in GAAP EPS (EPS Growth Rate) in 2016 compared to 2015 % decrease in Adjusted EPS (Adjusted EPS Growth Rate) in 2016 compared to 2015 GAAP Three-Year (2013 to 2016) EPS CAGR Adjusted Three-Year (2013 to 2016) EPS CAGR Year ended December 31, 2016 $1,370$5.46 $(617)$185$82(350)(1.39) (130)52—  (78)(0.31) 206(83)—  1230.49 135(55)—  800.31 44(17)—  270.11 131(20)(21)900.36 —8(3)50.02 $1,267$5.05 251,155 Year ended December 31, 2015 $1,349$5.37 $(61)$25$—  (36)(0.14) (26)11—  (15)(0.06) $1,298(2) $5.17(2) 250,923 Year ended December 31, 2014 $1,161$4.63 $6$15$—  210.08 $1,182$4.71 250,655 Year ended December 31, 2013 $1,001$4.01 $200$(81)$—  1190.48 (129)52—  (77)(0.31) $1,043$4.18 249,332 2% (2)% 11% 7%

RECONCILIATION OF SEMPRA ENERGY 2016 GAAP EPS GUIDANCE RANGE TO SEMPRA ENERGY 2016 ADJUSTED EPS GUIDANCE RANGE (Unaudited)

Sempra Energy 2016 Adjusted EPS Guidance Range excludes:

•	$350 million noncash gain from the remeasurement of our equity method investment in GdC in connection with IEnova’s September 2016 acquisition of PEMEX’s 50-percent interest in GdC;

•	$78 million gain on the sale of EnergySouth, Inc.;

•	$(123) million losses from the permanent release of pipeline capacity at Sempra LNG & Midstream;

•	$(90) million impairment of assets held for sale at TdM and $(1) million in related deferred income tax expense;

•	$(80) million adjustments related to tax repairs deductions reallocated to ratepayers as a result of the 2016 GRC FD at SDG&E and SoCalGas; and

•	$(27) million impairment charge related to our investment in Rockies Express.

(1)	Income taxes were calculated based on applicable statutory tax rates, except for adjustments that are solely income tax. Income taxes on the impairment of TdM were calculated based on the applicable statutory tax rate, including translation from historic to current exchange rates.

Sempra Energy 2016 Adjusted EPS Guidance is a non-GAAP financial measure. Because of the significance and nature of the excluded items, management believes that this non-GAAP financial measure provides better clarity into the ongoing results of the business and the comparability of such results to prior and future periods and also as a base for projected EPS CAGR. Sempra Energy 2016 Adjusted EPS Guidance should not be considered an alternative to diluted EPS guidance determined in accordance with GAAP. The table above reconciles Sempra Energy 2016 Adjusted EPS Guidance Range to Sempra Energy 2016 EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

80	Sempra Energy 2017 Proxy Statement

(Dollars in millions, except per share amounts) Pretax amount Income tax expense (benefit) (1) Non- controlling interests Earnings Full Year 2016(1) Sempra Energy GAAP EPS Guidance Range Remeasurement gain in connection with GdC Gain on sale of EnergySouth Permanent release of pipeline capacity Losses related to TdM held for sale SDG&E and SoCalGas tax repairs adjustments related to 2016 GRC FD Impairment of Investment In Rockies Express Sempra Energy Adjusted EPS Guidance Range Assumed weighted-average number of shares outstanding, diluted (thousands) $5.00 to $5.40 $(617) $185 $82 $(350) (1.38) (1.38) (130) 52 —   (78) (0.31) (0.31) 206 (83) —   123 0.49 0.49 131 (19) (21) 91 0.36 0.36 135 (55) —   80 0.33 0.33 44 (17) —   27 0.11 0.11 $4.60 to $5.00 252,700

Appendix B

COMPANIES INCLUDED IN GENERAL INDUSTRY BENCHMARKING REVIEW (NON-FINANCIAL FORTUNE 500 COMPANIES IN AON HEWITT’S TCM DATABASE WITH REVENUES OF $5 BILLION TO $20 BILLION)

Note:	2016 financial data was not available for the following companies because they were acquired or are private companies: AGL Resources, Inc., Broadcom Corporation, Family Dollar Stores, Inc., Land O’ Lakes, Petsmart, Inc., and Spectra Energy Corp. Revenue and net income data for Dollar General Corporation, HD Supply and PVH Corp. are based on fiscal year 2015. Information for all other companies is based on fiscal year 2016.

Sempra Energy 2017 Proxy Statement	81

Company Company Company Company AbbVie Inc. CMS Energy Corporation Hormel Foods Corporation Petsmart, Inc. AECOM Technology Corporation Colgate-Palmolive Company Huntington Ingalls Industries PG&E Corporation Public Service Enterprise Group Incorporated The AES Corporation ConAgra Foods, Inc. Illinois Tool Works Inc. Agilent Technologies, Inc. Consolidated Edison, Inc. J.C. Penney Company, Inc. PVH Corp. AGL Resources Inc. Cummins Inc. JetBlue Airways Corporation Quest Diagnostics Incorporated Air Products and Chemicals, Inc. Jones Lang LaSalle Incorporated Dana Holding Corporation Realogy Corporation Altria Group Inc. Danaher Corporation Kellogg Company Reynolds American Inc. Ameren Corporation Darden Restaurants, Inc. Kelly Services, Inc. Rockwell Automation, Inc. American Electric Power Company, Inc. Dean Foods Company Kimberly-Clark Ryder System, Inc. Amgen Inc. Dollar General Corporation Kinder Morgan, Inc. The Sherwin-Williams Company Applied Materials, Inc. Dover Corporation Kohl’s Corporation Spectra Energy Corp Automatic Data Processing, Inc. L-3 Communications Holdings, Inc. DTE Energy Company Stanley Black & Decker, Inc. Avery Dennison Corporation Eastman Chemical Company Land O’Lakes Starbucks Corporation Avis Budget Group, Inc. Ecolab Inc. Marriott International, Inc. Stryker Corporation Avon Products, Inc. Edison International Masco Corporation SUPERVALU INC. Ball Corporation Eli Lilly and Company Mattel, Inc. Terex Corporation The Estee Lauder Companies Inc. Baxter International Inc. Mohawk Industries, Inc. Texas Instruments Incorporated Navistar International Corporation BorgWarner Inc. Family Dollar Stores, Inc. Textron Inc. Bristol-Myers Squibb Company FirstEnergy Corp. NCR Corporation Universal Health Services, Inc. Broadcom Corporation General Mills, Inc. NiSource Inc. VF Corporation Buckeye Partners, L.P. Genuine Parts Company Nordstrom, Inc. Visteon Corporation The Goodyear Tire & Rubber Company Calpine Corporation NRG Energy, Inc. W.W. Grainger, Inc. Calumet Specialty Products Partners, L.P. Hanesbrands Inc. Office Depot, Inc. WESCO International, Inc. Campbell Soup Company Harley-Davidson, Inc. ONEOK, Inc. Whirlpool Corporation CDW Corporation HD Supply Owens Corning The Williams Companies, Inc. Packaging Corporation of America Wyndham Worldwide Corporation CenterPoint Energy, Inc. The Hershey Company Cliffs Natural Resources Hilton Worldwide Parker-Hannifin Corporation YUM Brands, Inc. The Clorox Company

Appendix C

COMPANIES INCLUDED IN UTILITIES BENCHMARKING REVIEW (S&P 500 UTILITIES INDEX COMPANIES)

Note:	2016 financial data was not available for the following companies because they were acquired: AGL Resources, Inc. Pepco Holdings, Inc., and TECO Energy, Inc.

82	Sempra Energy 2017 Proxy Statement

Company Company Company The AES Corporation Edison International PG&E Corporation AGL Resources Inc. Entergy Corporation Pinnacle West Capital Corporation Ameren Corporation Exelon Corporation PPL Corporation American Electric Power Company, Inc. FirstEnergy Corp. Public Service Enterprise Group Incorporated CenterPoint Energy, Inc. NextEra Energy, Inc. SCANA Corporation CMS Energy Corporation NiSource Inc. Southern Company Consolidated Edison, Inc. NRG Energy, Inc. TECO Energy, Inc. Dominion Resources, Inc. ONEOK, Inc. WEC Energy Group, Inc. DTE Energy Company Pepco Holdings, Inc. Xcel Energy Inc. Duke Energy Corporation

Appendix D

PERFORMANCE-BASED ANNUAL BONUS PLAN — ADDITIONAL INFORMATION

PRE-DEFINED EARNINGS ADJUSTMENTS:

Consistent with the approach taken in prior years, the Compensation Committee also determined at the beginning of the year that the earnings calculation for annual bonus plan purposes would be adjusted as follows:

•	Exclude positive or negative impact of major changes in accounting rules that were unknown or unanticipated at the beginning of the year.

•	Exclude certain items that do not have a material adverse impact on the company’s stock price as determined by the Compensation Committee. Such items may include, but are not limited to:

•	the pro forma earnings impact of any acquisition or divestiture (other than divestitures related to individual renewable assets) to the extent the earnings impact of such acquisition or divestiture or related transaction and integration cost is not included in the Sempra Energy adjusted earnings target.

•	nonrecurring gains or losses related to Sempra Commodities, which was sold in 2010.

•	Exclude the variance from plan of the pro forma earnings impact of the GdC acquisition (GdC JV), including but not limited to the foreign exchange earnings or losses related to the deferred tax liability.

•	Exclude the variance from plan of earnings impacts resulting from an unfavorable regulatory decision related to the SDG&E and SoCalGas tax repairs allowance issue.

•	Exclude the variance from plan of earnings impacts related to tax equity financing at Sempra U.S. Gas and Power.

•	Exclude the variance from plan of costs associated with corporate optimization efforts.

•	Include 10 percent of any gains or losses from the sale of assets and impairments in connection with a sale to the extent the earnings impact of such item is not included in the performance-based annual bonus plan earnings target. This is because the Compensation Committee believes that the impact of asset sales should be measured primarily through stock price. Most of the impact would then be reflected in the long-term incentive plan.

•	Include up to 10 percent of:

•	the impact of wildfire litigation.

•	the earnings impact of any impairment of SONGS or any recoveries from third parties, litigation costs, or any related earnings effect from purchased replacement power.

Sempra Energy 2017 Proxy Statement	83

Appendix D, continued

DETAIL – 2016 PERFORMANCE-BASED ANNUAL BONUS PLAN PERFORMANCE MEASURES AND RESULTS

84	Sempra Energy 2017 Proxy Statement

Goals 2016 Performance Measures Weight Minimum Target Maximum Actual Performance Financial: Sempra Energy Earnings (Dollars in Millions) 85% $1,193 $1,242 $1,314 $1,283 Subtotal: Financial 85% 133.4% Safety: Sempra International – Safety (Total Recordable Incident Rate) 1.00% 1.92 1.74 1.57 0.94 Sempra International – Safety (Lost Time Accident Rate) 1.00% 1.30 1.18 1.06 0.58 Sempra International – Subtotal 2.00% 4.00% Sempra USG&P – Safety (OSHA Lost Time Incident Rate) 1.80% 0.8 0.5 0.00 Sempra USG&P – Contractor Safety (OSHA Recordable Injury Rate) 0.20% 3.7 2.8 1.2 Sempra USG&P – Subtotal 2.00% 4.00% Sempra LNG – Cameron LNG (Total Recordable Incident Rate) 2.00% 0.45 0.23 0.15 0.23 Sempra LNG – Subtotal 2.00% 2.00% SDG&E – Employee Safety (OSHA Recordable Injury Rate) 0.34% 2.45 1.90 2.10 SDG&E – Employee Safety (OSHA Lost Time Incident Rate) 0.26% 0.7 0.45 0.54 SDG&E – Contractor Safety (OSHA Recordable Injury Rate) 0.09% 2.8 2.6 2.07 SDG&E – Pipeline Safety Enhancement Program – Miles Remediated 0.21% 4 miles 5 miles 7 miles 7.1 miles SDG&E – Pipeline Safety Enhancement Program – Number of Valves Retrofitted 0.21% 4 valves 5 valves 6 valves 6 valves SDG&E – Distribution System Integrity – Miles of Non-State-of-the-Art Pipe Replaced 0.43% 5.5 6.5 7.5 8.6 miles SDG&E – Safety (Major Electric Safety Projects – Number of goals achieved out of four) 1.03% 1 2 3 4 projects SDG&E – Safety (System Average Duration Interruption Index) 0.43% 64 62 60 72.24 SDG&E – Subtotal 3.00% 4.71% SoCalGas – Employee Safety (OSHA Recordable Injury Rate) 0.51% 3.62 2.98 3.18 SoCalGas – Employee Safety (OSHA Lost Time Incident Rate) 0.26% 1.24 0.98 0.94 SoCalGas – Contractor Safety (OSHA Lost Time Incident Rate) 0.09% 2.6 1.8 0.99 SoCalGas – Pipeline Safety Enhancement Program – Miles of Phase 1 Pipe Remediated 0.51% 20 miles 30 miles 40 miles 40 miles SoCalGas – Pipeline Safety Enhancement Program – Number of Valves Retrofitted 0.43% 35 valves 45 valves 60 valves 56 valves SoCalGas – Distribution System Integrity – Main and Service Replacement 0.43% 150 miles 175 miles 200 miles 189 miles SoCalGas – Advanced Meter Installations (Cumulative Meter Installations) 0.43% 5,380,000 5,480,000 5,580,000 5,796,873 SoCalGas – Storage Integrity Management Program (Wells Inspected under program) 0.34% 20 25 30 33 SoCalGas – Subtotal 3.00% 5.38% Subtotal: Safety 12% 20.08% Customer Service & Stakeholders: SDG&E – Customer Connections Survey Index 0.5% 52% 56% 60% 59.2% SDG&E – Self-Service 0.5% 56% 57% 58% 58.1% SDG&E – Supplier Diversity 0.5% 32% 35% 38% 43% SoCalGas – Customer Insight Study 0.6% 74.8% 77.6% 80.3% 76.9% SoCalGas – Customer Experience Survey 0.7% 76.4% 77.2% 78.0% 76.0% SoCalGas – Supplier Diversity 0.2% 32% 35% 38% 34.96% Subtotal: Customer Service & Stakeholders 3% 3.55% TOTAL 100% Actual Performance as a Percent of Target 157.0%

Directions

Sempra Energy Annual Shareholders Meeting

May 12, 2017

The Island Hotel

690 Newport Center Drive

Newport Beach, California 92660

Tel: 949-759-0808

Parking at the hotel is by valet only. The cost of valet parking, including gratuity, will be covered by Sempra Energy.

From the North:

Take Route 5 or 405 south to the 55 Freeway south. Take the 55 Freeway south to 73 south. Exit Jamboree Road and turn right. Proceed southbound on Jamboree Road 1.5 miles to San Joaquin Hills Road and turn left. Turn right on Santa Cruz Drive, and the hotel will be on your left. Signs/staff will direct you to the complimentary valet parking and the ballroom entrance.

From the South:

Take Route 5 north to 405 north, then exit on Jamboree Road and turn left. Proceed southbound on Jamboree Road 4 miles to San Joaquin Hills Road and turn left. Turn right on Santa Cruz Drive, and the hotel will be on your left. Signs/staff will direct you to the complimentary valet parking and the ballroom entrance.

Sempra Energy 2017 Proxy Statement	85

488 8th Ave.

San Diego, CA 92101

sempra.com

© 2017 Sempra Energy. All copyright

and trademark rights reserved.

Sempra Energy 2017 Annual Shareholders Meeting

Friday, May 12, 2017 - 9:00 a.m.

The Island Hotel

690 Newport Center Drive, Newport Beach, California 92660

Directions to the meeting are located at the end of the Proxy Statement

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Check-in will begin at 8:00 a.m.

Cameras, tape recorders and similar devices will not be allowed in the meeting room.

YOUR VOTE IS IMPORTANT:

Even if you plan to attend the Annual Meeting in person,

please vote your shares by proxy, telephone or Internet prior to the meeting.

SEMPRA ENERGY

ANNUAL SHAREHOLDERS MEETING — MAY 12, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your voting instructions by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on the reverse side of this proxy card.

DEBRA L. REED and MARTHA B. WYRSCH, jointly or individually and with full power to act without the other and with full power of substitution, are authorized to represent and vote the shares of the undersigned at the Sempra Energy 2017 Annual Shareholders Meeting, and at any adjournment or postponement thereof, in the manner directed on the reverse side of this card and in their discretion on all other matters that may properly come before the meeting.

If you are a participant in the Sempra Energy Savings Plan, Southern California Gas Company Retirement Savings Plan or San Diego Gas & Electric Company Savings Plan (together, the “401(k) Plans”), this proxy card constitutes your instructions to T. Rowe Price, the 401(k) Plans’ trustee, as to the vote of the shares of Company common stock in your plan accounts. If you do not submit valid and timely voting instructions, Evercore Trust Company, the independent fiduciary and investment manager for the Company common stock in your plan accounts, will direct the vote of your shares in its discretion.

(Continued and to be signed on the reverse side)

1.1	14475

SEMPRA ENERGY

ANNUAL SHAREHOLDERS MEETING

May 12, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown to the right.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown to the right.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Note: If you hold shares as a participant in the Company’s 401(k) Plans, your proxy voting instructions must be received no later than 8:00 AM Eastern time on May 9, 2017.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting, proxy statement, proxy card and annual report to shareholders are available at http://www.astproxyportal.com/ast/Sempra.

Ü  Please detach along perforated line and mail in the envelope provided if you are not voting by telephone or the Internet.  Ü

051217

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).

IF PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, AND 3 AND “1 YEAR” FOR ITEM 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES.						FOR	AGAINST	ABSTAIN
1. Election of Directors:				09. Debra L. Reed		☐	☐	☐
	FOR	AGAINST	ABSTAIN	10. William C. Rusnack		☐	☐	☐
01. Alan L. Boeckmann	☐	☐	☐	11. Lynn Schenk		☐	☐	☐
02. Kathleen L. Brown	☐	☐	☐	12. Jack T. Taylor		☐	☐	☐
03. Andrés Conesa	☐	☐	☐	13. James C. Yardley		☐	☐	☐
04. Maria Contreras-Sweet	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.
05. Pablo A. Ferrero	☐	☐	☐			FOR	AGAINST	ABSTAIN
06. William D. Jones	☐	☐	☐	2. Ratification of Independent Registered Public Accounting Firm.		☐	☐	☐
07. Bethany J. Mayer	☐	☐	☐	3. Advisory Approval of Our Executive Compensation.		☐	☐	☐
08. William G. Ouchi	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “1 YEAR” FOR PROPOSAL 4.
					1 year	2 years	3 years	ABSTAIN
				4. Advisory Approval of How Often Shareholders Will Vote on Our Executive Compensation.	☐	☐	☐	☐

				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	MARK “X” HERE IF YOU WANT CONFIDENTIAL VOTING.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.